                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor,

                           NATIONAL CITY MORTGAGE CO.
                            Servicer and Originator,

                                       and

                             WELLS FARGO BANK, N.A.
                                     Trustee

                                   ----------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 2006

                                   ----------

           MERRILL LYNCH MORTGAGE INVESTORS TRUST SERIES MLMI 2006-F1
                       MORTGAGE PASS-THROUGH CERTIFICATES

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I. DEFINITIONS...................................................     2
   Section 1.01. Definitions.............................................     2
   Section 1.02. Calculations Respecting Mortgage Loans..................    29

ARTICLE II. DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES...............    29
   Section 2.01. Creation and Declaration of Trust Fund;
                 Conveyance of Mortgage Loans............................    29
   Section 2.02. Acceptance of Trust Fund by Trustee; Review of
                 Documentation for Trust Fund............................    32
   Section 2.03. Representations and Warranties of the Depositor,
                 the Servicer and the Originator.........................    33
   Section 2.04. Discovery of Breach; Repurchase or Substitution
                 of Mortgage Loans.......................................    38
   Section 2.05. Grant Clause............................................    40

ARTICLE III. THE CERTIFICATES............................................    41
   Section 3.01. The Certificates........................................    41
   Section 3.02. Registration............................................    42
   Section 3.03. Transfer and Exchange of Certificates...................    42
   Section 3.04. Cancellation of Certificates............................    45
   Section 3.05. Replacement of Certificates.............................    45
   Section 3.06. Persons Deemed Owners...................................    46
   Section 3.07. Temporary Certificates..................................    46
   Section 3.08. Appointment of Paying Agent.............................    46
   Section 3.09. Book-Entry Certificates.................................    47

ARTICLE IV. ADMINISTRATION OF THE TRUST FUND.............................    48
   Section 4.01. Collection Account; Certificate Account.................    48
   Section 4.02. Reports to Trustee and Certificateholders...............    49

ARTICLE V. DISTRIBUTIONS TO HOLDERS OF CERTIFICATES......................    51
   Section 5.01. Distributions Generally.................................    51
   Section 5.02. Distributions from the Certificate Account..............    52
   Section 5.03. Allocation of Losses....................................    57
   Section 5.04. Allocation of Certain Interest Shortfalls...............    57
   Section 5.05. Subordination...........................................    58

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 5.06. Advances................................................    58

ARTICLE VI. CONCERNING THE TRUSTEE; EVENTS OF DEFAULT....................    58
   Section 6.01. Duties of Trustee.......................................    58
   Section 6.02. Certain Matters Affecting the Trustee...................    60
   Section 6.03. Trustee Not Liable for Certificates.....................    61
   Section 6.04. Trustee May Own Certificates............................    62
   Section 6.05. Eligibility Requirements for Trustee....................    62
   Section 6.06. Resignation and Removal of Trustee......................    62
   Section 6.07. Successor Trustee.......................................    63
   Section 6.08. Merger or Consolidation of Trustee......................    63
   Section 6.09. Appointment of Co-Trustee, Separate Trustee or
                 Custodian...............................................    64
   Section 6.10. Authenticating Agents...................................    65
   Section 6.11. Indemnification of Trustee..............................    66
   Section 6.12. Fees and Expenses of the Trustee........................    66
   Section 6.13. Collection of Monies....................................    66
   Section 6.14. Events of Default; Trustee To Act; Appointment
                 of Successor............................................    66
   Section 6.15. Additional Remedies of Trustee Upon Event of Default....    68
   Section 6.16. Waiver of Defaults......................................    69
   Section 6.17. Notification to Holders.................................    69
   Section 6.18. Directions by Certificateholders and Duties of
                 Trustee During Event of Default.........................    69
   Section 6.19. Preparation of Tax Returns and Other Reports............    70

ARTICLE VII. PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE
   TRUST FUND............................................................    70
   Section 7.01. Purchase of Mortgage Loans; Termination of Trust
                 Fund Upon Purchase or Liquidation of All Mortgage
                 Loans...................................................    70
   Section 7.02. Procedure Upon Termination of Trust Fund................    70
   Section 7.03. Additional Trust Fund Termination Requirements..........    71

ARTICLE VIII. RIGHTS OF CERTIFICATEHOLDERS...............................    71
   Section 8.01. Limitation on Rights of Holders.........................    71
   Section 8.02. Access to List of Holders...............................    72
   Section 8.03. Acts of Holders of Certificates.........................    72

ARTICLE IX. ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS...........    74

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 9.01. Servicer to Act as Servicer.............................    74
   Section 9.02. Title, Management and Disposition of REO Property.......    75
   Section 9.03. Trustee and Depositor's Right to Examine
                 Servicer Records........................................    76
   Section 9.04. Legal Proceedings Involving the Servicer and/or
                 the Mortgage Loans......................................    77
   Section 9.05. Material Changes........................................    77
   Section 9.06. Servicer Shall Provide Information as
                 Reasonably Required.....................................    78
   Section 9.07. Servicer Not to Resign..................................    78
   Section 9.08. Collection Accounts and Escrow Accounts.................    78
   Section 9.09. Assumption Processing...................................    79
   Section 9.10. Books and Records.......................................    79
   Section 9.11. Annual Statement as to Compliance.......................    79
   Section 9.12. [RESERVED]..............................................    79
   Section 9.13. Reports on Assessment of Compliance and Attestation.....    80
   Section 9.14. Servicing Compensation..................................    81
   Section 9.15. Indemnification.........................................    82
   Section 9.16. Non Solicitation........................................    83
   Section 9.17. Successor to the Servicer...............................    83
   Section 9.18. Statements to the Trustee...............................    84
   Section 9.19. Merger or Consolidation of the Servicer.................    84
   Section 9.20. Limitation on Liability of the Servicer.................    84
   Section 9.21. Periodic Filings........................................    84
   Section 9.22. Maintenance of Hazard Insurance and Errors and
                 Omissions and Fidelity Coverage.........................    90

ARTICLE X. REMIC ADMINISTRATION..........................................    91
   Section 10.01. REMIC Administration...................................    91
   Section 10.02. Prohibited Transactions and Activities.................    93
   Section 10.03. Indemnification with Respect to Prohibited
                  Transactions or Loss of REMIC Status...................    93
   Section 10.04. REO Property...........................................    94

ARTICLE XI. MISCELLANEOUS PROVISIONS.....................................    94
   Section 11.01. Binding Nature of Agreement; Assignment................    94
   Section 11.02. Entire Agreement.......................................    94

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 11.03. Amendment..............................................    95
   Section 11.04. Voting Rights..........................................    96
   Section 11.05. Provision of Information...............................    96
   Section 11.06. Governing Law..........................................    96
   Section 11.07. Notices................................................    96
   Section 11.08. Severability of Provisions.............................    97
   Section 11.09. Indulgences; No Waivers................................    97
   Section 11.10. Headings Not To Affect Interpretation..................    97
   Section 11.11. Benefits of Agreement..................................    97
   Section 11.12. Special Notices to the Rating Agencies.................    97
   Section 11.13. [RESERVED].............................................    98
   Section 11.14. Counterparts...........................................    98
   Section 11.15. No Petitions...........................................    98
   Section 11.16. Compliance with Regulation AB..........................    99

EXHIBITS

Exhibit A    Form of Certificates
Exhibit B    Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit C    Form of Residual Certificate Transfer Affidavit (Transferor)
Exhibit D-1  Standard Layout for Monthly Remittance Advice
Exhibit D-2  Standard Layout for Monthly Defaulted Loan Report
Exhibit E    Mortgage Loan Sale and Assignment Agreement
Exhibit F    List of Limited Purpose Surety Bonds
Exhibit G    Form of Rule 144A Transfer Certificate
Exhibit H    Form of Purchaser's Letter for Institutional Accredited Investor
Exhibit I    Form of ERISA Transfer Affidavit
Exhibit J    Form of Letter of Representations with the Depository Trust Company
Exhibit K    Form of Initial Certification
Exhibit L    Form of Final Certification
Exhibit M    List of Servicing Officers
Exhibit N    Request for Release
Exhibit O    [Reserved]
Exhibit P    [Reserved]
Exhibit Q    Form of Trustee Back-up Certification
Exhibit R    Form of Officer's Certificate
Exhibit S-1  Form of Assessment of Compliance
Exhibit S-2  Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit T    Form of Sarbanes-Oxley Certification
Exhibit U    Additional Disclosure Notification
Exhibit V    Form of Officer's Certificate of [Servicer][Trustee]
Exhibit W    Items for Form 8-K
Exhibit X    Items for Form 10-D
Exhibit Y    Items for Form 10-K
Schedule A   Mortgage Loan Schedule
Schedule B   Mortgage Loan Representations and Warranties
Schedule C   Planned Principal Balance Schedule
Schedule D   Targeted Principal Balance Schedule

     This POOLING AND SERVICING AGREEMENT, dated as of April 1, 2006 (the "Agreement"), by and among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), NATIONAL CITY MORTGAGE CO., an Ohio corporation, as servicer (the "Servicer") and originator (the "Originator"), and WELLS FARGO BANK, N.A., as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

     The Depositor has acquired the Mortgage Loans from the Sponsor and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by the Depositor to the Trustee hereunder for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trustee as consideration for the Depositor's transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Sponsor in the Mortgage Loan Sale and Assignment Agreement and in this Agreement and all covenants and agreements made by the Depositor, the Servicer and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor, the Servicer and the Trustee are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     As provided herein, the Trustee shall elect that the Trust Fund be treated for federal income tax purposes as comprising a real estate mortgage investment conduit (a "REMIC" or, in the alternative, the "Upper Tier REMIC"). The Certificates, other than the Class R Certificate, shall represent ownership of regular interests in the Upper Tier REMIC. The Class R Certificate represents the sole class of residual interest in the Upper Tier REMIC.

     The Upper Tier REMIC shall hold as its assets the property of the Trust
Fund.

     Each Upper Tier REMIC Regular Interest is hereby designated as a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions.

     The Class R Certificate is hereby designated as the sole class of residual interest in the Upper Tier REMIC for purposes of the REMIC provisions.

THE CERTIFICATES

     The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount, and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.

               Related Class or Classes
   Class      of interests in the Upper    Certificate    Initial Class Principal   Minimum Denominations or
Designation           Tier REMIC          Interest Rate            Amount              Percentage Interest
-----------   -------------------------   -------------   -----------------------   ------------------------
Class I-A1            Class I-A1               (1)              $59,996,000                $ 25,000.00
Class I-A2            Class I-A2               (1)              $15,704,000                $ 25,000.00
Class I-A3            Class I-A3               (1)              $26,633,000                $ 25,000.00

               Related Class or Classes
   Class      of interests in the Upper    Certificate    Initial Class Principal   Minimum Denominations or
Designation           Tier REMIC          Interest Rate            Amount              Percentage Interest
-----------   -------------------------   -------------   -----------------------   ------------------------
Class I-A4            Class I-A4               (1)              $20,027,000                $ 25,000.00
Class I-A5            Class I-A5               (1)              $ 5,377,000                $ 25,000.00
Class I-A6            Class I-A6               (1)              $57,092,000                $ 25,000.00
Class I-A7            Class I-A7               (1)              $13,576,000                $ 25,000.00
Class I-A8            Class I-A8               (1)              $18,632,000                $ 25,000.00
Class IO               Class IO                (1)              $ 7,222,630                $ 25,000.00
Class PO               Class PO                (2)              $ 2,228,207                $ 25,000.00
Class R                Class R                 (1)              $       100                        100%
Class M-1             Class M-1                (1)              $ 3,743,000                $ 25,000.00
Class M-2             Class M-2                (1)              $ 1,361,000                $ 25,000.00
Class M-3             Class M-3                (1)              $   907,000                $ 25,000.00
Class B-1             Class B-1                (1)              $   681,000                $100,000.00
Class B-2             Class B-2                (1)              $   567,000                $100,000.00
Class B-3             Class B-3                (1)              $   340,545                $100,000.00

(1) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class I-A1, Class I-A2, Class I-A3, Class I-A4, Class I-A5, Class I-A6, Class I-A7, Class I-A8, Class IO, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R Certificates will be 6.00%.

(2) The Class PO Certificates are principal-only certificates and are not entitled to payments of interest.

     As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $$226,864,853.79.

     In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions.

     The following words and phrases, unless the context otherwise requires, shall have the following meanings:

     10-K Filing Deadline: As set forth in Section 9.21(h).

     Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

     Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

     Accountant's Attestation: As defined in Section 9.13.

     Accrual Period: With respect to any Distribution Date, the calendar month immediately preceding the month in which the related Distribution Date occurs. Interest shall accrue on all Classes of Certificates on the basis of a 360-day year consisting of twelve 30-day months.

     Additional Disclosure Notification: The form of notice set forth in Exhibit U.

     Additional Form 10-D Disclosure: As defined in Section 9.21.

     Additional Form 10-K Disclosure: As set forth in Section 9.21.

     Adjustment Date: As to any Mortgage Loan, the date on which the related Mortgage Rate adjusts in accordance with the terms of the related Mortgage Note.

     Advance: With respect to a Mortgage Loan, the payments required to be made by the Trustee solely in its capacity as successor servicer or by the Servicer with respect to any Distribution Date pursuant to this Agreement, the amount of any such payment being equal to the aggregate of the payments of principal and interest (net of the applicable Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payment that either the Trustee or the Servicer has determined would constitute Nonrecoverable Advances if advanced.

     Adverse REMIC Event: As defined in Section 10.01(f) hereof.

     Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Ancillary Fees: With respect to any Mortgage Loan, (i) all late charges,
(ii) all returned-item charges (e.g. insufficient funds charges) and (iii) modification or conversion fees.

     Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan.

     Assessment of Compliance: As defined in Section 9.13.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

     Authenticating Agent: The Trustee or any authenticating agent appointed by the Trustee pursuant to Section 6.10 until any successor authenticating agent for the Certificates is named, and thereafter "Authenticating Agent" shall mean any such successor.

     Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Depositor.

     Available Distribution Amount: With respect to any Distribution Date, the total amount of all cash received by the Trustee on the Mortgage Loans from the Servicer or otherwise through the Servicer Remittance Date for deposit into the Certificate Account in respect of such Distribution Date, including (1) all scheduled installments of interest (net of the Servicing Fee) and principal collected on the Mortgage Loans and due during the Due Period related to such Distribution Date, together with any Advances in respect thereof, (2) all Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries from the Mortgage Loans, in each case for such Distribution Date, (3) all partial or full Principal Prepayments, together with any accrued interest thereon, identified as having been received from the related Mortgage Loans during the related Prepayment Period, (4) any amounts received from the Servicer in respect of Prepayment Interest Shortfalls with respect to the Mortgage Loans; and (5) the aggregate Purchase Price of all Defective Mortgage Loans and Converted Mortgage Loans (if any) purchased from the Trust Fund during the related Prepayment Period, minus:

     (A) all related fees, charges and amounts payable or reimbursable to the Trustee under this Agreement, to the extent that, if paid by the Trust Fund, such fees, charges or other amounts would constitute "unanticipated expenses" (within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)) of any of the REMICs provided for herein and up to an aggregate maximum amount equal to $300,000 annually; provided, such annual aggregate maximum amount shall exclude
(i) any Servicing Transfer Costs, or amounts reimbursable to the Servicer under this Agreement and (ii) any costs, damages or expenses incurred by the Trustee in connection with any "high cost" home loans or any predatory or abusive lending laws, which amounts shall in no case be subject to any such limitation;

     (B) in the case of (2), (3), (4) and (5) above, any related unreimbursed expenses incurred by the Servicer in connection with a liquidation or foreclosure and any unreimbursed Advances or Servicing Advances due to the Servicer (or, pursuant to Section 5.04, the Trustee);

     (C) any related unreimbursed Nonrecoverable Advances due to the Servicer (or, pursuant to Section 5.04, the Trustee); and

     (D) in the case of (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

     Back-Up Certification: As set forth in Section 9.21(k).

     Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

     Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

     Book-Entry Certificates: Beneficial interests in Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a Book-Entry Termination whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be "Book-Entry Certificates." As of the Closing Date, the following Classes of Certificates constitute Book-Entry
Certificates: Class I-A1, Class I-A2, Class I-A3, Class I-A4, Class I-A5, Class I-A6, Class I-A7, Class I-A8, Class IO, Class PO, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3.

     Book-Entry Termination: The occurrence of any of the following events: (i) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book Entry Certificates, and the Depositor is unable to locate a qualified successor; or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Clearing Agency.

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York or, if other than New York, any city in which the Corporate Trust Office of the Trustee is located, or the States of Maryland or Minnesota, are authorized or obligated by law or executive order to be closed.

     Carry-Over Subordinated Principal Amount: As of any Distribution Date, with respect to any Class of Class B Certificates, an amount, if any, equal to the amount of principal distributable to such Class on any prior Distribution Date that has not been so distributed.

     Certificate: Any one of the certificates signed by the Trustee and authenticated by the Authenticating Agent in substantially the forms attached hereto as Exhibit A.

     Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.01 in the name of the Trustee for the benefit of the Certificateholders and designated "Certificate Account of Wells Fargo Bank, N.A., as Trustee, for the benefit of Merrill Lynch Mortgage Investors Trust Series MLMI 2006-F1 Holders of Mortgage Pass-Through Certificates." Funds in the Certificate Account (exclusive of any earnings on investments made with funds deposited in the Certificate Account) shall be held in trust for the Trustee and the Certificateholders for the uses and purposes set forth in this Agreement.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     Certificate Principal Amount: With respect to any Certificate, at the time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, less (i) the amount of all principal distributions previously made with respect to such Certificate; and (ii) all Realized Losses allocated to such Certificate. Notwithstanding the foregoing, on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Amount of any Class of Certificates then outstanding for which any Realized Loss has been applied will be increased, in order of seniority, by an amount equal to the lesser of (i) the amount such Class of Certificates has been written down in respect of Realized Losses, to the extent not previously offset by increases in Certificate Principal Amount pursuant to this sentence and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced (x) by the amount of the increase in the Certificate Principal Amount of any more senior Class of Certificates pursuant to this sentence on such Distribution Date and (y) to reflect a proportionate amount of the increase in the Certificate Principal Amount of any pari passu Class of Certificates on such Distribution Date pursuant to this sentence). For purposes of Article V hereof, unless specifically provided to the contrary, Certificate Principal Amounts shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such date.

     Certificate Rate: The per annum rate of interest borne by each Class of Certificates (other than the Class PO Certificates), which rate shall equal 6.00% on the outstanding Certificate Principal Amount of such Class. Interest with respect to each Class of Certificates (other than the Class PO Certificates) at the related Certificate Rate shall be calculated based on a year of 360 days comprised of twelve 30-day months.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

     Certificateholder: The meaning provided in the definition of "Holder."

     Certifying Person: As set forth in Section 9.21(k).

     Class: Collectively, Certificates bearing the same class designation. In the case of the Upper Tier REMIC, the term "Class" refers to all REMIC Interests having the same alphanumeric designation.

     Class B Certificate: Any of the Class B-1, Class B-2 and Class B-3 Certificates.

     Class IO Notional Amount: With respect to any Distribution Date, an amount equal to (1) the product of (a) the weighted average of the Net Mortgage Rates of all Mortgage Loans (excluding the Discount Mortgage Loans) minus the Remittance Rate and (b) the aggregate Scheduled Principal Balance of all Mortgage Loans (excluding the Discount Mortgage Loans) divided by (2) the Remittance Rate. The initial Class IO Notional Amount will be approximately $7,222,630.

     Class M Certificate: Any of the Class M-1, Class M-2 and Class M-3 Certificates.

     Class R Certificate: The Class R Certificate executed by the Trustee, and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A, and evidencing the ownership of the residual interest in the Upper Tier REMIC.

     Class R Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the outstanding Certificate Principal Amount of the Class R Certificate minus (i) any Non-Supported Interest Shortfall allocated to the Class R Certificate on such Distribution Date pursuant to Section 5.02, (ii) any Realized Loss Interest Shortfall allocated to the Class R Certificates on such Distribution Date pursuant to Section 5.04(a) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class R Certificates on such Distribution Date pursuant to Section 5.04(b).

     Class R Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class R Interest Accrual Amount over the amount actually distributed to the Class R Certificateholders on such Distribution Date pursuant to Section 5.02(b)(i)(J).

     Class I-A Certificates: The Class I-A1, Class I-A2, Class I-A3, Class I-A4, Class I-A5, Class I-A6, Class I-A7, Class I-A8, Class IO, Class PO and Class R Certificates, referred to collectively.

     Class I-A1 Certificate: Any one of the Class I-A1 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Subordinate Certificates, substantially in the form of the Class I-A1 Certificate set forth in Exhibit A hereto.

     Class I-A1 Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the outstanding Certificate Principal Amount of the Class I-A1 Certificates minus (i) any Non-Supported Interest Shortfall allocated to the Class I-A1 Certificates on such Distribution Date pursuant to Section 5.02, (ii) any Realized Loss Interest Shortfall allocated to the Class I-A1 Certificates on such Distribution Date pursuant to
Section 5.04(a) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A1 Certificates on such Distribution Date pursuant to
Section 5.04(b).

     Class I-A1 Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A1 Interest Accrual Amount over the amount actually distributed to the Class I-A1 Certificateholders on such Distribution Date pursuant to Section 5.02(b)(i)(A).

     Class I-A2 Certificate: Any one of the Class I-A2 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Subordinate Certificates, substantially in the form of the Class I-A2 Certificate set forth in Exhibit A hereto.

     Class I-A2 Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the outstanding Certificate Principal Amount of the Class I-A2 Certificates minus (i) any Non-Supported Interest Shortfall allocated to the Class I-A2 Certificates on such Distribution Date pursuant to Section 5.02, (ii) any Realized Loss Interest Shortfall allocated to the Class I-A2 Certificates on such Distribution Date pursuant to
Section 5.04(a) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A2 Certificates on such Distribution Date pursuant to
Section 5.04(b).

     Class I-A2 Lockout Principal Distribution Amount: For any Distribution Date on or before the Distribution Date in April 2011, 0%, and for any Distribution Date thereafter, the lesser of (i) the principal amount of the Class I-A2 Certificates and (ii) the sum of (A) the product of (1) the Class I-A2 Percentage and (2) the amounts referred to in clause (a) of the Non-PO Senior Optimal Principal Amount and (B) the product of (1) the Shift Percentage, (2) the Class I-A2 Percentage and (3) the amounts referred to in clauses (b), (c), (d) and (e) of the Non-PO Senior Optimal Principal Amount.

     Class I-A2 Percentage: The percentage obtained by dividing (i) the outstanding principal balance of the Class I-A2 Certificates by (ii) the aggregate outstanding principal balance of the Class I-A1, Class I-A2, Class I-A3, Class I-A4, Class I-A5, Class I-A6, Class I-A7 and Class I-A8 Certificates, in each case immediately prior to the Distribution Date.

     Class I-A2 Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A2 Interest Accrual Amount over the amount actually distributed to the Class I-A2 Certificateholders on such Distribution Date pursuant to Section 5.02(b)(i)(B).

     Class I-A3 Certificate: Any one of the Class I-A3 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Subordinate Certificates, substantially in the form of the Class I-A3 Certificate set forth in Exhibit A hereto.

     Class I-A3 Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the outstanding Certificate Principal Amount of the Class I-A3 Certificates minus (i) any Non-Supported Interest Shortfall allocated to the Class I-A3 Certificates on such Distribution Date pursuant to Section 5.02, (ii) any Realized Loss Interest Shortfall allocated to the Class I-A3 Certificates on such Distribution Date pursuant to
Section 5.04(a) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A3 Certificates on such Distribution Date pursuant to
Section 5.04(b).

     Class I-A3 Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A3 Interest Accrual Amount over the amount actually distributed to the Class I-A3 Certificateholders on such Distribution Date pursuant to Section 5.02(b)(i)(C).

     Class I-A4 Certificate: Any one of the Class I-A4 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Subordinate Certificates, substantially in the form of the Class I-A4 Certificate set forth in Exhibit A hereto.

     Class I-A4 Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the outstanding Certificate Principal Amount of the Class I-A4 Certificates minus (i) any Non-Supported Interest Shortfall allocated to the Class I-A4 Certificates on such Distribution Date pursuant to Section 5.02, (ii) any Realized Loss Interest Shortfall allocated to the Class I-A4 Certificates on such Distribution Date pursuant to
Section 5.04(a) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A4 Certificates on such Distribution Date pursuant to
Section 5.04(b).

     Class I-A4 Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A4 Interest Accrual Amount over the amount actually distributed to the Class I-A4 Certificateholders on such Distribution Date pursuant to Section 5.02(b)(i)(D).

     Class I-A5 Accretion Termination Date: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate principal balance of the Subordinate Certificates has been reduced to zero and
(ii) the first Distribution Date on which the principal balance of the Class I-A4 Certificate has been reduced to zero.

     Class I-A5 Accrual Amount: An amount equal to the accrued interest that would otherwise be distributable in respect of the Class I-A5 Certificates on such Distribution Date, which will be added to the principal balance of the Class I-A5 Certificates (such amount thereafter to accrue interest at the applicable Certificate Rate).

     Class I-A5 Certificate: Any one of the Class I-A5 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Subordinate Certificates, substantially in the form of the Class I-A5 Certificate set forth in Exhibit A hereto.

     Class I-A5 Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the outstanding Certificate Principal Amount of the Class I-A5 Certificates minus (i) any Non-Supported Interest Shortfall allocated to the Class I-A5 Certificates on such Distribution Date pursuant to Section 5.02, (ii) any Realized Loss Interest Shortfall allocated to the Class I-A5 Certificates on such Distribution Date pursuant to
Section 5.04(a) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A5 Certificates on such Distribution Date pursuant to
Section 5.04(b).

     Class I-A5 Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A5 Interest Accrual Amount over the amount actually distributed to the Class I-A5 Certificateholders on such Distribution Date pursuant to Section 5.02(b)(i)(E).

     Class I-A6 Certificate: Any one of the Class I-A6 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Subordinate Certificates, substantially in the form of the Class I-A6 Certificate set forth in Exhibit A hereto.

     Class I-A6 Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the outstanding Certificate Principal Amount of the Class I-A6 Certificates minus (i) any Non-Supported Interest Shortfall allocated to the Class I-A6 Certificates on such Distribution Date pursuant to Section 5.02, (ii) any Realized Loss Interest Shortfall allocated to the Class I-A6 Certificates on such Distribution Date pursuant to
Section 5.04(a) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A6 Certificates on such Distribution Date pursuant to
Section 5.04(b).

     Class I-A6 Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A6 Interest Accrual Amount over the amount actually distributed to the Class I-A6 Certificateholders on such Distribution Date pursuant to Section 5.02(b)(i)(F).

     Class I-A7 Certificate: Any one of the Class I-A7 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Subordinate Certificates, substantially in the form of the Class I-A7 Certificate set forth in Exhibit A hereto.

     Class I-A7 Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the outstanding Certificate Principal Amount of the Class I-A7 Certificates minus (i) any Non-Supported Interest Shortfall allocated to the Class I-A7 Certificates on such Distribution Date pursuant to Section 5.02, (ii) any Realized Loss Interest Shortfall allocated to the Class I-A7 Certificates on such Distribution Date pursuant to
Section 5.04(a) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A7 Certificates on such Distribution Date pursuant to
Section 5.04(b).

     Class I-A7 Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A7 Interest Accrual Amount over the amount actually distributed to the Class I-A7 Certificateholders on such Distribution Date pursuant to Section 5.02(b)(i)(G).

     Class I-A8 Certificate: Any one of the Class I-A8 Certificates, executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Subordinate Certificates, substantially in the form of the Class I-A8 Certificate set forth in Exhibit A hereto.

     Class I-A8 Interest Accrual Amount: With respect to any Distribution Date, one month's interest at the Certificate Rate on the outstanding Certificate Principal Amount of the Class I-A8 Certificates minus (i) any Non-Supported Interest Shortfall allocated to the Class I-A8 Certificates on such Distribution Date pursuant to Section 5.02, (ii) any Realized Loss Interest Shortfall allocated to the Class I-A8 Certificates on such Distribution Date pursuant to
Section 5.04(a) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A8 Certificates on such Distribution Date pursuant to
Section 5.04(b).

     Class I-A8 Shortfall: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A8 Interest Accrual Amount over the amount actually distributed to the Class I-A8 Certificateholders on such Distribution Date pursuant to Section 5.02(b)(i)(H).

     Class PO Certificate Distribution Amount: A portion of the Available Distribution Amount attributable to principal received on or with respect to any Discount Mortgage Loan equal to the amount of such principal so attributable multiplied by the PO Percentage with respect to such Discount Mortgage Loan. Such distributions will reduce the principal balance of the Class PO Certificates. In addition, on each Distribution Date prior to and including the Credit Support Depletion Date, the Class PO Certificates also will be allocated principal, to the extent of amounts available to pay the Subordinated Optimal Principal Amount (without regard to clause (2) of the definition of such term) on such Distribution Date, in an amount generally equal to (i) the PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan and (ii) the Class PO Shortfall Amount; provided, however, that such payments in respect of the Class PO Shortfall Amount will not cause a further reduction in the principal balance of the Class PO Certificates.

     Class PO Shortfall Amount: The sum of amounts, if any, by which the PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan with respect to each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Date and not subsequently distributed to the Class PO Certificateholders.

     Class Principal Amount: With respect to each Class of Certificates the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     Closing Date: April 28, 2006.

     Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     Collection Account: The separate Eligible Account created and initially maintained by the Servicer in the name of the Trustee for the benefit of the Certificateholders and designated, "National City

Mortgage Co., as servicer, for Wells Fargo Bank, N.A., as Trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Pass-Through Certificates, Series 2006-F1." Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Commission: The United States Securities and Exchange Commission.

     Compensating Interest Payment: As to any Distribution Date, the lesser of
(1) the Servicing Fee for such date and (2) any Prepayment Interest Shortfall for such date.

     Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

     Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

     Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

     Cooperative Shares: Shares issued by a Cooperative Corporation.

     Corporate Trust Office: With respect to the presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:
Corporate Trust Services - MLMI Series 2006-F1, and for all other purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Corporate Trust Services - MLMI Series 2006-F1, or such other address as the Trustee may designate from time to time by notice to the Certificateholders.

     Credit Support: With respect to each Class of Subordinate Certificates (other than the Class B-3 Certificates), the level of credit support supporting such Class, expressed as a percentage of the aggregate outstanding Certificate Principal Amount of all Classes of Certificates (other than the Class PO Certificates). With respect to each Distribution Date, Credit Support for each such Class will equal in each case the percentage, rounded to two decimal places, obtained by dividing the aggregate outstanding Certificate Principal Amounts immediately prior to such Distribution Date of all Classes of Subordinate Certificates having higher numerical Class designations than such Class by the aggregate outstanding Certificate Principal Amount of all Classes of Certificates (other than the Class PO Certificates) immediately prior to such Distribution Date. For purposes of this defined term, the Class B Certificates shall be considered as having higher numerical Class designations than the Class M Certificates.

     Credit Support Depletion Date: The first Distribution Date, if any, on which the aggregate Certificate Principal Amount of the Subordinate Certificates has been reduced to zero.

     Current Interest: With respect to each Class of Certificates on each Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Rate during the related Accrual Period on the Class Principal Amount of such Class.

     Cut-off Date: April 1, 2006.

     Cut-off Date Balance: With respect to the Mortgage Loans in the Trust Fund on the Closing Date, the aggregate Stated Principal Balance as of the Cut-off Date.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

     Defective Mortgage Loan: As defined in Section 2.04(a).

     Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

     Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

     Deleted Mortgage Loan: As defined in Section 2.04(a).

     Delinquent: Any Mortgage Loan with respect to which the Scheduled Payment due on a Due Date is not received.

     Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, having its principal place of business at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, or its successors in interest.

     Determination Date: With respect to each Distribution Date, the 15th day of the month in which such Distribution Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

     Discount Mortgage Loan: A Mortgage Loan having a Net Mortgage Rate less than the Remittance Rate.

     Disqualified Organization: A "disqualified organization" as defined in
Section 860E(e)(5) of the Code.

     Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in May 2006.

     Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note as indicated in the Mortgage Note, which is the first day of the calendar month.

     Due Period: As to any Distribution Date, the period beginning on the second day of the month preceding the month of such Distribution Date, and ending on the first day of the month of such Distribution Date.

     Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, any Paying Agent, or the Servicer.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Labor regulations issued pursuant thereto in temporary or final form.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of the Underwriter's Exemption, except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of the Rating Agencies.

     ERISA-Restricted Certificate: The Class B-1, Class B-2 and Class B-3 Certificates and any other Certificate, as long as the acquisition and holding of such other Certificate is not covered by and exempt under the Underwriter's Exemption.

     Escrow Account: The separate trust account or accounts created and maintained by the Servicer pursuant to the Fannie Mae Servicing Guide, which shall be entitled "National City Mortgage Co., in trust for the registered holders for Merrill Lynch Mortgage Investors Trust Series MLMI 2006-F1 Mortgage Pass-Through Certificates." The Escrow Account shall be an Eligible Account.

     Event of Default: As defined in Section 6.14.

     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     Fannie Mae: The entity formerly known as the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHA: The Federal Housing Administration or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Final Certification: As referred to in Section 2.02(c), the form of which is set forth at Exhibit L.

     Form 8-K Disclosure Information: As defined in Section 9.21.

     GNMA: The Government National Mortgage Association, or any successor thereto.

     Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee or the Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor and the Servicer in determining whether any Certificates are registered to an Affiliate of the Depositor or the Servicer.

     HUD: The United States Department of Housing and Urban Development, or any successor thereto.

     Indemnified Parties: As defined in Section 9.15.

     Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person,
(b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     Index: As to each Mortgage Loan, the index from time to time in effect for adjustment of the Mortgage Rate as set forth as such on the related Mortgage Note. Initial Certification: As referred to in Section 2.02(a), the form of which is set forth at Exhibit K.

     Insurance Policy: With respect to any Mortgage Loan, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

     Insurance Proceeds: Proceeds paid by any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

     Interest Accrual Amount: With respect to each Distribution Date and any Class of Certificates (other than the Class PO Certificates), generally one month's interest at the Certificate Rate on the outstanding principal balance thereof (or, in the case of the Class IO Certificates, on the Class IO Notional Amount) minus any Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

     Interest Shortfall: As to any Class of Certificates and any Distribution Date, (i) the amount by which the Interest Accrual Amount for such Class on such Distribution Date and all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such Class on prior Distribution Dates (as determined without reduction for amounts not paid to such Class as a result of the provisos set forth in Sections 5.04(a) and 5.04(b) hereof).

     Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

     Issuing Entity: Merrill Lynch Mortgage Investors Trust Series MLMI 2006-F1.

     Latest Possible Maturity Date: The Distribution Date in April 2036.

     Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property.

     Loan-To-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

     Loss: With respect to any indemnification arising under Section 9.15 of this Agreement, any and all losses, claims, damages, penalties, liabilities, obligations, judgments, settlements, awards, demands, offsets, defenses, counterclaims, actions or proceedings, reasonable out-of-pocket costs, expenses and attorneys' fees of an Indemnified Party (including but not limited to, (a) any reasonable costs, expenses and attorneys' fees incurred by such Indemnified Party in enforcing such right of indemnification against any Indemnifying Party or with respect to any appeal, and (b) interest on any amount for which an Indemnified Party is entitled to be indemnified from the date such Indemnified Party notifies the Servicer of the expenditure or such amounts until such amounts are paid by the Servicer; provided, however, that in no event shall a "Loss" include a claim for consequential damages, indirect damages or lost profits except when the Loss results from the gross negligence, fraud or willful misconduct of the Servicer.

     Lower Tier Regular Interests: [Reserved].

     Lower Tier REMIC Interests: [Reserved].

     Material Defect: As defined in Section 2.02(b).

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware or any successor thereto.

     MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

     Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.02.

     Moody's: Moody's Investors Service, Inc., or any successor in interest.

     Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

     Mortgage Documents: With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Trustee pursuant to this Agreement.

     Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 (including any Replacement Loan and REO Property), including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

     Mortgage Loan Sale and Assignment Agreement: The Mortgage Loan Sale and Assignment Agreement, dated as of April 1, 2006, between the Sponsor and the Depositor, with respect to the sale and purchase of the Mortgage Loans.

     Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended by the Depositor or the Servicer from time to time to reflect the addition of Replacement Mortgage Loans to, or the deletion of Deleted Mortgage Loans from, the Trust Fund.

     Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

     Mortgaged Property: The underlying property securing a Mortgage Loan, which, with respect to a Cooperative Loan, is the related Cooperative Shares and Property Lease.

     Mortgage Rate: As to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Notes.

     Mortgagor: The obligor on a Mortgage Note.

     National City: National City Mortgage Co., or its successors in interest.

     Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property, the related Liquidation Proceeds net of Advances, Servicer Advances, related Servicing Fees and any other accrued and unpaid fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

     Net Mortgage Rate: With respect to any Mortgage Loan and any Distribution Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Distribution Date reduced by the Servicing Fee Rate for such Mortgage Loan.

     Net Prepayment Interest Shortfall: With respect to any Mortgage Loan and any Distribution Date, the amount by which any Prepayment Interest Shortfall for such date exceeds the amount payable by the Servicer in respect of such shortfall.

     Net WAC: As to any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their outstanding Stated Principal Balances at such time.

     Non-Discount Mortgage Loan: A Mortgage Loan having a Net Mortgage Rate greater than the Remittance Rate.

     Non-permitted Foreign Holder: As defined in Section 3.03(f).

     Non-PO Allocated Amount: An amount calculated as of any date by (i) multiplying the outstanding principal balance of each Mortgage Loan as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Loan that have not been passed through to the Certificateholders) by the Non-PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

     Non-PO Percentage: With respect to each Mortgage Loan, a fraction, expressed as a percentage (but not greater than 100%), the numerator of which will equal the Net Mortgage Rate and the denominator of which will equal the Remittance Rate. The Non-PO Percentage will be 100% with respect to Mortgage Loans for which the applicable Net Mortgage Rate is greater than or equal to the Remittance Rate.

     Non-PO Senior Certificates: The Senior Certificates exclusive of the Class PO Certificates.

     Non-PO Senior Optimal Principal Amount:

     Generally as of any Distribution Date, an amount, not in excess of the Non-PO Senior Principal Balance equal to the sum of:

     (a) an amount equal to the Non-PO Senior Percentage of the Non-PO Percentage of the principal portion of all Scheduled Payments whether or not received, which were due on the related Due Date on outstanding Mortgage Loans as of such Due Date;

     (b) an amount equal to the Non-PO Senior Prepayment Percentage of the Non-PO Percentage of all principal prepayments received during the related Prepayment Period on Mortgage Loans;

     (c) with respect to each Mortgage Loan not described in (d) below, an amount equal to the Non-PO Senior Percentage of the Non-PO Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Prepayment Period, net of related unreimbursed servicing Advances and net of any portion thereof which constitutes a late collection with respect to which an Advance has previously been made;

     (d) with respect to each Mortgage Loan that has become a Liquidated Mortgage Loan during the calendar month preceding such Distribution Date, an amount equal to the lesser of (i) the Non-PO Senior Percentage of the Non-PO Percentage of an amount equal to the principal balance of such Mortgage Loan (net of Advances with respect to principal) as of the Due Date immediately preceding the date on which it became a Liquidated Mortgage Loan and (ii) the Non-PO Senior Prepayment Percentage of the Non-PO Percentage of the net liquidation proceeds, if any, with respect to such Liquidated Mortgage Loan (net of any unreimbursed Advances);

     (e) with respect to each Mortgage Loan repurchased during the calendar month preceding such Distribution Date, an amount equal to the Non-PO Senior Prepayment Percentage of the Non-PO Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the Non-PO Senior Certificateholders); and

     (f) while none of the Subordinate Certificates remains outstanding, the excess of the outstanding principal balance of the Non-PO Senior Certificates (calculated after giving effect to reductions thereof on such Distribution Date with respect to amounts described in (a)-(e) above) over the Non-PO Allocated Amount.

     Non-PO Senior Percentage: As of any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Non-PO Senior Principal Balance and the denominator of which is the Non-PO Allocated Amount immediately prior to the Due Date in the month of such Distribution Date.

     Non-PO Senior Prepayment Percentage:

     Generally, as of any Distribution Date up to and including the Distribution Date in April 2011, 100%;

     as of any Distribution Date in the first year thereafter, the Non-PO Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date;

     as of any Distribution Date in the second year thereafter, the Non-PO Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date;

     as of any Distribution Date in the third year thereafter, the Non-PO Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date;

     as of any Distribution Date in the fourth year thereafter, the Non-PO Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and

     as of any Distribution Date after the fourth year thereafter, the Non-PO Senior Percentage;

     provided that, if the Non-PO Senior Percentage as of any such Distribution Date is greater than the initial Non-PO Senior Percentage, the Non-PO Senior Prepayment Percentage shall be 100%; and provided further that whenever the Non-PO Senior Percentage equals 0%, the Non-PO Senior Prepayment Percentage will equal 0%; and provided further, however, that no reduction of the Non-PO Senior Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding principal balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related mortgaged property has been acquired by the Trust Fund) does not exceed 50% of the Subordinate Percentage of the aggregate Stated Principal Balance as of such date and (ii) cumulative Realized Losses, do not exceed (a) 30% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the fifth anniversary of the first Distribution Date, (b) 35% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the sixth anniversary of the first Distribution Date, (c) 40% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the seventh anniversary of the first Distribution Date, (d) 45% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the eighth anniversary of the first Distribution Date, and (e) 50% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the ninth anniversary of the first Distribution Date and thereafter.

     Non-PO Senior Principal Balance: Generally, as of any Distribution Date,
(a) the Non-PO Senior Principal Balance for the preceding Distribution Date less
(b) amounts distributed to the Non-PO Senior Certificateholders on such preceding Distribution Date allocable to principal (including Advances) and any losses allocated to the applicable Non-PO Senior Certificates; provided that the Non-PO Senior Principal Balance on the first Distribution Date will be the initial Non-PO Senior Principal Balance, which is expected to be approximately $217,037,100.

     Nonrecoverable Advance: Any portion of an Advance or Servicer Advance previously made or proposed to be made by the Servicer (as certified in an Officer's Certificate of the Servicer) or by the Trustee (solely in its capacity as successor servicer) pursuant to Section 5.06, which in the good faith judgment of such party, shall not be ultimately recoverable by such party from the related Mortgagor, related Liquidation Proceeds or otherwise.

     Non-U.S. Person: Any person other than a "United States person" within the meaning of Section 7701(a)(30) of the Code.

     Offering Document: The Prospectus.

     Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) of the Depositor or the Trustee, as the case may be, and delivered to the Depositor or the Trustee, as the case may be, as required by this Agreement.

     Officer's Certificate of the Servicer: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, or (ii) if provided for herein, signed by a Servicing Officer, as the case may be, and delivered to the Trustee or the Depositor, as the case may be.

     Opinion of Counsel: A written opinion of counsel, who may be an employee of the Depositor or the Servicer, that is reasonably acceptable to each addressee of such opinion; provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to each addressee of such opinion, who (i) is in fact independent of the Servicer and the Depositor, (ii) does not have any material direct or indirect financial interest in the Servicer or the Depositor or in an affiliate of either and (iii) is not connected with the Servicer or the Depositor as an officer, employee, director or person performing similar functions.

     Optional Termination Price: An amount equal to the sum of (i) 100% of the Stated Principal Balance of the Mortgage Loans (other than any Mortgage Loan that has become an REO Property) plus accrued interest thereon at the applicable Mortgage Rate through the Due Date in the month in which the Optional Termination Price is to be distributed to the Certificateholders and the fair market value of any REO Property plus accrued interest thereon; (ii) any unreimbursed costs and damages incurred by the Issuing Entity (or the Trustee on behalf of the Issuing Entity) in connection with the violation of any anti-predatory or anti-abusive lending laws; and (iii) the payment of all amounts (including, without limitation, all previously unreimbursed Advances and Servicing Advances and accrued and unpaid Servicing Fees) payable or reimbursable to the Servicer or Trustee.

     Original Credit Support: With respect to any Class of Subordinate Certificates (other than the Class B-3 Certificates), the level of Credit Support indicated below:

Class A:     3.38%
Class M-1:   1.72%
Class M-2:   1.11%
Class M-3:   0.71%
Class B-1:   0.40%
Class B-2:   0.15%

     Original Subordinated Principal Balance: The Subordinate Percentage of the principal balance of the Mortgage Loans as of the date of the issuance of the Certificates.

     Originator: National City or its successors and assigns.

     PAC Certificates: The Class I-A3 and Class I-A8 Certificates.

     Paying Agent: Any paying agent appointed by the Trustee pursuant to Section 3.08.

     PCAOB: The Public Company Accounting Oversight Board.

     Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than the Class R Certificate, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to the Class R Certificate, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%.

     Permitted Investments: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided that such obligations are backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

          (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency rating such paper, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not the applicable Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to the Rating Agencies at the time of the issuance of such agreements, as evidenced by a signed writing delivered by each Rating Agency;

          (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

          (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such series), or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

          (viii) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments hereunder, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an investment manager or adviser, as long as such fund has the highest applicable rating by each Rating Agency rating such fund or such lower rating as shall not result in a change in the rating then assigned to the Certificates by each Rating Agency;

          (ix) short-term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each applicable Rating Agency in their respective highest applicable rating category or such lower rating as shall not result in a change in the rating then specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies; and

          (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to the Rating Agencies as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies;

     provided, that no such instrument shall be a Permitted Investment if (i) such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) such instrument would require the Depositor to register as an investment company under the Investment Company Act of 1940, as amended, or (iii) such instrument would not be a "permitted investment" within the meaning of such term as provided for in
Section 860G(a)(5) of the Code and the Treasury Regulations thereunder. The Trustee may trade with itself or an affiliate when purchasing or selling Permitted Investments.

     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Planned Principal Balance: With respect to the PAC Certificates, the aggregate amount specified for such Classes for such Distribution Date on Schedule B hereto.

     PO Percentage: With respect to each Mortgage Loan, a fraction, expressed as a percentage (but not less than 0%), the numerator of which will equal the excess, if any, of the Remittance Rate over the Net Mortgage Rate and the denominator of which will equal the Remittance Rate. The PO Percentage will be 0% with respect to Mortgage Loans for which the Net Mortgage Rate is greater than or equal to the Remittance Rate.

     Prepayment Interest Shortfall: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month's interest at the applicable Mortgage Rate on the outstanding principal balance of such Mortgage Loan immediately prior to such Principal Prepayment over (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

     Prepayment Period: With respect to each Distribution Date, the calendar month immediately preceding the month in which the Distribution Date occurs.

     Principal Prepayment: Any Mortgagor payment of principal or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or this Agreement.

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     Proprietary Lease: With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

     Prospectus: The prospectus supplement dated April 26, 2006, together with the accompanying prospectus dated March 31, 2006, relating to the initial sale of the Class I-A1, Class I-A2, Class I-A3, Class I-A4, Class I-A5, Class I-A6, Class I-A7, Class I-A8, Class IO, Class PO, Class R, Class M-1, Class M-2 and Class M-3 Certificates.

     Purchase Date: Any Distribution Date on which Certificates may be repurchased pursuant to Section 7.01(b).

     Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased by the Depositor pursuant to this Agreement, by the Servicer pursuant to this Agreement, or by the Sponsor pursuant to the Mortgage Loan Sale and Assignment Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and
(iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.

     Rating Agency: Each of Moody's and S&P.

     Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

     Record Date: As to any Distribution Date, the last Business Day of the month preceding the month of each Distribution Date.

     Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

     Regulation AB: Subpart 22.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit S-2 hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Subcontractor engaged by the Trustee or the Servicer, the term "Relevant Servicing Criteria" may refer to one or more discrete functions specified in the Relevant Servicing Criteria applicable to the Servicer or the Trustee.

     Relief Act: The Servicemembers Civil Relief Act.

     REMIC: Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement.

     REMIC Interests: Any regular or residual interest in the Upper Tier REMIC, as described in the Preliminary Statement.

     REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     REMIC 1: [Reserved].

     REMIC 1 Interest: [Reserved].

     REMIC 1 Regular Interest: [Reserved].

     REMIC 1 Subordinate Balance Ratio: [Reserved].

     Remittance Rate: A per annum rate equal to 6.00%

     REO Disposition: The final sale by the Servicer of an REO Property.

     REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

     Replacement Mortgage Loan: A mortgage loan substituted by the Sponsor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release substantially in the form attached to this Agreement,
(i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Maximum Rate not less than (and not more than two percentage points greater than) the Maximum Rate of the Deleted Mortgage Loan;
(iii) have a gross margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans equal to 1% or more of the balance of the related Mortgage Pool as of the Cut-off Date have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan; (iv) have an Effective Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan;
(v) have Adjustment Dates that are no more or less frequent than the Deleted Mortgage Loan; (vi) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (vii) not permit conversion of the related Mortgage Rate to a permanent fixed Mortgage Rate; (viii) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan; (ix) have the same or better FICO credit score; (x) have an initial interest adjustment date no earlier than five months before (and no later than five months after) the initial adjustment date of the Deleted Mortgage Loan, (xi) comply with each representation and warranty set forth in
Section 2.03 of this Agreement; and (xii) shall be accompanied by an Opinion of Counsel that such Replacement Mortgage Loan would not adversely affect the REMIC status of any of the REMICs formed pursuant to this Pooling and Servicing Agreement or would not otherwise be prohibited by this Pooling and Servicing Agreement.

     Reportable Event: As defined in Section 9.21.

     Reporting Servicer: As defined in Section 9.21.

     Request for Release: A request for release, substantially in the form of Exhibit N attached hereto, properly completed and signed by a Servicing Officer (or, if delivered on behalf of the Sponsor or Depositor, an Authorized Officer thereof).

     Residual Certificate: The Class R Certificate.

     Residual Interest: The Residual Certificate.

     RESPA: The Real Estate Settlement Procedures Act, 12 U.S.C Section 2601 et seq., and Regulation X, 24 C.F.R. Section 3500.21, thereunder, as the foregoing may be amended from time to time.

     Responsible Officer: With respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     Restricted Certificate: Any Class B-1, Class B-2 or Class B-3 Certificate.

     Restricted Global Security: As defined in Section 3.01(c).

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

     SAIF: The Saving's Association Insurance Fund, or any successor thereto.

     Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

     Sarbanes-Oxley Certification: means a written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements

     Schedule of Exceptions: As defined in Section 2.02(a) of this Agreement.

     Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in this Agreement, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

     Scheduled Principal Balance: With respect to a Mortgage Loan as of any Distribution Date the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month of such Distribution Date, after giving effect to any previously applied prepayments, the payment of principal due on such first day of the month and any reduction of the principal balance of such Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

     Securities Act: The Securities Act of 1933, as amended.

     Senior Certificates: The Class I-A1, Class I-A2, Class I-A3, Class I-A4, Class I-A5, Class I-A6, Class I-A7, Class I-A8, Class IO, Class PO and Class R Certificates.

     Servicer: National City or its successors and assigns.

     Servicer Advance: The outstanding moneys that have been advanced by the Servicer from its funds in connection with its servicing of a Mortgage Loan (including, but not limited to, taxes, ground rents, assessments, insurance premiums, release fees, foreclosure and bankruptcy fees and expenses, and other expenses) (i) that have been made by the Servicer in accordance with the terms and provisions herein, (ii) that are recoverable through Liquidation Proceeds and/or Insurance Proceeds, or that are made at the direction of the Sponsor or to preserve its security interest in the related Mortgaged Property and (iii) for which the Servicer has a right of reimbursement.

     Servicer Remittance Date: The 18th day of each calendar month after the initial issuance of the Certificates or, if such 18th day is not a Business Day, the immediately preceding Business Day, commencing in May 2006.

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

     Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Due Period.

     Servicing Fee Rate: With respect to each Mortgage Loan and any Distribution Date, 0.25% per annum.

     Servicing Function Participant: Any Sub-Servicer or Subcontractor of a Servicer, the Custodian, the Master Servicer, the Securities Administrator and the Trustee.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date and attached hereto as Exhibit M, as such list may from time to time be amended.

     Servicing Transfer Costs: As defined in Section 6.14(b).

     Shift Percentage: For any Distribution Date during the five years beginning on the first Distribution Date, 0%; and thereafter, for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.

     Sponsor: Merrill Lynch Mortgage Lending, Inc., or its successor in interest.

     Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

     Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee, the Custodian or the Securities Administrator.

     Subordinate Certificates: Any of the Class M and the Class B Certificates.

     Subordinate Percentage: The difference between 100% and the Non-PO Senior Percentage.

     Subordinate Prepayment Percentage: The difference between 100% and the Non-PO Senior Prepayment Percentage.

     Subordinated Optimal Principal Amount: Generally as of any Distribution Date, an amount, not in excess of the aggregate outstanding principal balance of the Subordinate Certificates, equal to (1) the sum of (a) an amount equal to the Subordinate Percentage of the Non-PO Percentage of the principal portion of all Scheduled Payments whether or not received, which were due on the related Due Date on outstanding Mortgage Loans as of such Due Date; (b) an amount equal to the Non-PO Subordinate Prepayment Percentage of the Non-PO Percentage of all principal prepayments received during the related principal Prepayment Period;
(c) with respect to each Mortgage Loan not described in (d) below, an amount equal to the Subordinate Percentage of the Non-PO Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related principal Prepayment Period, net of related unreimbursed servicing Advances and net of any portion thereof which, as to any Mortgage Loan, constitutes a late collection with respect to which an Advance has previously been made; (d) with respect to each Mortgage Loan which has become a Liquidated Mortgage Loan during the related principal Prepayment Period, an amount equal to the portion (if any) of the net liquidation proceeds with respect to such Liquidated Mortgage Loan (net of any unreimbursed Advances) that was not included in the Class PO Certificate Distribution Amount or the Non-PO Senior Optimal Principal Amount with respect to such Distribution Date; and (e) with respect to each Mortgage Loan repurchased during the related principal Prepayment Period, an amount equal to the Non-PO Subordinate Prepayment Percentage of the Non-PO Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the Subordinate Certificateholders), minus (2) the Class PO Shortfall Amount with respect to such Distribution Date.

     Subsequent Recovery: The amount, if any, recovered by the Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.

     Sub-Servicer: Any Person that services Mortgage Loans on behalf of a Servicer, and is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

     Subservicing Agreement: As defined in Section 9.21.

     Substitution Amount: As defined in the second paragraph of Section 2.04(b).

     TAC Certificate: The Class I-A4 Certificate.

     Targeted Principal Balance: With respect to the TAC Certificate, the aggregate amount specified for such Classes for such Distribution Date on Schedule C hereto.

     Tax Matters Person: The "tax matters person" as specified in the REMIC Provisions, which shall initially be the Holder of the Class R Certificate.

     Transfer Agreement: The Master Seller's Warranties and Servicing Agreement, dated as of May 1, 2004, between National City Mortgage Co. and Merrill Lynch Bank, USA.

     Trust Fund: The corpus of the Issuing Entity created pursuant to this Agreement, consisting of (i) the Mortgage Loans, including the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor's right, title and interest in and to all amounts from time to time credited to and the proceeds of the Certificate Account, any Correction Account or any Escrow Accounts established with respect to the Mortgage Loans; (iii) all of the Depositor's rights under the Mortgage Loan Sale and Assignment Agreement; (iv) all of the Depositor's right, title or interest in REO Property and the proceeds thereof; (v) all of the Depositor's rights under any Insurance Policies relating to the Mortgage Loans; (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards; and (vii) the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties.

     Trustee: Wells Fargo Bank, N.A. and any Person succeeding the Trustee hereunder, or if any separate trustee or any co-trustee shall be appointed as herein provided, then such separate trustee and such co-trustee, as the case may be.

     Trustee Mortgage Files: With respect to each Mortgage Loan, the Mortgage Documents to be retained in the custody and possession of the Trustee.

     Underwriter: Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     Underwriter's Exemption: Prohibited Transaction Exemption ("PTE") 90-29 (Exemption Application No. D-8019, 55 Fed. Reg. 21459 (1990)) as amended, or any substantially similar administrative exemption granted by the U.S. Department of Labor to the Underwriter.

     Uniform Commercial Code: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

     Upper Tier REMIC: As described in the Preliminary Statement.

     Upper Tier REMIC Regular Interest: Each of the Class I-A1 Certificates, Class I-A2 Certificates, Class I-A3 Certificates, Class I-A4 Certificates, Class I-A5 Certificates, Class I-A6 Certificates, Class I-A7 Certificates, Class I-A8 Certificates, Class IO Certificates, Class PO Certificates, the Class M-1

Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates.

     Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 100.00% of all Voting Interests shall be allocated to the Class R, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates. Voting Interests shall be allocated among such Certificates (other than the Class R Certificates) based on the product of (i) 98.00% and (ii) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amounts for each Class then outstanding and the denominator of which is the aggregate Stated Principal Balance outstanding, and the remainder of such percentage of Voting Interests shall be allocated to the Class R Certificates. Voting Interests shall be allocated among the Certificates within each such Class in proportion to their Certificate Principal Amounts or Percentage Interests.

     SECTION 1.02. Calculations Respecting Mortgage Loans.

     Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as provided by the Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Servicer.

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCE OF CERTIFICATES

     SECTION 2.01. Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

          (a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby establish the Trust Fund and transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02 and 2.04, in trust, all the right, title and interest of the Depositor in and to the Trust Fund. Such conveyance includes, without limitation, (i) the Mortgage Loans, including the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor's right, title and interest in and to all amounts from time to time credited to and the proceeds of the Certificate Account, the Collection Account or any Escrow Account established with respect to the Mortgage Loans;
(iii) all of the Depositor's rights under the Mortgage Loan Sale and Assignment Agreement; (iv) all of the Depositor's right, title or interest in REO Property and the proceeds thereof; (v) all of the Depositor's rights under any Insurance Policies relating to the Mortgage Loans; (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards; and (vii) the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.


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

     The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Sponsor or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.

     It is agreed and understood by the parties hereto that it is not intended that any Mortgage Loan be included in the Trust Fund that is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act, effective November 27, 2003, the New Mexico Home Loan Protection Act, effective January 1, 2004, the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004, and the Indiana High Cost Home Loan Law, effective January 1, 2005.

     In connection with such transfer and assignment of the Mortgage Loans, the Depositor shall deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, the following documents or instruments; provided that in Section 2.01(a)(i) below, a lost note affidavit (including a copy of the original Mortgage Note) may be delivered in lieu of the original Mortgage Note (each a "Trustee Mortgage File") so transferred and assigned:

     (i) The original Mortgage Note endorsed, "Pay to the order of ___________, without recourse" and signed in the name of the name of last endorsee, by an authorized officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger or other type of acquisition, the endorsement must be by "[name of last endorsee], successor [by merger to or in interest to, as applicable] [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[name of last endorsee], successor in interest to [previous name]." The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the last endorsee.

     (ii) The original recorded Mortgage, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage certified by the previous owner to be a true copy of the original of the Mortgage which has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

     (iii) The original Assignment of Mortgage, executed in blank. If the Mortgage Loan was acquired by the last endorsee in a merger or other type of acquisition, the assignment must be by "[name of last assignee], successor [by merger to or in interest to, as applicable] [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the assignment must be by "[name of last assignee], successor in interest to [previous name]."

     (iv) The original policy of title insurance (or a preliminary title report if the original title insurance policy has not been received from the title insurance company).

     (v) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified by the Depositor to be a true copy of the original of the assignment which has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

     (vi) With respect to a Mortgage Loan that, according to the Mortgage Loan
     Schedule is covered by a primary mortgage insurance policy, the original or a copy of primary mortgage insurance certificate, if any.

     (vii) If indicated on the Mortgage Loan Schedule, originals of all assumption and modification agreements, if any, with originals or copies of the underlying instruments being modified.

     (viii) With respect to each Cooperative Loan:

               A.   the original proprietary lease;

               B.   the original recognition agreement;

               C.   the original security agreement;

               D.   the original or copy of the assignment of proprietary lease;

               E. the original cooperative stock certificate and stock power executed by borrower in blank;

               F.   the original UCC-1 financing statements; and

               G.   the original UCC-3 financing statements.

     (vix) Power of attorney, if applicable.

          (b) The Depositor shall cause the Mortgage Notes with respect to each Mortgage Loan to be completed either (A) in blank, without recourse, or (B) endorsed to "Wells Fargo Bank, N.A., as Trustee of the Merrill Lynch Mortgage Investors Trust Series MLMI 2006-F1, Mortgage Pass-Through Certificates, without recourse" and the Depositor shall cause Assignments of Mortgage with respect to each Mortgage Loan other than a Cooperative Mortgage Loan to be completed either
(A) in blank or (B) to "Wells Fargo Bank, N.A., as Trustee of the Merrill Lynch Mortgage Investors Trust Series MLMI 2006-F1, Mortgage Pass-Through Certificates," within 30 days of the Closing Date for purpose of their recording; provided, however, that such Assignments of Mortgage need not be recorded unless required in writing by the Rating Agencies; provided, further, that with respect to each MERS Mortgage Loan where MERS is not the Mortgagee of record, the original Assignment of Mortgage showing MERS as the assignee of the Mortgage, with the evidence of recording thereon or copies thereof certified by an officer of the Depositor to have been submitted for recordation, shall be delivered to the Trustee; provided, further, that the Trustee shall have no duty with respect to the recordation of any assignment of any MERS Mortgage Loan.

     If any Mortgage has been recorded in the name of MERS or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfer of beneficial ownership of mortgages maintained by MERS.

          (c) In instances where a title insurance policy is required to be delivered to the Trustee and is not so delivered, the Depositor will provide a copy of such title insurance policy to the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 270 days of the Closing Date.

          (d) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above Trustee Mortgage File, shall deliver to the Trustee an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Certificate Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee shall be held by the Servicer in trust for the benefit of the Trustee and the Certificateholders.

     SECTION 2.02. Acceptance of Trust Fund by Trustee; Review of Documentation for Trust Fund.

          (a) The Trustee, by execution and delivery hereof, acknowledges receipt by it of the Trustee Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof as provided herein. Upon receipt by the Trustee of each Trustee Mortgage File, the Trustee shall review each Trustee Mortgage File in accordance with the following review procedures:

     The Trustee shall review the documents delivered to it and shall deliver to the Depositor, prior to the Closing Date, a Mortgage Loan Schedule and Schedule of Exceptions (as defined below) with respect to the Mortgage Loans, and the delivery of each Mortgage Loan Schedule and Schedule of Exceptions by the Trustee hereunder shall be the Trustee's certification that such Mortgage Loans are held for the Trust Fund and that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by the Schedule of Exceptions):

          (i) all documents described in Sections 2.02(a)(i) through 2.02(a)(v) and to the extent provided in the Trustee's Mortgage Files Sections 2.02(a)(vi) through 2.02(a)(xi), if applicable, of this Agreement are in its possession;

          (ii) such documents have reviewed by it and appear regular on their face and relate to such Mortgage Loan;

          (iii) based on its examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor's name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan respecting such Mortgage Loan is correct; and

          (iv) each Mortgage Note has been endorsed and each Assignment has been executed as provided in Section 2.01 hereof.

     In making such verifications, the Trustee may rely conclusively on the Mortgage Loan Schedule and the documents constituting the Trustee Mortgage File, and the Trustee shall have no obligation to independently verify the validity, enforceability, recordability, sufficiency, due authorization or genuineness of any document in any Trustee Mortgage File or any Mortgage Loan hereunder, nor the collectibility, insurability, effectiveness or suitability of any Mortgage Loan hereunder. The Trustee shall prepare an initial certification to be delivered to the Depositor, the Sponsor and the Servicer on the Closing Date in the form annexed hereto as Exhibit K (the "Initial Certification") with respect to the Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified on the Schedule of Exceptions attached to the Initial Certification (the "Schedule of Exceptions") as not covered by such Initial Certification) listed on the Mortgage Loan Schedule. If the Trustee determines from such verification that any discrepancy or deficiency exists with respect to a Trustee Mortgage File, the Trustee shall note such omission, discrepancy or deficiency on the Schedule of Exceptions attached to the Initial Certification, and shall deliver a copy (which shall be electronic, if requested) of the Schedule of Exceptions to the Depositor on the Closing Date. During the life of the Mortgage Loans (while subject to this Agreement), in the event the Trustee discovers any defect with respect to any Trustee Mortgage File, the Trustee shall give written specification of such defect to the Depositor. Except as specifically provided above, the Trustee shall be under no duty to review, inspect or examine such documents to determine that any of them are enforceable or appropriate for their prescribed purpose.

          (b) If in the course of the review described in paragraph (a) of this
Section 2.02 the Trustee discovers any document or documents constituting a part of a Trustee Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the Trustee, upon discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates to the Depositor, the Sponsor and the Servicer. Within 90 days of its receipt of such notice (but in no case prior to the 270th day following the Closing Date), the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer's Certificate confirming that such cure has been effected). If the Servicer notifies the Depositor and the Trustee in writing that (i) a loss has occurred and (ii) such loss relates to a Mortgage Loan for which the Trustee previously identified a Material Defect or for which the Servicer has identified a Material Defect and the Depositor has not cured such Material Defect, then the Depositor shall repurchase such Mortgage Loan at the Purchase Price therefor in the event that such loss would, if such Mortgage Loan is not repurchased by the Depositor, constitute a Realized Loss and such loss is attributable to the failure of the Depositor to have cured such Material Defect. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02(b), substitute for such Mortgage Loan a Replacement Mortgage Loan subject to the provisions of Section 2.04.

          (c) Within 270 days following the Closing Date, the Trustee shall deliver to the Depositor, the Sponsor and the Servicer, a final certification substantially in the form attached as Exhibit L (the "Final Certification") evidencing the completeness of the Trustee Mortgage Files in its possession or control, with any exceptions noted on the Schedule of Exceptions attached to the Final Certification.

          (d) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

          (e) Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges receipt of the Mortgage Loan Sale and Assignment Agreement.

     SECTION 2.03. Representations and Warranties of the Depositor and the Servicer.

          (a) The Depositor hereby represents and warrants to the Servicer and to the Trustee, for the benefit of the Certificateholders as of the Closing Date or such other date as is specified, that:

          (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

          (ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

          (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

          (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

          (vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date or recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's title insurance policy or attorney's opinion of title and abstract of title delivered to the Originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

          (vii) None of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee;

          (viii) The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee;

          (ix) As of the Closing Date, no Mortgage Loan provides for interest other than at either (x) a single fixed rate in effect throughout the term of the Mortgage Loan or (y) a single "variable rate" (within the meaning of Treasury Regulations Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan;

          (x) As of the Closing Date, each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)) or any similar rule that provides that a defective obligation is a qualified mortgage for a temporary period);

          (xi) As of the Closing Date, no Mortgage Loan is the subject of pending or final foreclosure proceedings; and

          (xii) As of the Closing Date, the Depositor would not initiate foreclosure proceedings with respect to any Mortgage Loan based on such Mortgage Loan's delinquency status prior to the next scheduled payment date for such Mortgage Loan.

     The foregoing representations made in this Section 2.03 by the Depositor shall survive the termination of this Agreement and shall not be waived by any party hereto

          (b) The representations and warranties of the Originator with respect to the Mortgage Loans as set forth on Schedule B hereof were made as of the Closing Date. The representations and warranties of the Sponsor with respect to the Mortgage Loans contained in the Mortgage Loan Sale and Assignment Agreement were made as of the Closing Date. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Originator under this Agreement and (ii) a representation or warranty of the Sponsor under the Mortgage Loan Sale and Assignment Agreement, the obligations of the Sponsor under the Mortgage Loan Sale and Assignment Agreement shall be enforced against the Originator or the Sponsor, as applicable, as set forth in the Mortgage Loan Sale and Assignment Agreement. The Trustee acknowledges that the Sponsor shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to any related Mortgage Loans, if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the Originator under this Agreement, without regard to whether the Originator fulfills its contractual obligations in respect of such representation or warranty. The Trustee also acknowledges that the Sponsor shall have no obligation or liability with respect to any breach of a representation or warranty made solely by the Originator with respect to the Mortgage Loans, without regard to whether the Originator fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(iii)) under any circumstances.

     In addition to the representations and warranties of the Originator in this Agreement, with respect to each Mortgage Loan, the Originator made certain additional covenants regarding such Mortgage Loan, as set forth on Schedule B hereto. With respect to any breach of such additional covenants that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the Sponsor shall (1) use reasonable efforts to enforce such covenant against the Originator and (2) if the Sponsor successfully enforces any obligation of the Originator to repurchase such Mortgage Loan, the Sponsor shall repurchase such Mortgage Loan in accordance with this Section 2.03. If the Sponsor does not successfully enforce the obligation, if any, of the Originator to repurchase a Mortgage Loan with respect to any breach of any such additional covenants, the Sponsor shall have no obligation or right to repurchase or cure such Mortgage Loan.

          (c) The Servicer hereby represents, warrants, and covenants to the Depositor and to the Trustee, for the benefit of the Certificateholders as of the Closing Date that:

          (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Servicer has in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations, or exemption therefrom, to conduct all activities in all jurisdictions in which its activities with respect to the Mortgage Loans require it to be qualified or licensed;

          (ii) The Servicer has all requisite corporate power, authority and capacity to carry on its business as it is now being conducted, to execute and deliver this Agreement, and to perform all of its obligations hereunder. The Servicer does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement;

          (iii) The execution, delivery and performance of this Agreement by the Servicer and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, shareholder or other action by the Servicer; this Agreement has been duly and validly executed and delivered by the Servicer; and this Agreement is a valid and legally binding agreement of the Servicer, enforceable against the Servicer in accordance with its respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors' rights and the discretion of a court to grant specific performance of contracts;

          (iv) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with their respective terms and conditions shall (a) violate, conflict with, result in the breach of, constitute a default under, be prohibited by or require any additional approval under any terms, conditions or provisions of the Servicer's articles of incorporation or by-laws or any other similar corporate or organizational document of the Servicer; any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which the Servicer is now a party or by which it is bound; or any law, ordinance, rule, regulation, order, judgment or decree of any governmental authority applicable to the Servicer; or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of the Servicer;

          (v) The Servicer holds all licenses, approvals, permits and other authorizations, or exemptions therefrom, required under applicable law to assume responsibility for servicing the Mortgage Loans;

          (vi) There is no litigation, claim, demand, proceeding or governmental investigation existing or pending, or to the knowledge of the Servicer, threatened, nor is there any order, injunction or decree outstanding against or relating to the Servicer that could (i) have a material adverse effect upon the performance by the Servicer of its obligations under this Agreement or

     (ii) to the Servicer's knowledge, result in any material loss or liability to Depositor, the Trustee, the Trust Fund or the Sponsor. Further, to the Servicer's knowledge, there is no meritorious basis for any such litigation, claim, demand, proceeding, or governmental investigation;

          (vii) The Servicer has been approved by GNMA, Fannie Mae and FHLMC and will remain approved as an "eligible seller/servicer" of residential mortgage loans as provided in GNMA, Fannie Mae, or FHLMC guidelines and in good standing. The Servicer has not received any notification from GNMA, Fannie Mae or FHLMC that the Servicer is not in compliance with the requirements of the approved "seller/servicer" status. The Servicer is a mortgagee approved by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act. The Servicer has not received any notification from HUD that the Servicer is not in compliance with the requirements of the approved mortgagee status;

          (viii) The servicing practices to be used by the Servicer under this Agreement are, and shall remain, in all material respects in compliance with Accepted Servicing Practices, including without limitation, all federal, state and local laws, rules, all regulations and requirements in connection therewith, and Fannie Mae guidelines, as applicable;

          (ix) The Servicer has not received written notice from or on behalf of FHA, HUD, FDIC, Fannie Mae, FHLMC or GNMA, advising the Servicer of its failure to comply with applicable servicing or claims procedures, or resulted in a request for repurchase of mortgage loans or indemnification in connection with any mortgage loans;

          (x) The Servicer has in place a contingency plan that will enable it to perform its obligations under this Agreement in all material respects, at another location within five (5) Business Days in the event its primary location is rendered inoperative as a result of a natural or other disaster or emergency;

          (xi) The Servicer maintains and shall maintain, in good standing, all licenses and approvals necessary to service the Mortgage Loans and maintains and shall at all times maintain the capital requirements imposed by the licensing or approving entities having jurisdiction over the Servicer. The Servicer has filed applications for all applicable licenses and qualifications to do business and to service the Mortgage Loans in the U.S. Virgin Islands;

          (xii) The Servicer maintains and shall at all times maintain error and omissions and fidelity insurance coverage of the type and in the amounts required by Fannie Mae;

          (xiii) The Servicer has, and shall at all times maintain during the term of this Agreement, sufficient systems and trained and experienced personnel in place to perform its obligations under this Agreement;

          (xiv) For so long as, and to the extent that, the Servicer services the Mortgage Loans, the Servicer will continue to comply with each applicable federal, state, or local, law, statute, and ordinance, and any rule, regulation, or order issued thereunder, pertaining to the subject matter of this Agreement, including, but not limited to, usury, RESPA, Consumer Credit Reporting Act, Equal Credit Opportunity Act, Federal Deposit Insurance Corporation Improvement Act, Regulation B, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Fair Housing Act, Truth in Lending Act and Regulation Z, Flood Disaster Protection Act of 1973, and any applicable regulations related thereto, and such other fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination in residential mortgage lending or governing consumer credit, and all state consumer credit statutes and regulations, as amended. In the event the Depositor or the Trustee has a reasonable good faith belief in the Servicer's non-compliance with this representation and warranty and upon the Depositor's or the Trustee's written request, the Servicer shall deliver to the Depositor or the Trustee reasonable evidence of compliance with any of the requirements of this representation and warranty; and

          (xv) None of the Servicer, its parent or any of its subsidiaries is in bankruptcy, receivership or conservatorship. The Servicer has the requisite financial resources and ability to meet its obligations under this Agreement, including, but not limited to, any and all indemnification obligations.

     Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in this Section 2.03(c), which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer selected by the Depositor with the prior consent and approval of the Trustee. Such assignment shall be made in accordance with this Agreement.

     SECTION 2.04. Discovery of Breach; Repurchase or Substitution of Mortgage Loans.

     Upon discovery (i) by the Depositor, the Sponsor, the Servicer or the Trustee of a breach of any representation or warranty made by the Depositor under Section 2.03 which materially adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholder (a "Defective Mortgage Loan"), or (ii) by the Depositor or the Sponsor of the breach by the Originator or the Sponsor of any representation or warranty herein or under the Mortgage Loan Sale and Assignment Agreement, respectively, in respect of any Mortgage Loan, which breach results in the Mortgage Loan being a "Defective Mortgage Loan" (each of such parties hereby agreeing to give written notice of such breach to the Trustee and the other of such parties), the Trustee, or its designee, shall promptly notify the Depositor in writing of such breach and request that the Depositor cure or cause the cure of such breach within 90 days from the date that the Depositor discovered or was notified of such breach, and if the Depositor does not cure such breach in all material respects during such period, the Trustee shall (i) in the case of an uncured breach under Section 2.03, cause the Depositor to repurchase such Defective Mortgage Loan at the Purchase Price, (ii) in the case of an uncured breach by the Sponsor under the Mortgage Loan Sale and Assignment Agreement, cause the Depositor to enforce the Sponsor's obligation under the Mortgage Loan Sale and Assignment Agreement to repurchase that Defective Mortgage Loan from the Trust Fund at the Purchase Price, and (iii) in the case of an uncured breach by the Originator under this Agreement, cause the Depositor to enforce the Originator's obligation under the Transfer Agreement to repurchase that Defective Mortgage Loan from the Trust Fund at the Purchase Price, in each case on or prior to the Determination Date following the expiration of such 90-day period (subject to Section 2.04(b) below); provided, however, that, in connection with any such breach under clauses (ii) or (iii) above that could not reasonably have been cured within such 90-day period, if the Sponsor or the Originator shall have commenced to cure such breach within such 90-day period and, if the defective Mortgage Loan qualifies as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code following such 90-day period, the Sponsor or the Originator shall be permitted to proceed thereafter diligently and expeditiously to cure the same within an additional 90-day period. The Purchase Price for the repurchased Defective Mortgage Loan shall be deposited in the related Certificate Account, and the Trustee, or its designee, upon receipt of such deposit and two copies of a Request for Release with respect to such Defective Mortgage Loan, shall release to the Sponsor or the Depositor, as applicable, the related Trustee Mortgage

File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to it and as shall be necessary to vest in such party any Defective Mortgage Loan released pursuant hereto and the Trustee, or its designee, shall have no further responsibility with regard to such Trustee Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Defective Mortgage Loan as provided above, the Sponsor may cause such Defective Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Replacement Mortgage Loans in the manner and subject to the limitations set forth in Section 2.04(b) below. It is understood and agreed that the obligation of the Sponsor or the Originator (or the Depositor, if applicable) to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Sponsor or the Originator (or the Depositor, if applicable) respecting such breach available to the Trustee on behalf of the Certificateholders. With respect to the representations and warranties that are made to the best of the Sponsor's knowledge, if it is discovered by any of the Depositor, the Sponsor or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

          (a) Any substitution of Replacement Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.04(a) above must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Sponsor substitutes a Replacement Mortgage Loan or Loans, such substitution shall be effected by delivering to the Trustee for such Replacement Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers' Certificate stating that each such Replacement Mortgage Loan satisfies the definition thereof and specifying the Substitution Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Replacement Mortgage Loan and, within 45 days thereafter, shall review such Mortgage Documents as specified in this Agreement under Section 2.02(a) and deliver to the Depositor, with respect to such Replacement Mortgage Loans, a certification substantially in the form of a revised Initial Certification, with any exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor a certification substantially in the form of a revised Final Certification, with respect to such Replacement Mortgage Loans, with any exceptions noted thereon. Monthly Payments due with respect to Replacement Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the Sponsor. For the month of substitution, distributions to Certificateholders shall reflect the collections and recoveries in respect of such Deleted Mortgage in the Due Period preceding the month of substitution and the Sponsor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Replacement Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Sale and Assignment Agreement, including all representations and warranties thereof included in the Mortgage Loan Sale and Assignment Agreement, in each case as of the date of substitution.

     For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Trustee, based upon information provided by the Servicer, shall determine the excess (each, a "Substitution Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate Stated Principal Balance of the Replacement Mortgage Loans replacing such Deleted Mortgage Loans, together with one month's interest on such excess amount at the applicable Net Mortgage Rate. On the date of such substitution, the Sponsor shall deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the related Substitution Amount, if any, and the Trustee, upon receipt of the related Replacement Mortgage Loan or Loans and two copies of a Request for Release with respect to the Deleted Mortgage Loan or Loans, shall release to the Sponsor the related Trustee Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Sponsor shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

     In addition, the Sponsor shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) shall not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or
(b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

          (b) Upon discovery by the Sponsor, the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Sponsor or Depositor, as applicable, shall repurchase, or the Sponsor, subject to the limitations set forth in Section 2.04(b), shall substitute one or more Replacement Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.04(a) and 2.04(b) above. The Trustee shall re-convey to the Sponsor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

     The Sponsor indemnifies and holds the Trust Fund, the Trustee, the Depositor, the Servicer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor, the Servicer and any Certificateholder may sustain in connection with any actions of such party relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.04 and the Mortgage Loan Sale and Assignment Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (ii) any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     SECTION 2.05. Grant Clause.

          (a) It is intended that the conveyance of the Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and
(3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

          (b) The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee's security interest in or lien on the Mortgage Loans and the other property described above, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Sponsor, the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Sponsor or the Depositor, (3) any transfer of any interest of the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws. The Depositor shall not organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee. Before effecting such change, the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans and the other property described above. In connection with the transactions contemplated by this Agreement, the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

                                   ARTICLE III

                                THE CERTIFICATES

     SECTION 3.01. The Certificates.

          (a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount or in the Percentage Interests specified herein. Each Class of Book-Entry Certificates will be issued in the minimum denominations in Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Residual Certificates shall be issued as single Certificates and maintained in definitive, fully registered form in a denomination equal to 100% of the Percentage Interest of each such Class.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee or an Authenticating Agent upon the order of the Depositor upon receipt by the Trustee of the Trustee Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or of an Authenticating Agent, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

          (c) The Class B-1, Class B-2 and Class B-3 certificates offered and sold in reliance on the exemption from registration under Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a "Restricted Global Security").

     SECTION 3.02. Registration.

     The Trustee is hereby appointed, and the Trustee hereby accepts its appointment as, initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Trustee may appoint a bank or trust company to act as successor Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

     SECTION 3.03. Transfer and Exchange of Certificates.

          (a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

          (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

     The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

          (i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the 1933 Act) of the Depositor or (y) being made to a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit G hereto; and

          (ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit H hereto.

          (d) (i) No transfer of an ERISA-Restricted Certificate or a Class R Certificate shall be made unless the prospective transferee provides the Trustee and the Depositor with (I) a representation as set forth in Exhibit B or Exhibit I, as applicable, to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan or arrangement subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring such Certificate for, on behalf of or with any assets of any such Plan, or (II) solely in the case of ERISA-Restricted Certificates, (A) if the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation as set forth in Exhibit I that such transferee is an insurance company that is acquiring the ERISA-Restricted Certificate with assets contained in an "insurance company general account," as defined in Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the ERISA-Restricted Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (B) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that the acquisition and holding of such ERISA-Restricted Certificate will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Certificate Registrar, the Depositor, the Servicer or the Trustee to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Certificate Registrar, the Depositor, the Servicer or the Trustee.

               (ii) Except in the case of a Definitive Certificate, the representations set forth in paragraph (i) of this Subsection 3.03(d), other than subparagraph (II)(B) and in Exhibit B or Exhibit I, as applicable, shall be deemed to have been made to the Trustee or the Depositor by the transferee's acceptance of an ERISA-Restricted Certificate or a Class R Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA-Restricted Certificates or a Class R Certificate). Notwithstanding any other provision herein to the contrary, any purported transfer of an ERISA-Restricted Certificate or a Class R Certificate to or on behalf of a Plan without the delivery to


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

the Trustee or the Depositor of a representation or an Opinion of Counsel satisfactory to the Trustee or the Depositor as described above shall be void and of no effect. None of the Certificate Registrar, the Depositor, the Servicer or the Trustee shall be under any liability to any Person for any registration or transfer of any ERISA-Restricted Certificate or Class R Certificate that is in fact not permitted by this Section 3.03(d) nor shall the Paying Agent be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. The Certificate Registrar, Depositor, Servicer, Paying Agent and/or Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate or Class R Certificate that was in fact a Plan and that held such Certificate in violation of this Section 3.03(d) all payments made on such ERISA-Restricted Certificate or Class R Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

               (iii) Notwithstanding the foregoing, no representation or Opinion of Counsel shall be required for the initial issuance of the ERISA-Restricted Certificates.

          (e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

          (f) Notwithstanding anything to the contrary contained herein, no Residual Certificate or beneficial interest therein may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or
(ii) an individual, corporation or partnership or other person unless, in the case of clause (ii), such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a "Non-permitted Foreign Holder").

     Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate or a beneficial interest therein, the proposed transferee shall deliver to the Trustee and the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit B representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a "Permitted Transferee"), and the proposed transferor shall deliver to the Trustee and the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit C. In addition, the Trustee or the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Trustee and the Certificate Registrar, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a

Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Depositor, the Certificate Registrar and the Trustee shall be under no liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Paying Agent making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Certificate Registrar shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or at any subsequent time became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either of such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

     If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), such transfer shall be absolutely null and void and shall vest no rights in the purported transferee and the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Depositor, the Certificate Registrar and the Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), or for the Paying Agent making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

          (g) Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder's or Owner's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

     SECTION 3.04. Cancellation of Certificates.

     Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

     SECTION 3.05. Replacement of Certificates.

     If (i) any Certificate is mutilated and is surrendered to the Trustee or the Certificate Registrar or (ii) the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor, the Trustee or the Certificate Registrar that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor or the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     If after the delivery of such new Certificate, a protected purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Depositor, the Certificate Registrar and the Trustee or any agent shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Depositor, the Certificate Registrar, the Trustee or any agent in connection therewith.

     SECTION 3.06. Persons Deemed Owners.

     Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Trustee, the Certificate Registrar, the Paying Agent and any agent of any of them shall treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Trustee, the Certificate Registrar, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

     SECTION 3.07. Temporary Certificates.

          (a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

          (b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

     SECTION 3.08. Appointment of Paying Agent.

     The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause any Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account (which shall be the Certificate Account) in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each

Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

     SECTION 3.09. Book-Entry Certificates.

          (a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

          (i) the provisions of this Section 3.09 shall be in full force and effect;

          (ii) the Certificate Registrar, the Paying Agent and the Trustee shall deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency and shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;

          (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section
     3.09 shall control; and

          (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

          (b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

          (c) If (i) (A) the Clearing Agency or the Depositor advises the Paying Agent in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor satisfactory to the Depositor and the Paying Agent, (ii) the Depositor notifies the Clearing Agency of its intent to terminate the book-entry system through the Clearing Agency and, upon receipt of notice of such intent from the Clearing Agency, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates advise the Paying Agent and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Certificate Registrar shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates. None of the Depositor, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable, with respect to such Definitive Certificates and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder. Notwithstanding the foregoing, the Certificate Registrar, upon the instruction of the Depositor, shall have the right to issue Definitive Certificates on the Closing Date in connection with credit enhancement programs.

                                   ARTICLE IV

                        ADMINISTRATION OF THE TRUST FUND

     SECTION 4.01. Collection Accounts; Certificate Account.

          (a) On or prior to the Closing Date, the Servicer shall establish and maintain the Collection Account, as provided herein, into which the Servicer shall deposit daily, within two Business Days of receipt thereof, in immediately available funds, any Scheduled Payments and unscheduled payments with respect to the Mortgage Loans, net of any deductions or reimbursements permitted under this Agreement. Prior to 1:00 p.m. New York City time on each Servicer Remittance Date, the Servicer shall remit to the Trustee for deposit into the Certificate Account, all amounts so required to be deposited into such account in accordance with the terms of this Agreement.

          (b) Funds in the Collection Account may be invested in Permitted Investments selected by the Servicer, which shall mature not later than one Business Day prior to the Certificate Account Deposit Date (except that if such Permitted Investment is an obligation of the Servicer or is managed or advised by the Servicer or its affiliates, then such Permitted Investment shall mature not later than such applicable Servicer Remittance Date) and any such Permitted Investment shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Servicer (in its capacity as such) or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Servicer as servicing compensation and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in the Collection Account by the Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. Any such funds that are not invested in Permitted Investments may be held uninvested.

          (c) The Trustee shall establish and maintain an Eligible Account entitled "Certificate Account of Wells Fargo Bank, N.A., as Trustee, for the benefit of Merrill Lynch Mortgage Investors Trust Series MLMI 2006-F1 Holders of Mortgage Pass-Through Certificates." The Trustee shall, promptly upon receipt from the Servicer on each Servicer Remittance Date, deposit into the Certificate Account and retain on deposit until the related Certificate Date the following amounts:

          (i) the aggregate of collections with respect to the Mortgage Loans remitted by the Servicer from the Collection Account in accordance with this Agreement, including the amount


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

     of any Advances or Compensating Interest Payments with respect to the Mortgage Loans required to be paid by the Servicer; and

          (ii) any other amounts so required to be deposited in the Certificate Account in the related Due Period pursuant to this Agreement.

          (d) In the event Servicer has remitted in error to the Certificate Account any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Trustee to withdraw such amount from the Certificate Account for repayment to the Servicer, as applicable, by delivery of an Officer's Certificate of the Servicer to the Trustee which describes the amount deposited in error.

          (e) On each Distribution Date and Purchase Date, the Trustee shall distribute the Available Distribution Amount to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in
Section 5.02. The Trustee may from time to time withdraw from the Certificate Account and pay itself or the Servicer any amounts permitted to be paid or reimbursed to such Person from funds in the Certificate Account pursuant to the clauses (A) through (D) of the definition of Available Distribution Amount.

          (f) Funds in the Certificate Account may be invested in Permitted Investments selected by the Trustee, which shall mature not later than one Business Day prior to the Distribution Date (except that if such Permitted Investment is an obligation of the Trustee or is managed or advised by the Trustee or its affiliates, then such Permitted Investment shall mature not later than such applicable Distribution Date) and any such Permitted Investment shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Trustee and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Certificate Account by the Trustee out of its own funds, without any right of reimbursement therefor, immediately as realized. Any such funds that are not invested in Permitted Investments may be held uninvested.

     SECTION 4.02. Reports to Trustee and Certificateholders.

     On each Distribution Date, the Trustee shall have prepared and shall make available to each Certificateholder and other interested parties a written report setting forth the following information (based solely on the report provided to the Trustee by the Servicer pursuant to Section 9.18).

          (i) the amount of the distributions, separately identified, with respect to each class of Certificates;

          (ii) the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

          (iii) the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

          (iv) the amount of any unpaid Interest Shortfall (if applicable) and the related accrued interest thereon, with respect to each class of Certificates;

          (v) the Class Principal Amount of each class of Certificates after giving effect to the distribution of principal on that Distribution Date;

          (vi) the Pool Balance and the Net WAC of the Mortgage Loans at the end of the related Prepayment Period;

          (vii) the Senior Percentage, Non-PO Senior Percentage, Class M and Class B Percentage and Subordinate Percentage for the following Distribution Date;

          (viii) the Non-PO Senior Prepayment Percentage and Subordinate Prepayment Percentage for the following Distribution Date;

          (ix) the amount of the Servicing Fee paid to or retained by the Servicer;

          (x) the amount of Monthly Advances for the related Due Period;

          (xi) the number and aggregate principal balance of the Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date as determined in accordance with the MBA methodology;

          (xii) for any Mortgage Loan as to which the related Mortgaged Property was an REO Property during the preceding calendar month, the loan number, the principal balance of that Mortgage Loan as of the close of business on the last day of the related Due Period and the date of acquisition of the REO Property;

          (xiii) the total number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

          (xiv) the amount of Realized Losses incurred during the preceding calendar month;

          (xv) the cumulative amount of Realized Losses incurred since the Closing Date;

          (xvi) the Realized Losses, if any, allocated to each class of Certificates on that Distribution Date;

          (xvii) the Certificate Rate for each class of Certificates for that Distribution Date;

          (xviii) the amount of compensating interest shortfalls, if any, allocated to each class of Certificates on that Distribution Date;

          (xix) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Relief Act or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions;

          (xx) the amounts distributed as interest in respect of the portion of each class of Certificates that represents a regular or residual interest in a REMIC and the amount of distributions on each class of Certificates not treated as distributions on a regular or residual interest in a REMIC;

          (xxi) the aggregate amount of all Advances recovered during the related Due Period; and

          (xxii) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with pool asset substitutions and repurchases (and purchase rates, if applicable).

     The Trustee shall make such reports available each month via its website at http://www.ctslink.com. Assistance in using the website may be obtained by calling the Trustee's customer service desk at (301) 815-6600. Certificateholders and other parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by contacting the Trustee and indicating such. In preparing or furnishing the foregoing information, the Trustee shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Properties that has been provided to the Trustee by the Servicer, and the Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

     Upon receipt by the Trustee of the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, the Trustee shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by a Servicer under this Agreement, shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide) to such Certificateholders such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholders may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that the Trustee shall be entitled to be reimbursed by such Certificateholders for the Trustee's actual expenses incurred in providing such reports and access.

     The Trustee shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of each REMIC, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Trustee shall also file a Form 8811 as required. The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor. The Trustee shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Depositor shall cause the Servicer to provide the Trustee with such information as is necessary for the Trustee to prepare such reports.

                                    ARTICLE V

                    DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

     SECTION 5.01. Distributions Generally.

          (a) Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by check mailed to each Certificateholder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request made to the Trustee at least five Business Days prior to the related Record Date by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $1,000,000, or in the case of a Residual


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

Certificate, a Percentage Interest of not less than 100%, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Certificate Registrar's Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Certificate Registrar's Corporate Trust Office. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

          (b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts (or Percentage Interests).

     SECTION 5.02. Distributions from the Certificate Account.

          (a) On each Distribution Date, the Trustee shall apply an amount on deposit in the Certificate Account equal to the Available Distribution Amount in the following order of priority:

          (i) from the Available Distribution Amount, to the Senior Certificateholders (other than the Class PO Certificateholders) all amounts distributable pursuant to paragraph (b)(i);

          (ii) the balance, if any, of the Available Distribution Amount shall be distributed first, to the Non-PO Senior Certificateholders (other than the Class IO Certificateholders) in the amounts distributable pursuant to
     (b)(ii)(A) below, up to the Non-PO Senior Optimal Principal Amount and to the Class PO Certificates, the Class PO Certificate Distribution Amount pursuant to (b)(ii)(A) below, and second, to the Class PO Certificates, the Class PO Shortfall Amount, in accordance with paragraph (b)(v) below;

          (iii) subject to paragraph (b) below, to the Subordinate Certificateholders, the balance, if any, of the Available Distribution Amount after making the distributions provided for in paragraphs (i) and
     (ii) above, in accordance with, and up to the amounts calculated pursuant to, Section 6.01(c) below; and

          (iv) to the Class R Certificateholders the balance, if any, of the Available Distribution Amount remaining after the distributions provided for in paragraphs (i) through (iii) above.

          (b) Amounts payable to the Senior Certificateholders on any Distribution Date shall be distributed as follows:

          (i) to the extent the amounts available for distribution pursuant to paragraph (a)(i) above are sufficient:

               (A) to the Class I-A1 Certificateholders, (1) the Class I-A1 Interest Accrual Amount plus (2) the Class I-A1 Shortfall from the preceding Distribution Date;


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

               (B) to the Class I-A2 Certificateholders (1) the Class I-A2 Interest Accrual Amount plus (2) the Class I-A2 Shortfall from the preceding Distribution Date;

               (C) to the Class I-A3 Certificateholders (1) the Class I-A3 Interest Accrual Amount plus (2) the Class I-A3 Shortfall from the preceding Distribution Date;

               (D) to the Class I-A4 Certificateholders (1) the Class I-A4 Interest Accrual Amount plus (2) the Class I-A4 Shortfall from the preceding Distribution Date;

               (E) to the Class I-A5 Certificateholders (1) the Class I-A5 Interest Accrual Amount plus (2) the Class I-A5 Shortfall from the preceding Distribution Date;

               (F) to the Class I-A6 Certificateholders (1) the Class I-A6 Interest Accrual Amount plus (2) the Class I-A6 Shortfall from the preceding Distribution Date;

               (G) to the Class I-A7 Certificateholders (1) the Class I-A7 Interest Accrual Amount plus (2) the Class I-A7 Shortfall from the preceding Distribution Date;

               (H) to the Class I-A8 Certificateholders (1) the Class I-A8 Interest Accrual Amount plus (2) the Class I-A8 Shortfall from the preceding Distribution Date;

               (I) to the Class IO Certificateholders, (1) the Class IO Interest Accrual Amount plus (2) the Class IO Shortfall from the preceding Distribution Date; and

               (J) to the Class R Certificateholders, (1) the Class R Interest Accrual Amount plus (2) the Class R Shortfall from the preceding Distribution Date;

          (ii) On each Distribution Date prior to the Class I-A5 Accretion Termination Date, the Class I-A5 Interest Accrual Amount, if any, will be distributed as principal as follows:

          (A) to the Class I-A4 Certificates until the reduction of the principal balance of such class to the Targeted Principal Balance; and

          (B) to the Class I-A5 Certificates until the principal balance of such class has been reduced to zero.

          (iii) to the Non-PO Senior Certificateholders (other than the Class IO Certificateholders), up to the Non-PO Senior Optimal Principal Amount, allocated among the Non-PO Senior Certificates (other than the Class IO Certificates) as follows ;

     Except after the Credit Support Depletion Date, distributions in respect of principal will be made on each Distribution Date to the Non-PO Senior Certificates as described below. On each Distribution Date, the Non-PO Senior Optimal Principal Amount will be distributed to the Non-PO Senior
Certificateholders as follows:

     (A) to the Class R Certificates until the principal balance of such class has been reduced to zero; and

     (B) concurrently:

          (I) 27.643212908398100%, to the Class I-A1 Certificates until the principal balance of such class has been reduced to zero; and

          (II) 72.356787091601900%, sequentially, as follows:

          (A) beginning on the Distribution Date in May 2011, to the Class I-A2 Certificates, up to the Class I-A2 Lockout Principal Distribution Amount, until the principal balance of such class has been reduced to zero;

          (B) concurrently, as follows:

               (1) 49.999646235592900% to the Class I-A6 and Class I-A7
Certificates, sequentially, in that order, until the principal balance of each such class has been reduced to zero:

               (2) 50.000353764407100%, sequentially, as follows:

                    (a) to the Class I-A3 and Class I-A8 Certificates, sequentially, in that order, an amount necessary to reduce the aggregate principal balances of such classes to the Planned Principal Balance for such Distribution Date;

                    (b) to the Class I-A4 Certificates, an amount necessary to reduce the principal balance of such class to the Targeted Principal Balance;

                    (c) to the Class I-A5 Certificates, until the principal balance of such class has been reduced to zero;

                    (d) to the Class I-A4 Certificates, without regard to the Targeted Principal Balance for such Distribution Date, until the principal balance of such class has been reduced to zero; and

                    (e) to the Class I-A3 and Class I-A8 Certificates, sequentially, in that order, without regard to the Planned Principal Balance for such Distribution Date, until the principal balance of each such class has been reduced to zero; and

          (C) to the Class I-A2 Certificates, without regard to the Class I-A2 Lockout Principal Distribution Amount, until the principal balance thereof has been reduced to zero.

     (iv) to the Class PO Certificates, the Class PO Certificate Distribution Amount;

     (v) to the Class PO Certificates, the Class PO Shortfall Amount; provided, however, that any amount distributed pursuant to this Section 5.02(b)(v) shall not cause a further reduction in the principal balance of the Class PO Certificates;

     (vi) If the Available Distribution Amount is insufficient to make the distributions set forth in paragraphs (b)(i) above, the Trustee shall distribute the Available Distribution Amount to the Non-PO Senior Certificateholders pro rata in accordance with the amounts otherwise distributable to them pursuant to paragraphs (b)(i) above; and

     (vii) In addition to the foregoing distributions, the Non-PO Senior Certificates (other than the Class IO Certificates) may receive additional principal distributions on any Distribution Date prior to the Credit Support Depletion Date under the following circumstances:


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

          On any Distribution Date on or after the date on which the aggregate outstanding Certificate Principal Amount of the Non-PO Senior Certificates has been reduced to zero, all principal (other than the applicable PO Percentage of any principal received on or in respect of each Discount Mortgage Loan and limited to amounts in excess of that needed to reduce the aggregate outstanding Certificate Principal Amount of the Non-PO Senior Certificates to zero) on the Mortgage Loans that are no longer outstanding will be distributed as principal to the remaining Senior Certificates (other than the Class IO and Class PO Certificates) (pro rata) in accordance with Section 5.02(b)(iii), in reduction of the outstanding Certificate Principal Amounts thereof, provided that on such Distribution Date either (a) the Aggregate Subordinated Percentage for such Distribution Date is less than 200% of the initial Aggregate Subordinate Percentage, or (b) the average outstanding Stated Principal Balance of the Mortgage Loans delinquent 60 days or more over the prior six months, as a percentage of the Subordinated Amount, is greater than or equal to 50%. For purposes of the foregoing, the "Aggregate Subordinated Percentage" for any Distribution Date is equal to the aggregate outstanding Certificate Principal Amount of the Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans for the immediately preceding Distribution Date.

          (c) Amounts payable on any Distribution Date to the Subordinate Certificateholders pursuant to Section 5.02(a)(iii) shall be distributed in the following priority:

          (i) first, to the Class M-1 Certificateholders, up to an amount equal to (A) the Class M-1 Interest Accrual Amount plus (B) the Class M-1 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class M-1 Certificates in accordance with Section 5.02(d) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class M-1 Certificates;

          (ii) second, to the Class M-2 Certificateholders, up to an amount equal to (A) the Class M-2 Interest Accrual Amount plus (B) the Class M-2 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class M-2 Certificates in accordance with Section 5.02(d) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class M-2 Certificates plus (E) any portion of the Subordinated Optimal Principal Amount allocated to the Class M-1 Certificates in excess of the outstanding Certificate Principal Amount of such Class;

          (iii) third, to the Class M-3 Certificateholders, up to an amount equal to (A) the Class M-3 Interest Accrual Amount plus (B) the Class M-3 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class M-3 Certificates in accordance with Section 5.02(d) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class M-3 Certificates plus (E) any portion of the Subordinated Optimal Principal Amount allocated to the Class M-2 Certificates in excess of the outstanding Certificate Principal Amount of such Class;

          (iv) fourth, to the Class B-1 Certificateholders, up to an amount equal to (A) the Class B-1 Interest Accrual Amount plus (B) the Class B-1 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class B-1 Certificates in accordance with Section 5.02(d) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-1 Certificates plus (E) any portion of the Subordinated Optimal Principal Amount allocated to the Class M-3 Certificates in excess of the outstanding Certificate Principal Amount of such Class;

          (v) fifth, to the Class B-2 Certificateholders, up to an amount equal to (A) the Class B-2 Interest Accrual Amount plus (B) the Class B-2 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class B-2 Certificates in accordance with Section 5.02(d) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-2 Certificates plus (E) any portion of the Subordinated Optimal Principal Amount allocated to the Class B-1 Certificates in excess of the outstanding Certificate Principal Amount of such Class; and

          (vi) sixth, to the Class B-3 Certificateholders, up to an amount equal to (A) the Class B-3 Interest Accrual Amount plus (B) the Class B-3 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Subordinated Optimal Principal Amount allocable to the Class B-3 Certificates in accordance with Section 5.02(d) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class B-3 Certificates plus (E) any portion of the Subordinated Optimal Principal Amount allocated to the Class B-2 Certificates in excess of the outstanding Certificate Principal Amount of such Class.

          (d) On each Distribution Date, the Subordinated Optimal Principal Amount shall be allocated among the Classes of Subordinate Certificates entitled, pursuant to the next succeeding sentence, to an allocation of principal on such Distribution Date, pro rata based upon the outstanding Certificate Principal Amounts of all such Classes so entitled. With respect to the Subordinate Certificates, on each Distribution Date, principal shall be distributable to (1) any Class of Subordinate Certificates that has current Credit Support (before giving effect to any distribution of principal and any Realized Losses allocable on such Distribution Date) greater than or equal to the Original Credit Support for such Class; (2) the Class having the lowest numerical class designation of any outstanding Class of Subordinate Certificates which does not meet the criteria in (1) above; and (3) the Class B-3 Certificates if all other outstanding Classes of Subordinate Certificates meet the criteria in (1) above or if no other Class of Subordinate Certificates is outstanding; provided, however, that no Class of Subordinate Certificates shall receive any distributions of principal if any Class of Subordinate Certificates having a lower numerical class designation than such Class fails to meet the criteria in (1) above.

          (e) Based upon the information received from the Servicer, the Trustee shall make all calculations necessary to make the distributions described in this Section 5.02. All distributions made to Certificateholders of any Class on each Distribution Date will be made to the Certificateholders of the respective Class of record as of the next preceding Record Date, except that the final distribution with respect to each Class shall be made as provided in the forms of Certificates. All distributions made to Certificateholders shall be based on the Percentage Interest of the Class represented by their respective Certificates, and shall be made either by transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Trustee, in writing at least five (5) Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made or, if not, by check mailed to the address of the Person entitled thereto as it appears on the Certificate Register, except that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office specified in the final Distribution Notice.

          (f) In accordance with this Agreement, the Servicer shall prepare and deliver a report (the "Remittance Report") to the Trustee in the form of a computer readable magnetic tape (or by such other means as the Servicer and the Trustee may agree from time to time) containing the data and information set forth in Exhibit D-1 and Exhibit D-2 required to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date.


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

          (g) Amounts distributed to the Residual Certificate pursuant to subparagraph (a)(iv) of this Section 5.02 on any Distribution Date shall be allocated among the REMIC residual interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the regular interests in such REMIC on such Distribution Date.

     SECTION 5.03. Allocation of Losses.

          (a) Prior to each Determination Date, the Servicer shall determine (i) the total amount of Realized Losses, if any, incurred during the related Prepayment Period; and (ii) the respective portions of such Realized Losses allocable to interest and to principal.

          (b) The principal portion of any Realized Losses shall be allocated as follows: first, to the Class B-3 Certificates until the outstanding Certificate Principal Amount of the Class B-3 Certificates has been reduced to zero; second, to the Class B-2 Certificates until the outstanding Certificate Principal Amount of the Class B-2 Certificates has been reduced to zero; third, to Class B-1 Certificates until the outstanding Certificate Principal Amount of the Class B-1 Certificates has been reduced to zero; fourth, to the Class M-3 Certificates until the outstanding Certificate Principal Amount of the Class M-3 Certificates has been reduced to zero; fifth, to the Class M-2 Certificates until the outstanding Certificate Principal Amount of the Class M-2 Certificates has been reduced to zero; sixth, to the Class M-1 Certificates until the outstanding Certificate Principal Amount of the Class M-1 Certificates has been reduced to zero; and seventh, to the Non-PO Class I-A Certificates (other than the Class IO Certificates) on a pro rata basis, except with respect to the share allocated to the Class I-A5 Certificates, which share shall be based on the original Certificate Principal Amount of such class if less than the outstanding Certificate Principal Amount of such class; provided, however, that if a Realized Loss occurs with respect to a Discount Mortgage Loan (a) the amount of such Realized Loss equal to the product of (i) the amount of such Realized Loss and (ii) the PO Percentage with respect to such Discount Mortgage Loan will be allocated to Class PO Certificates and (b) the remainder of such Realized Loss will be allocated as described above. Notwithstanding the preceding sentence, the first $0.90 of the PO Percentage of the principal portion of a Realized Loss on Discount Mortgage Loans shall not be allocated to any Certificate.

          (c) As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their outstanding Certificate Principal Amounts prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

          (d) In the event that a Subsequent Recovery is made with respect to any Realized Loss, the amount of such Subsequent Recovery shall be treated as a Principal Prepayment and deposited into the Collection Account. The most senior Class of Certificates which has been allocated unreimbursed Realized Losses will be written up to the extent of such Subsequent Recovery up to the amount previously written down and not subsequently written up.

     SECTION 5.04. Allocation of Certain Interest Shortfalls.

          (a) On any Distribution Date, the interest portion of any Realized Losses ("Realized Loss Interest Shortfall") shall be allocated to the Class of Subordinate Certificates then outstanding having the highest numerical class designation or, if no Class of Subordinate Certificates is then outstanding, to the Non-PO Senior Certificates pro rata among the outstanding Classes of Class A Certificates (other than the Class PO Certificates) based on the amount of interest to which each such

Class would otherwise be entitled on such Distribution Date had there been no such Realized Loss Interest Shortfall.

          (b) Any interest shortfall resulting from the Relief Act or any similar state legislation, as amended shall be allocated pro rata among the outstanding Classes of Certificates based upon the amount of interest to which each such Class would otherwise be paid on such Distribution Date.

     SECTION 5.05. Subordination.

     The rights of the Subordinate Certificateholders to receive distributions in respect of the Subordinate Certificates on any Distribution Date shall be subordinated to the rights of the Senior Certificateholders to receive distributions in respect of the Senior Certificates. Each Class of Subordinate Certificates is subordinated to the Senior Certificates and each Class of Subordinate Certificates having a lower numerical class designation than such Class of Subordinate Certificates. The rights of the Servicer, as servicer, to receive funds from the Collection Account, on account of the Servicing Fee (except as provided in Section 5.02) in respect of each Mortgage Loan, assumption fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses or otherwise, shall not be subordinated to the rights of the Senior or Subordinate Certificateholders. Amounts held by the Servicer or the Trustee for future distribution to the Subordinate Certificateholders, including, without limitation, in the Collection Account, shall not be distributed in respect of the Subordinate Certificates except in accordance with the terms of this Agreement. The Subordinate Certificateholders are deemed to have granted a security interest in such amounts to the Senior Certificateholders to secure the rights of the Senior Certificateholders to receive distributions in priority over the Subordinate Certificateholders.

     SECTION 5.06. Advances.

     If the Servicer fails to remit any Advance required to be made under this Agreement, the Trustee solely in its capacity as successor Servicer shall itself make, or shall cause the successor Servicer to make, such Advance. If the Trustee solely in its capacity as successor Servicer determines that an Advance is required, it shall on the Business Day preceding the related Distribution Date immediately following such Determination Date remit from its own funds (or funds advanced by the successor Servicer) for deposit in the Certificate Account immediately available funds in an amount equal to such Advance. Each of the Trustee and the Servicer shall be entitled to be reimbursed for all Advances made by it, respectively. Notwithstanding anything to the contrary herein, in the event the Trustee (or successor servicer) determines in its reasonable judgment that an Advance is Nonrecoverable, the Trustee (or successor servicer) shall be under no obligation to make such Advance.

                                   ARTICLE VI

                    CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

     SECTION 6.01. Duties of Trustee.

          (a) The Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer to the Trustee pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Trustee shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders.

          (c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee of liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 6.18 hereof;

          (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Holders of the Certificates and this Agreement;

          (iii) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement;

          (iv) The Trustee shall not be responsible for any act or omission of the Servicer, the Depositor or the Sponsor.

          (d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

          (e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement.

          (f) The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          (g) The Trustee shall not be held liable by reason of any insufficiency in the Certificate Account resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

          (h) Except as otherwise provided herein, the Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to the provision of any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

          (i) The Trustee shall not be liable, in its individual capacity, for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

          (j) Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     SECTION 6.02. Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 6.01:

          (a) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other


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paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (c) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (d) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

          (e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on it by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

          (f) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (g) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

          (h) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

     SECTION 6.03. Trustee Not Liable for Certificates.

     The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or


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

related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Certificate Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. Except as otherwise provided herein, the Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

     SECTION 6.04. Trustee May Own Certificates.

     The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee or such agent.

     SECTION 6.05. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times (i) be an institution insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not be an Affiliate of the Servicer. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

     SECTION 6.06. Resignation and Removal of Trustee.

          (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor and the Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to the Servicer. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of either of their property or affairs for the purpose of rehabilitation, conservation or


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liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (iv) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating, then the Depositor shall remove the Trustee and the Depositor shall appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy each to the successor trustee and one copy to the Servicer.

          (c) The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days' written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee; the Depositor shall thereupon appoint a successor trustee in accordance with this Section.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance by the successor trustee of appointment, as provided in Section 6.07.

     SECTION 6.07. Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee. The predecessor trustee shall deliver to the successor trustee all Trustee Mortgage Files and documents and statements related to each Trustee Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

          (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

          (c) Upon acceptance by a successor trustee of appointment as provided in this Section, the predecessor trustee shall mail notice of the succession of such successor trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the Depositor.

     SECTION 6.08. Merger or Consolidation of Trustee.

     Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the business of the Trustee shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto,


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anything herein to the contrary notwithstanding, provided that, in the case of the Trustee, such Person shall be eligible under the provisions of Section 6.05.

     SECTION 6.09. Appointment of Co-Trustee, Separate Trustee or Custodian.

          (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to Section
5.04 hereof shall not be affected or assigned by the appointment of a co-trustee.

          (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian at the sole discretion of the Trustee;

          (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

          (iv) the Trustee may at any time, by an instrument in writing executed by it, with the concurrence of the Depositor, accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all


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the provisions of this Agreement, specifically including every provision of this
Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Servicer.

          (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

          (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

          (g) The Issuing Entity shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee under such Section).

     SECTION 6.10. Authenticating Agents.

          (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. If such an agent is so appointed by the Trustee, wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor authenticating agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating


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Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

     SECTION 6.11. Indemnification of Trustee.

     The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Depositor and the Trust Fund; provided that the Trust Fund's indemnification under this Section 6.11 is limited by Section 4.01(d) for any loss, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements (and, in connection with any custody agreement the Trustee may enter pursuant to this Agreement, including the reasonable compensation and the expenses and disbursements of its agents or counsel)), incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

          (i) with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof;

          (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense;

          (iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld; and

          (iv) the Trust's Fund's indemnification obligations hereunder shall be limited to losses, liability, costs or expenses, payments in respect of which by the Trust Fund would constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)).

     The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to, any loss, liability or expense under any environmental law.

     SECTION 6.12. Fees and Expenses of the Trustee.

     As compensation for its services hereunder, the Trustee shall be entitled to retain any and all investment earnings on amounts on deposit in the Certificate Account pending the distribution of such funds to Certificateholders on each Distribution Date (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). Any expenses incurred by the Trustee shall be reimbursed to the extent provided in Section 6.11.

     SECTION 6.13. Collection of Monies.

     Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.

     SECTION 6.14. Events of Default; Trustee To Act; Appointment of Successor.


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          (a) "Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Servicer to make any Advance, to deposit in the Collection Account or to remit to the Trustee any payment required to be made under the terms of this Agreement on the day it is due;

          (ii) any material breach on the part of the Servicer of any other term, agreement, covenant, representation or warranty in this Agreement that has not been cured after written notice and a thirty (30) day curative period, except, with respect to Sections 9.11, 9.13(a), 9.13(b), 9.21(ix) and 9.21(xi), any material breach on the part of the Servicer of any term, agreement, covenant, representation or warranty that has not been cured after written notice and a twelve (12) day curative period;

          (iii) following entry against the Servicer of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) for the Servicer in any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the Servicer's affairs, if such decree or order has remained in force undischarged or unstayed for a period of sixty
     (60) days;

          (iv) upon consent by the Servicer to the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in, or commencement of a voluntary case under, any federal or state bankruptcy insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

          (v) upon the Servicer's (A) admitting in writing its inability to pay its debts generally as they become due, (B) filing a petition to take advantage of any applicable insolvency or reorganization statute, (C) making an assignment for the benefit of its creditors or (D) voluntarily suspending payment of its obligations; or

          (vi) the Servicer ceases to be eligible to sell mortgage loans to or service mortgage loans for FNMA, FHLMC or GNMA or ceases to be a HUD-approved mortgagee.

     If an Event of Default shall occur and be continuing, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Agreement, by notice in writing to the Servicer either (x) the Depositor or (y) the Trustee may (or the Trustee shall if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount of each Class of Certificates) terminate all of the rights and obligations of the Servicer under this Agreement in accordance with the terms of this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise.

     If any Event of Default shall occur, the Trustee, upon becoming aware of the occurrence thereof, shall promptly notify the Depositor and each Rating Agency of the nature and extent of such Event of Default.


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

          (b) Within 90 days of the time the Servicer receives a notice of termination from the Trustee pursuant to Section 6.14, the Trustee, unless another Servicer shall have been appointed, shall be the successor in all respects to the Servicer in its capacity as such under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer thereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by this Agreement or this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Servicer prior to the issuance of any notice of termination. The Trustee shall have no liability relating to any representations and warranties of the Servicer set forth in this Agreement. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability provided to the Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Servicer under this Agreement.

     The Trustee shall be entitled to be reimbursed by the Depositor and the Trust Fund (pursuant to Section 6.11 but without regard to any annual limitation thereunder), in the event that the Servicer does not reimburse the Trustee under this Agreement, for all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans property and effectively (such costs, "Servicing Transfer Costs").

          (c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or, with the consent of the Depositor, appoint on its own behalf any established housing and home finance institution servicer, or servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer as are set forth in this Agreement and reasonably satisfactory to the Depositor, as the successor to the Servicer in the assumption of all of the responsibilities, duties or liabilities of a servicer, like the Servicer. Any entity designated by the Trustee as a successor servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties under this Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith and therewith. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Servicer to cooperate as required by this Agreement,
(iii) the failure of the Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

     SECTION 6.15. Additional Remedies of Trustee Upon Event of Default.


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     During the continuance of any Event of Default, so long as such Event of
Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of the Trust Fund, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     SECTION 6.16. Waiver of Defaults.

     More than 50% of the Aggregate Voting Interests of Certificateholders may waive any default or Event of Default by the Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     SECTION 6.17. Notification to Holders.

     Upon termination of the Servicer or appointment of a successor to the Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

     SECTION 6.18. Directions by Certificateholders and Duties of Trustee During Event of Default.

     Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Servicer or any successor servicer from its rights and duties as servicer) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.


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

     SECTION 6.19. Preparation of Tax Returns and Other Reports.

          (a) The Trustee shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Trustee shall file federal tax returns, all in accordance with Article X hereof. The Trustee shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Trustee's possession). The Trustee shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Trustee as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law.

          (b) The Trustee shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of each REMIC, an application on IRS Form SS-4 or shall obtain a Taxpayer --- Identification Number for each REMIC using another reasonable method. If the application is filed on Form SS-4, the Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned for each REMIC, shall promptly forward copies of such notices to the Depositor, upon request. The Trustee will file an IRS Form 8811.

                                   ARTICLE VII

                         PURCHASE OF MORTGAGE LOANS AND
                          TERMINATION OF THE TRUST FUND

     SECTION 7.01. Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans.

          (a) The respective obligations and responsibilities of the Trustee, the Servicer and the Depositor created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in Section 7.02), shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale of the property held by the Trust Fund in accordance with Section 7.01(b) and (iii) the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a "qualified liquidation" under the REMIC Provisions.

          (b) Any termination of the Trust Fund pursuant to clause (a)(ii) above shall be effected by the sale to the Servicer of all of the Mortgage Loans and REO Properties. The Servicer shall have the option, but not the obligation, to purchase the Mortgage Loans and REO Properties at the Optional Termination Price Notwithstanding anything to the contrary herein, the Optional Termination Price received by the Trustee shall be deposited by the Trustee directly into the Certificate Account no later than the Business Day prior to the date of termination.


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

     The right of the Servicer to purchase the Mortgage Loans and REO Properties pursuant to the preceding paragraph shall be conditioned upon the aggregate outstanding Stated Principal Balance of the Mortgage Loans, at the time of such sale, aggregating ten (10) percent or less of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

          (c) The Servicer and the Trustee shall be reimbursed from the Optional Termination Price for any Advances, Servicer Advances, accrued and unpaid Servicing Fees, the cost of any sale conducted pursuant to (b) above or other amounts with respect to the Mortgage Loans that are reimbursable to such parties under this Agreement.

     SECTION 7.02. Procedure Upon Termination of Trust Fund.

          (a) Notice of any optional termination pursuant to the provisions of
Section 7.01(b) specifying the Distribution Date upon which the final distribution shall be made or the Purchase Date, shall be given promptly by the Trustee by first class mail to Certificateholders mailed no later than the first day of the month in which the Distribution Date selected for purchase of the Mortgage Loans occurs or upon (x) the sale of all of the property of the Trust Fund by the Trustee or in the case of a sale of assets of the Trust Fund, or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Purchase Date and the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section
5.02 will be made upon presentation and surrender of the Certificates at the Certificate Registrar's Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Trustee and the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

          (b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

          (c) Any reasonable expenses incurred by the Trustee, to the extent that such expenses, if paid or reimbursed by the Trust Fund, would constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), in connection with any redemption or termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.


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

     SECTION 7.03. Additional Trust Fund Termination Requirements.

          (a) Any termination of the Trust Fund shall be effected in accordance with the following additional requirements, unless the Trustee seeks and receives an Opinion of Counsel (at the expense of such requesting party), addressed to the Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not (I) result in the imposition of taxes on any REMIC under the REMIC Provisions or (II) cause any REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) Within 89 days prior to the time of the making of the final payment on the Certificates upon notification by the Depositor that it intends to exercise its option to cause the termination of the Trust Fund, the Trustee shall adopt a plan of complete liquidation prepared by the Depositor of the Trust Fund on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions;

          (ii) Any sale of the assets of the Trust Fund pursuant to Section 7.01 or 7.02 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates;

          (iii) On the date specified for final payment of the Certificates, the Trustee shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

          (iv) In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

          (b) By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation adopted by the Trustee under this Section and to take such other action in connection therewith as may be reasonably requested by the Trustee.

                                  ARTICLE VIII

                          RIGHTS OF CERTIFICATEHOLDERS

     SECTION 8.01. Limitation on Rights of Holders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Trustee or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.


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

          (b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing itself of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 8.02. Access to List of Holders.

          (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

          (b) If three or more Holders or Certificate Owners (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

          (c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar and the Trustee that neither the Depositor, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 8.03. Acts of Holders of Certificates.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as


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

herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner, which the Trustee deems sufficient.

          (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor shall be affected by any notice to the contrary.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                   ARTICLE IX

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

     SECTION 9.01. Servicer to Act as Servicer.

          (a) Commencing on the Closing Date, the Servicer shall service each Mortgage Loan in accordance with Accepted Servicing Practices.

          (b) [Reserved].

          (c) The Servicer may not waive, modify or vary any term of a Mortgage Note without the Depositor's prior written consent. The Servicer shall comply with all applicable federal, state and local legal and regulatory requirements (including laws, statutes, rules, regulations and ordinances) in connection with the modification of the Mortgage Note.

          (d) Notwithstanding anything herein to the contrary, the Servicer shall follow any reasonable directions given by the Trustee and/or the Depositor with respect to the servicing of the Mortgage Loans.

          (e) With the exception of Ancillary Fees and any other charges expressly permitted by the Mortgage Note and applicable law, the Servicer covenants and agrees that it will not, without the prior written consent of the Sponsor, charge or collect from any Mortgagor, or trustee under a deed of


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

trust, any fees of any kind including, but not limited to charges for amounts expended by the Servicer, regardless of the characterization of the fee or charge.

          (f) The Trustee agrees to execute such limited powers of attorney provided to it by the Servicer as are necessary and appropriate to assist the Servicer to carry out its servicing and administrative responsibilities under this Agreement.

          (g) In connection with its duties hereunder, in the event the Servicer requires an original of any document contained in a Mortgagor's file to service a Mortgage Loan, it shall submit a written request to the Trustee and the Trustee shall provide the original document to the Servicer within two (2) Business Days after receipt of the written request, provided that (a) as to any recorded document, the applicable recorder's office has returned the recorded document to the Servicer or (b) as to the original title insurance policy, the Servicer has received such policy. When requesting a release of documents from the Trustee, the Servicer shall use the form attached hereto as Exhibit N. Notwithstanding the foregoing, the Servicer acknowledges and agrees that the Sponsor maintains agreements with document custodians selected by it from time to time, pursuant to which such custodians maintain Mortgage Loan files on behalf of the Sponsor. The Servicer agrees to cooperate with such custodians and request from such custodians the documents and Mortgage Files required by the Servicer which are maintained by such custodians (with a copy of such request sent to the Sponsor).

          (h) The Servicer shall not, unless default by the related Mortgagor has occurred or is imminent, knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan (including but not limited to the interest rate, the principal balance, the amortization schedule, or any other term affecting the amount or timing of payments on the Mortgage Loan or the collateral therefor) unless the Servicer shall have provided to the Depositor and the Trustee an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event.

     SECTION 9.02. Title, Management and Disposition of REO Property.

          (a) If title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee or its designee. Notwithstanding the foregoing, the Servicer shall not acquire title to any Mortgaged Property, or proceed with the management of any REO Property, for which the Servicer has knowledge that such Mortgaged Property or REO Property is affected by hazardous waste. The Servicer shall either itself, or through an agent, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) on behalf of the Trust Fund.

     In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the Trust Fund may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end


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

of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or
(ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document prepared by the Servicer or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

     Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be held, rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

          (b) The Servicer shall deposit or cause to be deposited in the Collection Account, on a daily basis, all revenues received with respect to each REO Property and shall be permitted to withdraw therefrom, to the extent of the amount of such revenues on deposit therein, funds necessary for the proper operation, management and maintenance of such REO Property, including but not limited to the cost of maintaining any hazard insurance and the fees of any managing agent acting on behalf of the Servicer.

          (c) If the Servicer elects to dispose of an REO Property without utilizing the services of an agent, the Servicer shall notify the Trustee of its receipt of any and all bona fide offers to purchase that REO Property. Each such REO Disposition shall be carried out by the Servicer at such price, and upon such terms and conditions.

     If the Servicer utilizes the services of an approved agent to dispose of an REO Property, the Servicer shall provide the Trustee with a copy of such agent's marketing plan, which shall include, but not be limited to, (i) the marketing time period, (ii) an estimate of the costs of any repairs or improvements, (iii) the lowest acceptable sale price for the REO Property and (iv) other proposed terms and conditions of sale. The REO Disposition shall be carried out by the Servicer in accordance with the terms thereof. If the Servicer receives a bona fide offer to purchase an REO Property and would like to accept the offer, but the offer is outside the parameters of the approved marketing plan, the Servicer shall provide the Trustee with written notification of the terms and conditions of the offer.

     The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. If the proceeds from an REO Disposition are insufficient to reimburse the Servicer for any related unreimbursed Servicing Advances, to the extent such reimbursement will constitute an "unanticipated expense" (within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)) of a REMIC provided for herein, the Servicer shall be entitled to withdraw any such deficiency from amounts on deposit in the Collection Account. All proceeds from an REO Disposition, net of any reimbursement to the Servicer as provided above, shall be remitted to the Trustee within three (3) Business Days following receipt thereof.

     SECTION 9.03. Trustee's and Depositor's Right to Examine Servicer Records.

          (a) The Servicer shall cooperate with the Depositor and/or the Trustee, its counsel, accountants (including outside accountants), supervisory agents, examiners and other representatives in providing reasonable access during normal business hours to examine and audit any and all of the books, records, documentation or other information of the Servicer related to the Mortgage Loans, which may


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

be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

          (b) The examination and audit rights and other rights to access described in clause (a) above shall be afforded by the Servicer at its offices without charge, upon reasonable request, and during normal business hours or at such other times as may be reasonable under applicable circumstances. The Servicer, at its expense, shall make available all customary, reasonable office space, facilities, and equipment for the visiting party and shall provide the visiting party with access to reasonable cooperation with its officers and employees. The salaries, travel, subsistence and other related expenses for the Depositor's and/or the Trustee's representatives shall be borne by the Depositor and/or the Trustee.

     SECTION 9.04. Legal Proceedings Involving the Servicer and/or the Mortgage Loans.

          (a) The Servicer shall commence, defend, appear, or otherwise participate in any foreclosure, condemnation, bankruptcy, or other legal proceedings relating to a Mortgage Loan in the name of the Trustee and/or the Trust Fund. The Servicer shall provide the Trustee, on a monthly basis, with such written reports as it receives regarding any legal proceedings.

          (b) The Servicer shall commence all foreclosures, bankruptcies and other legal proceedings in the name of the Trustee and/or the Trust Fund unless otherwise directed in writing by the Trustee.

     SECTION 9.05. Material Changes.

     The Servicer shall promptly report to the Trustee and the Depositor any change in its business operations, financial condition, properties or assets that could have a material adverse effect on the Servicer's ability to perform its obligations hereunder. Events for which the Trustee and the Depositor must receive notice include, but are not limited to, the following:

          (a) any merger or consolidation, any changes in the Servicer's ownership whether directly or indirectly (including any change in ownership of the Servicer's parent), or any significant reorganization;

          (b) any material changes in management ordered or required by a regulatory authority supervising or licensing the Servicer;

          (c) the entry against the Servicer of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, if such decree or order has remained in force undischarged or unstayed for a period of sixty
(60) days;

          (d) the consent by the Servicer to the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in, or commencement of a voluntary case under, any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings;

          (e) upon the Servicer's (i) admitting in writing its inability to pay its debts generally as they become due, (ii) filing a petition to take advantage of any applicable insolvency or


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

reorganization statute, (iii) making an assignment for the benefit of its creditors or (iv) voluntarily suspending payment of its obligations;

          (f) entry of any court judgment or regulatory order in which the Servicer is or may be required to pay a claim or claims that may have a material adverse effect on the Servicer's financial condition;

          (g) any admission by the Servicer to the commission of, or any finding that the Servicer has committed, any violation of any law, regulation or order in any proceeding or audit commenced by any governmental, or regulatory authority, or any proceeding commenced in any court of law;

          (h) the commencement of any class action law suits against the Servicer; and

          (i) the Servicer's entry into any agreement with a third party that would result in any material change in the financial status or ownership of the Servicer or any merger of the Servicer.

     SECTION 9.06. Servicer Shall Provide Information as Reasonably Required.

     During the term of this Agreement, the Servicer shall furnish any reports or documentation that the Trustee and/or the Depositor may reasonably request. Reports requested may include reports not specified or otherwise required by this Agreement or reports required to comply with any regulations regarding any supervisory agents or examiners of the Trustee and/or the Depositor, as applicable. All reports will be delivered in accordance with the Trustee and/or the Depositor's reasonable instructions and directions. The Servicer agrees to execute and deliver all such instruments and take all such action as the Trustee and/or the Depositor, as applicable, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

     SECTION 9.07. Servicer Not to Resign.

     The Servicer shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Servicer shall be fully liable for such tasks as if the Servicer performed them itself) nor sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Trustee and the Depositor, which consent shall be granted or withheld in the reasonable discretion of such parties, provided, however, that (i) the Servicer may assign its rights and obligations hereunder without prior written consent of the Trustee and the Depositor to any entity that is directly owned or controlled by the Servicer, and the Servicer guarantees the performance of such entity hereunder, (ii) the Servicer is no longer permitted to act as Servicer under applicable law as evidenced by an Opinion of Counsel or
(iii) upon a sale of its servicing rights with respect to the Mortgage Loans with the prior written consent of the Sponsor. In the case of item (i) above, the Servicer shall provide the Trustee and the Depositor with a written statement guaranteeing the successor entity's performance of the Servicer's obligations under the Agreement.

     SECTION 9.08. Collection Accounts and Escrow Accounts.

     The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets. The Servicer shall create and maintain Collection Account s and Escrow Accounts for the deposit of all funds, except as otherwise provided herein, received by the Servicer on the Mortgage Loans. The Servicer shall be responsible for reviewing and reconciling all collection accounts in accordance with industry standards. The Servicer shall act promptly to resolve any discrepancies. The Servicer


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shall be responsible for all expenses and consequences for failure to reconcile the accounts.

     SECTION 9.09. Assumption Processing.

     Within three (3) Business Days of receipt by the Servicer of a request by a Mortgagor to be released from liability for payment of a Mortgage Loan in connection with an assumption of the related Mortgage Note, the Servicer shall notify the Trustee of such request. Upon the completion of the assumption processing, the Sponsor shall provide the Servicer with all necessary information to enable the Servicer to update its EDP.

     SECTION 9.10. Books and Records.

     The Servicer shall be responsible for maintaining, and shall maintain, a complete set of records for the Mortgage Loans. The Servicer's books and records shall clearly reflect the ownership of the Mortgage Loans by the Trust Fund. All documents, records and correspondence, regardless of the media in which they are stored or maintained, are property of the Trust Fund, and the Servicer shall hold the same in a fiduciary capacity for the Trust Fund. The Servicer may retain copies of all such documents, records and correspondence as may be necessary to service the Mortgage Loans under this Agreement.

     SECTION 9.11. Annual Statement as to Compliance.

     Not later than (a) March 1 of each calendar year (other than the calendar year during which the Closing Date occurs), or (b) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 9.21 on behalf of the Issuing Entity, by April 15 of each calendar year (or if such day is not a Business Day, the immediately preceding Business Day), each of the Servicer and the Trustee shall deliver to the Trustee and the Depositor, an Officer's Certificate in the form attached hereto as
Exhibit V stating, as to each signatory thereof, that (i) a review of the activities of such signatory during the preceding calendar year, or portion thereof, and of the performance of such signatory under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such signatory has fulfilled all its obligations under this Agreement in all material respects throughout such year or a portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. With respect to any Servicing Function Participant to which the Servicer has delegated any servicing responsibilities, the Servicer shall deliver, on behalf of that Servicing Function Participant, the Officer's Certificate set forth in this Section 9.11 in the same manner and with the same time frames as required by the Servicer and the Trustee above. Promptly after receipt of each such Officer's Certificate, the Depositor may review such Officer's Certificate and, if applicable, consult with the Servicer, any Servicing Function Participant, and the Trustee, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party's obligations hereunder or, in the case of any Servicing Function Participant, under such other applicable agreement.

     In the event the Trustee or the Servicer is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and shall use its reasonable efforts to cause any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement to provide, an annual statement of compliance pursuant to this Section 9.11 with respect to the period of time that the Trustee or the Servicer was subject to this Agreement or the period of time that the Servicing Function Participant was subject to such other servicing agreement.

     SECTION 9.12. [Reserved.]


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     SECTION 9.13. Reports on Assessment of Compliance and Attestation.

          (a) (i) Not later than March 1 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer and the Trustee, each at its own expense, shall furnish, and each of the preceding parties, as applicable, shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, (unless in the case of a Subcontractor, the Servicer or the Trustee, as applicable, has notified the Depositor and the Trustee in writing that such compliance statement is not required for the Subcontractor) and (ii) not later than April 15 of each calendar year with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer and the Trustee, each at its own expense, shall furnish, and each of the preceding parties, as applicable, shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Trustee and the Depositor an officer's assessment of its compliance with the Relevant Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the "Assessment of Compliance"), which assessment shall contain
(A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 9.13, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving such party that are backed by the same asset type as the Mortgage Loans, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

     Promptly after receipt of each report on assessment of compliance, (i) the Depositor may review each such report and, if applicable, consult with the Servicer, and the Trustee, and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Servicer, the Trustee, and any Servicing Function Participant engaged by such parties, and (ii) the Trustee shall confirm that the assessments individually address the Relevant Servicing Criteria for each party as set forth on Exhibit S-2 and notify the Depositor of any exceptions.

     In the event the Trustee or the Servicer is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, and each such party shall use its reasonable efforts to cause any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement to provide, an annual assessment of compliance pursuant to this
Section 9.13, coupled with an attestation as required in this Section 9.13 with respect to the period of time that the Trustee or the Servicer was subject to this Agreement or the period of time that such Servicing Function Participant was subject to such other servicing agreement.

          (b) (i) Not later than March 1 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer and the Trustee, each at its own expense, shall cause, and each of the preceding parties, as applicable, shall cause any Servicing Function Participant engaged by it to cause, each at its own expense (unless in the case of a Subcontractor, the Servicer or the


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Trustee, as applicable, has notified the Depositor and the Trustee in writing that such report is not required for the Subcontractor), and (ii) not later than April 15 of each calendar year with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer and the Trustee each at its own expense, shall cause, and each of the preceding parties, as applicable, shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to the Servicer, the Trustee, the Sponsor or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a report (the "Accountants Attestation") to the Trustee and the Depositor to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. Such Accountant's Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

          (c) Promptly after receipt of such report from the Servicer and the Trustee, and any Servicing Function Participant engaged by any such party, (i) the Depositor may review the report and, if applicable, consult with such parties as to the nature of any defaults by any of such parties, as the case may be, in the fulfillment of such party's obligations hereunder or under any other applicable agreement, and (ii) the Trustee shall confirm that each assessment submitted pursuant to Section 9.13(a) is coupled with an attestation meeting the requirements of Section 9.13(b) and notify the Depositor of any exceptions.

          (d) Each of the parties hereto acknowledges and agrees that the purpose of this Section 9.13 is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB. Any such supplementation or modification shall be made in accordance with Section 11.03 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Issuing Entity under the Exchange Act.

     SECTION 9.14. Servicing Compensation.

          (a) Subject to the following paragraph, as compensation for its services hereunder, the Servicer shall be entitled to a Servicing Fee payable with respect to each Mortgage Loan. As to each Mortgage Loan, the Servicing Fee shall be payable monthly from payments of interest on such Mortgage Loan prior to the deposit of such payments into the Collection Account, shall accrue at the applicable Servicing Fee Rate, and shall be computed on the basis of the same principal amount and for the same period respecting which such interest payment was computed.


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          (b) The Servicing Fee for each Mortgage Loan shall be payable solely from (i) the interest portion of the related Monthly Payment (to the extent paid by the Mortgagor, but only if a full interest payment is received), or (ii) from any payment of interest made with respect to the Mortgage Loan from the proceeds of foreclosure or any judgment, writ of attachment or levy against the Mortgagor or the Mortgagor's assets, or (iii) from funds paid in connection with any prepayment in full, or (iv) from Insurance Proceeds or Liquidation Proceeds.

          (c) As additional compensation hereunder, the Servicer may retain (i) all net interest earnings on balances maintained in the Collection Account and Escrow Accounts and (ii) the Ancillary Fees.

          (d) The Servicer's right to the Servicing Fee shall not be transferred in whole or in part except in connection with any permitted transfer of all the Servicer's obligations under this Agreement. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

          (e) In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Servicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Remittance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall. In case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Trust Fund or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date.

     SECTION 9.15. Indemnification.

     The Servicer shall indemnify and hold the Trustee, the Trust Fund and the Depositor and their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") harmless from, and will reimburse the Indemnified Parties for, any and all Losses incurred by any of the Indemnified Parties to the extent that such Losses result from, are caused by or arise out of any one or more of the following:

          (a) Any material misrepresentations made by the Servicer in this Agreement, or in any schedule, exhibit, or certificate furnished pursuant hereto;

          (b) Any material breach of any of the representations and warranties of the Servicer or the nonfulfillment of any term, covenant, condition or obligation of the Servicer set forth in this Agreement or in any schedule, statement, exhibit, or certificate furnished pursuant hereto, or any default or failure to perform by the Servicer hereunder;

          (c) Any failure of the Servicer to comply with Accepted Servicing Practices in connection with servicing the Mortgage Loans;

          (d) Any liabilities or obligations, contingent or otherwise, of the Servicer of any nature whatsoever relating to the Servicer's obligations under this Agreement, to the extent that any related Loss to the Trustee, Trust Fund or Depositor is not increased by negligence, bad faith or willful misconduct on the part of the Trustee, Trust Fund or Depositor; or


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          (e) Any non-compliance with the terms of the powers of attorney or the use thereof that results in a Loss to the Trustee, Trust Fund or Depositor.

     The indemnity provided in this Section 9.15 shall remain in full force and effect regardless of any investigation made by the Trustee, Trust Fund or Depositor or its representatives. The provisions of this Section 9.15 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

     SECTION 9.16. Non Solicitation.

          For as long as the Servicer services the Mortgage Loans, the Servicer covenants that it will not, and that it will ensure that its affiliates and agents, will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related Mortgagors. It is understood that the promotions undertaken by the Servicer which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section 9.16.

     SECTION 9.17. Successor to the Servicer.

          Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement (a) the Trustee shall, in accordance with the provisions of this Agreement (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements set forth herein and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. If the Trustee shall succeed to and assume the Servicer's responsibilities, rights, duties and obligations under this Agreement, such succession shall not be effective prior to 90 days after the Trustee's knowledge that the Servicer shall be terminated hereunder. The Servicer shall not be removed hereunder prior to the effectiveness of the assumption of its responsibilities, rights, duties and obligations by the successor thereto. Any successor to the Servicer shall be subject to the approval of the Depositor, the Trustee and each Rating Agency. Each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Trustee or the Depositor, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.17 and shall in no event relieve the Servicer of the representations and warranties made herein and the remedies available to the Trustee herein, it being understood and agreed that the provisions of this Agreement regarding indemnification and nonsolicitation shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.


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     SECTION 9.18. Statements to the Trustee.

          (a) Not later than the 15th calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Trustee (i) a monthly remittance advice in the format set forth in Exhibit D-1 hereto and a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto relating to the period ending on the first day of the current calendar month and (ii) all such information required on a magnetic tape or other similar media mutually agreed upon by the Trustee and the Servicer.

          (b) The Servicer shall provide the Trustee with such information concerning the Mortgage Loans as is necessary for the Trustee to prepare its federal income tax return as the Trustee may reasonably request from time to time.

     SECTION 9.19. Merger or Consolidation of the Servicer.

     Any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however that the successor Servicer shall satisfy all the requirements of
Section 9.17 with respect to the qualifications of a successor Servicer.

     SECTION 9.20. Limitation on Liability of the Servicer.

     Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

     SECTION 9.21. Periodic Filings.

          (a) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if directed by the Depositor and to the extent it receives the Form 8-K Disclosure Information described below, the Trustee shall prepare and file on behalf of the Issuing Entity a Form 8-K, as required by the Exchange Act, provided that the


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Depositor shall file the initial Form 8-K in connection with the issuance of the
Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall be reported by the parties set forth on Exhibit W to the Depositor and the Trustee and directed and approved by the Depositor, pursuant to the paragraph immediately below, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

          (b) For so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, following the occurrence of a Reportable Event
(A) each party listed on Exhibit W hereto shall use commercially reasonable best efforts to provide immediate notice to the Trustee and the Depositor, by fax and by phone or by e-mail and by phone (using the contact information set forth in Section 11.07 or, in the case of the Trustee, set forth on Exhibit U), (B) each such party shall be required to provide to the Trustee and the Depositor, to the extent known, in EDGAR-compatible format or in such other format as agreed upon by the Trustee, the Depositor and such party, the Form 8-K Disclosure Information described on Exhibit W applicable to such party, together with the form set forth on Exhibit U (the "Additional Disclosure Notification") by Noon New York City time on the 2nd Business Day following the occurrence of such Reportable Event and (C) the Depositor, by the end of business New York City time on the 2nd day following such Reportable Event, shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit W of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

          (c) After preparing the Form 8-K, the Trustee shall forward electronically, a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. No later than 12:00 noon New York City time on the fourth Business Day after the Reportable Event, a senior officer of the Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 9.21(n).

          (d) Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Trustee. The signing party at the Servicer can be contacted at (937)910-1200. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 9.21 related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this
Section 9.21. The Trustee shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K.

          (e) Within fifteen days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and


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Retrieval System (EDGAR), a Form 10-D with a copy of the report to the
Certificateholders for such Distribution Date as an exhibit thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported by the parties set forth on Exhibit X to the Depositor and the Trustee and directed and approved by the Depositor pursuant to the following paragraph, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

          (f) As set forth in Exhibit X hereto, for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, within five
(5) calendar days after the related Distribution Date (i) each party listed on
Exhibit X hereto shall be required to provide to the Depositor and the Trustee, to the extent known, in Edgar-compatible format or in such other format as agreed upon by the Trustee, the Depositor and such party, any Additional Form 10-D Disclosure, applicable to such party, together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure. The Trustee and the Servicer have no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit X of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

          (g) After preparing the Form 10-D at the direction of the Depositor, the Trustee will forward electronically a copy of the Form 10-D to the Servicer for execution. No later than three (3) Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized representative of the Servicer shall sign the Form 10-D and return an electronic or fax copy of such Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 9.21(n). Promptly (but not later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-D, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 9.21 related to the timely preparation, arrangement for execution and filing of Form 10-D is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this Section 9.21. The Trustee will not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D resulting from the Trustee's inability or failure to receive, on a timely basis, from any other party hereto or any Servicing Function Participant of any information needed to prepare, arrange for execution or file such Form 10-D on a timely basis.

          (h) On or prior to the 90th calendar day after the end of the fiscal year for the Issuing Entity or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Issuing Entity ends on December 31st of each year) commencing in March 2007, the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via EDGAR a Form 10 -K with respect to the Issuing Entity. Such Form 10-K shall include the following items, in each case, as applicable, to the


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extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Trustee, the Servicer and each Servicing Function Participant (each, a "Reporting Servicer"), as described in Section 9.11 of the Agreement, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Servicing Function Participant (unless the Depositor has determined that such compliance statement is not required by Regulation AB), as described in Section 9.13 of the Agreement, and (B) if any such Reporting Servicer's report on assessment of compliance with servicing criteria described in Section 9.13 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any report on assessment of compliance with servicing criteria described in Section 9.13 of the Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described in
Section 9.13 of this Agreement, and (B) if any registered public accounting firm attestation report described under Section 9.13 of this Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and
(iv) a Sarbanes-Oxley Certification in the form attached hereto as Exhibit T, executed by the senior officer in charge of securitizations of the Servicer. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported by the parties as set forth in Exhibit Y to the Depositor and the Trustee and directed and approved by the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure except as set forth in the next paragraph.

          (i) As set forth in Exhibit Y hereto, no later than March 1 of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in March 2007, (i) the parties listed on Exhibit Y hereto shall be required to provide to the Depositor and the Trustee, to the extent known, in EDGAR-compatible format or in such other format as agreed upon by the Trustee, the Depositor and such party, any Additional Form 10-K Disclosure, applicable to such party together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Y of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

          (j) After preparing the Form 10-K, the Trustee shall, upon request, forward electronically a draft copy of the Form 10-K to the Depositor and the Servicer for review. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor and the Servicer shall notify the Trustee of any changes to or approval of such Form 10-K. Within three Business Days after receipt of such copy, but no later than March 25th, a senior officer of the Servicer shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee, and the Trustee shall file such Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 9.21(n). Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will, pursuant to the Agreement, make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 9.21 related to the timely preparation, arrangement for execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the


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performance of their duties under this Section 9.21, Section 9.11 and Section
9.13. The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K resulting from the Trustee's inability or failure to receive, on a timely basis, any information needed from any other party hereto or any Servicing Function Participant to prepare, arrange for execution or file such Form 10-K on a timely basis.

          (k) Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification"), which shall be in the form attached hereto as Exhibit T. The Servicer will cause its senior officer in charge of securitization to execute the Sarbanes-Oxley Certification required pursuant to Rule 13a -14 under the Exchange Act and to deliver the original executed Certification to the Trustee by March 1 of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act. In connection therewith, each of the Trustee and any Sub-Servicer, shall sign and provide, and each such party shall cause any Servicing Function Participant (to the extent required by the Exchange Act and the rules and regulations of the Commission) engaged by it to sign and provide, to the person who signs the Sarbanes-Oxley Certification (the "Certifying Person") by March 1 of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (a "Back-Up Certification") (in the form attached hereto as Exhibit Q and Exhibit R, respectively) upon which the Certifying Person, the entity for which the Certifying Person acts as an officer and such entity's officers, directors and affiliates can reasonably rely. The senior officer of the Servicer in charge of securitization shall serve as the Certifying Person. In the event that any such party or any Servicing Function Participant engaged by a party hereto is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide (to the extent the Servicer or Trustee, as applicable, can reasonably obtain such) a Back-Up Certification to the Servicer pursuant to this Section 9.21 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

          (l) The Servicer agrees to furnish to the Trustee promptly, from time to time upon request, such further information and reports within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items with the Commission other than those specified in this section and the Servicer shall execute any and all Form 10-Ds, Form 8-Ks and Form 10-Ks required hereunder.

          (m) On or prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Issuing Entity under the Exchange Act.

          (n) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will promptly notify the Depositor of such inability to make a timely filing with the Commission. In the case of Form 10-D and Form 10-K, the Depositor, the Servicer and the Trustee will cooperate to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D to be filed for the Issuing Entity. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K


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Disclosure or Form 8-K Disclosure Information, the Trustee will notify the
Depositor and the Servicer, and such parties agree to cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative or senior officer in charge of securitization, as applicable, of the Servicer. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 9.21 related to the timely preparation, arrangement for execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon each such party performing its respective duties under this Section. The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K.

          (o) If the Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 9.21, to be conducted differently than as described, the Depositor, the Servicer, and the Trustee will reasonably cooperate to amend the provisions of this Section 9.21 in order to comply with such amended reporting requirements and such amendment of this Section 9.21. Any such amendment shall be made in accordance with Section 11.03 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Issuing Entity under the Exchange Act. Notwithstanding the foregoing, the Depositor, the Servicer and the Trustee shall not be obligated to enter into any amendment pursuant to this Section 9.21 that adversely affects its obligations and immunities under this Agreement

          (p) The Trustee shall indemnify and hold harmless the Servicer and the Depositor and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Trustee or any of its officers, directors, agents or Affiliates of its obligations under Sections 9.11, 9.13 and 9.21, any material misstatement or omission in any documents prepared thereunder (to the extent the Trustee is responsible for providing information or calculating amounts included in such information), the failure of the Trustee to deliver when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to
Section 9.13 or Annual Statement of Compliance required pursuant to Section 9.11, as applicable, or any material misstatement or omission contained in any Assessment of Compliance, Accountant's Attestation or Annual Statement of Compliance provided on its behalf pursuant to Section 9.11 or 9.13, as applicable, or the negligence, bad faith or willful misconduct of the Trustee in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Trustee agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Trustee on the one hand and of the indemnified parties on the other.

          (q) The Servicer shall indemnify and hold harmless the Trustee and the Depositor and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or Affiliates of its obligations under Sections 9.11, 9.13 and 9.21, any material misstatement or omission in any documents prepared thereunder (to the extent the Servicer is responsible for providing information


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or calculating amounts included in such information), the failure of the
Servicer to deliver when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to Section 9.13 or Annual Statement of Compliance required pursuant to Section 9.11, as applicable, or any material misstatement or omission contained in any Assessment of Compliance, Accountant's Attestation or Annual Statement of Compliance provided on its behalf pursuant to
Section 9.11 or 9.13, as applicable, or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Servicer agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Servicer on the one hand and of the indemnified parties on the other.

          (r) The Depositor, the Servicer and the Trustee agree to use their good faith efforts to cooperate in complying with the requirements of this
Section 9.21.

     SECTION 9.22. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

          (a) The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (w) the maximum insurable value of the improvements which are a part of such property and (x) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Loan Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, within two Business Days after receipt thereof, subject to withdrawal pursuant to Section 4.01. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake, windstorm or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (y) the unpaid principal balance of the related Mortgage Loan and (z) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

          (b) If the Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be


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deemed to have satisfied its obligations as set forth in the first two sentences of this Section 9.22, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 9.22, and there shall have been one or more losses which would have been covered by such policy, deposit to the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

          (c) The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee, upon request and reasonable notice, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond. The Servicer may be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. In the event that any such policy or bond ceases to be in effect, the Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. Any such policy or fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee.

                                    ARTICLE X

                              REMIC ADMINISTRATION

     SECTION 10.01. REMIC Administration.

          (a) REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement and Section

          (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

          (c) The Trustee shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Trustee shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or
(ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful


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misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer). The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Certificate Account, provided, however, the Trustee shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by Section 6.19 and this Section.

          (d) The Trustee shall prepare, sign and file all of each REMIC's federal and appropriate state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

          (e) The Trustee or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide, upon receipt of additional reasonable compensation, to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code.

          (f) The Trustee and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

          (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee or the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

          (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.


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          (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

          (j) The Trustee shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

          (k) Reserved.

          (l) The Class R Holder shall act as "tax matters person" with respect to each REMIC and irrevocably appoints the Trustee to act as its agent in such roles.

          (m) Neither the Trustee nor the Depositor, as assignees under this Agreement, shall provide any consent pursuant to this Agreement or knowingly take any action under this Agreement that would conflict with or violate the provisions of this Article X.

     SECTION 10.02. Prohibited Transactions and Activities.

     Neither the Depositor nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

     SECTION 10.03. Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status.

     In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Depositor or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Trustee has relied. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or the Mortgage Loan Sale and Assignment Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Trustee with respect to its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).


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     SECTION 10.04. REO Property.

          (a) Notwithstanding any other provision of this Agreement, the Trustee shall not, except to the extent provided in this Agreement, knowingly permit any Servicer to rent, lease, otherwise earn income or take any other action on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has provided to the Trustee an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

          (b) The Depositor shall cause the Servicer (to the extent provided in this Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the Servicer (to the extent provided in this Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Depositor or the Servicer (on behalf of the Issuing Entity) has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If such an extension has not been received and the Depositor or the Servicer, acting on behalf of the Trust Fund hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if such an extension, has been received and the Depositor or the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property's fair market value or
(ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.01. Binding Nature of Agreement; Assignment.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION 11.02. Entire Agreement.

     This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     SECTION 11.03. Amendment.

          (a) This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of this Agreement, (iii) to add any other provisions with respect to matters or questions arising under this Agreement, (iv) to modify alter, amend, add to or rescind any of the terms or provisions contained in this Agreement or (v) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to this Agreement, nor shall such amendment effected pursuant to clauses (iii) or (iv) of such sentence adversely affect in any material respect the interests of any Holder unless such Holder has consented thereto. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section. Any such amendment shall be deemed not to affect adversely in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current ratings assigned to the Certificates. In addition, this Agreement may be amended from time to time by the Sponsor, the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders to comply with the provisions of Regulation AB.

          (b) This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of any REMIC as a REMIC or cause a tax to be imposed on such REMIC; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

          (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor, the Servicer and the Rating Agencies.

          (d) It shall not be necessary for the consent of Holders under this
Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (e) Notwithstanding anything to the contrary in this Agreement, the Trustee shall not consent to any amendment of this Agreement except pursuant to the standards provided in this Section 11.03 with respect to amendment of this Agreement.

          (f) Neither the Sponsor nor the Trustee shall consent to the assignment by the Servicer of the Servicer's rights and obligations under this Agreement without the prior written consent of the Depositor, which consent shall not be unreasonably withheld.

          (g) Notwithstanding anything to the contrary in this Section 11.03, the Trustee, the Sponsor and the Servicer shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission.

     SECTION 11.04. Voting Rights.

     Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount (or Percentage Interest), Certificates owned by the Depositor, the Trustee, the Servicer or any Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Trustee, the Servicer or any Affiliate thereof.

     SECTION 11.05. Provision of Information.

          (a) For so long as any of the Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Depositor, the Servicer and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act. Any reasonable, out-of-pocket expenses incurred by the Trustee or the Servicer in providing such information shall be reimbursed by the Depositor.

          (b) The Trustee shall provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Commission and (ii) a copy of any other document incorporated by reference in the Prospectus. Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

          (c) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, a copy of the report delivered to Certificateholders pursuant to
Section 4.02.

     SECTION 11.06. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


     SECTION 11.07. Notices.

     All requests, demands, notices, authorizations, directions, consents, waivers and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080, telecopy number (212) 449-9015, Attention:
Merrill Lynch Mortgage Investors Trust Series MLMI 2006-F1, (b) in the case of the Servicer, National City Mortgage Co., 3232 Newmark Drive, Miamisburg, Ohio 45342, telecopy number (937) 913-7658, Attention: Richard Buck, (c) in the case of the Sponsor, Merrill Lynch Mortgage Lending, Inc., 250 Vesey Street, 4 World Financial Center, New York, New York, 10080, telecopy number (212) 449-9015,
Attention: Merrill Lynch Mortgage Investors Trust Series MLMI 2006-F1, and (d) with respect to the Trustee or the Certificate Registrar, P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager - MLMI Trust Series 2006-F1, with a copy to it at its respective Corporate Trust Office, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

     SECTION 11.08. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 11.09. Indulgences; No Waivers.

     Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     SECTION 11.10. Headings Not To Affect Interpretation.

     The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

     SECTION 11.11. Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 11.15.

     SECTION 11.12. Special Notices to the Rating Agencies.

          (a) The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 11.03;

          (ii) the occurrence of any Event of Default;

          (iii) any notice of termination given to the Servicer pursuant to
     Section 6.14 or any resignation of the Servicer pursuant to this Agreement;

          (iv) the appointment of any successor to the Servicer pursuant to
     Section 6.14; and

          (v) the making of a final payment pursuant to Section 7.02.

          (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

          If to Moody's, to:

          Moody's Investors Service, Inc.
          99 Church Street
          New York, New York 10007
          Attention: ABS Monitoring

          If to S&P, to:

          Standard & Poor's Ratings Service,
          a division of The McGraw-Hill Companies, Inc.
          55 Water Street
          New York, New York 10041
          Attention: Residential Mortgages

          (c) The Trustee shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.02. In addition, the Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

     SECTION 11.13. [RESERVED].

     SECTION 11.14. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     SECTION 11.15. No Petitions.

     The Trustee and the Servicer, by entering into this Agreement, hereby covenants and agrees that it shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

     SECTION 11.16. Compliance with Regulation AB.

     Each of the parties hereto acknowledges and agrees that the purpose of Sections 9.11, 9.13 and 9.21 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Depositor for delivery of that or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                        as Depositor


                                        By:
                                            ------------------------------------
                                        Name: Matthew Whalen
                                        Title: President


                                        NATIONAL CITY MORTGAGE CO.,
                                        as Servicer and as Originator


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO BANK, N.A.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT B

          FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF    )
            )   ss.:
COUNTY OF   )

     [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

     1. That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the
          "Purchaser"), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

     2.   That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any "electing large partnership" within the meaning of Section 775 of the Code, or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

     4. That the Purchaser is not, and on __________________ [date of transfer] will not be, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code, or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to foregoing provisions of ERISA or the Code (collectively, a "Plan"), and is not directly or indirectly acquiring a Residual Certificate for, on behalf of or with any assets of any such Plan.

     5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of April 1, 2006 (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as Depositor, National City Mortgage Co., as Servicer and Wells Fargo Bank, N.A., as Trustee with respect to Merrill Lynch Mortgage Investors

          Trust Series MLMI 2006-F1 Mortgage Pass-Through Certificates, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Certificate Registrar and Trustee have received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

     6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

     7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

     8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee and the Certificate Registrar a written statement substantially in the form of Exhibit C to the Agreement.

     9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

     10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor, the Trustee and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code. "Non-U.S. Person" means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and,
          (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

     11. The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Purchaser or another U.S. taxpayer.

     12. That the Purchaser agrees to such amendments of the Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a

          "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

     13. That the Purchaser consents to the designation of the Trustee to act as agent for the "tax matters person" of each REMIC created by the Trust Fund pursuant to the Agreement.

     14. That the Purchaser agrees to be bound by Section 3.03(f) of the Agreement.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.

                                        ----------------------------------------
                                        [Name of Purchaser]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

     Subscribed and sworn before me this _____ day of __________ 20__.

NOTARY PUBLIC


----------------------------------------

COUNTY OF ______________________________

STATE OF _______________________________

My commission expires the _____ day of __________ 20__.

                                    EXHIBIT C

              RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

                                                          ----------------------
                                                                   Date

Re: Merrill Lynch Mortgage Investors Trust Series MLMI 2006-F1 Mortgage Pass-Through Certificates

     _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                        Very truly yours,


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT D-1

                  STANDARD LAYOUT FOR MONTHLY REMITTANCE ADVICE

EXHIBIT: STANDARD FILE LAYOUT - DELINQUENCY REPORTING

* The column/header names in BOLD are the minimum fields Wells Fargo must receive from every Servicer

COLUMN/HEADER NAME                                   DESCRIPTION                          DECIMAL            FORMAT COMMENT
------------------                                   -----------                          -------            --------------
SERVICER_LOAN_NBR             A unique number assigned to a loan by the Servicer.
                              This may be  different than the LOAN_NBR
LOAN_NBR                      A unique identifier assigned to each loan by the
                              originator.
CLIENT_NBR                    Servicer Client Number
SERV_INVESTOR_NBR             Contains a unique number as assigned by an external
                              servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME           First Name of the Borrower.
BORROWER_LAST_NAME            Last name of the borrower.
PROP_ADDRESS                  Street Name and Number of Property
PROP_STATE                    The state where the  property located.
PROP_ZIP                      Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE        The date that the borrower's next payment is due to                   MM/DD/YYYY
                              the servicer at the end of processing cycle, as
                              reported by Servicer.
LOAN_TYPE                     Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE         The date a particular bankruptcy claim was filed.                     MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE       The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR           The case number assigned by the court to the
                              bankruptcy filing.
POST_PETITION_DUE_DATE        The payment due date once the bankruptcy has been                     MM/DD/YYYY
                              approved by the courts
BANKRUPTCY_DCHRG_DISM_DATE    The Date The Loan Is Removed From Bankruptcy.                         MM/DD/YYYY
                              Either by Dismissal, Discharged and/or a Motion For
                              Relief Was Granted.
LOSS_MIT_APPR_DATE            The Date The Loss Mitigation Was Approved By The                      MM/DD/YYYY
                              Servicer
LOSS_MIT_TYPE                 The Type Of Loss Mitigation Approved For A Loan
                              Such As;
LOSS_MIT_EST_COMP_DATE        The Date The Loss Mitigation /Plan Is Scheduled To                    MM/DD/YYYY
                              End/Close
LOSS_MIT_ACT_COMP_DATE        The Date The Loss Mitigation Is Actually Completed                    MM/DD/YYYY
FRCLSR_APPROVED_DATE          The date DA Admin sends a letter to the servicer with                 MM/DD/YYYY
                              instructions to begin foreclosure proceedings.
ATTORNEY_REFERRAL_DATE        Date File Was Referred To Attorney to Pursue                          MM/DD/YYYY
                              Foreclosure
FIRST_LEGAL_DATE              Notice of 1st legal filed by an Attorney in a                         MM/DD/YYYY
                              Foreclosure Action
FRCLSR_SALE_EXPECTED_DATE     The date by which a foreclosure sale is expected to                   MM/DD/YYYY
                              occur.
FRCLSR_SALE_DATE              The actual date of the foreclosure sale.                              MM/DD/YYYY
FRCLSR_SALE_AMT               The amount a property sold for at the foreclosure sale.        2      No commas(,) or dollar signs ($)
EVICTION_START_DATE           The date the servicer initiates eviction of the borrower.             MM/DD/YYYY
EVICTION_COMPLETED_DATE       The date the court revokes legal possession of the                    MM/DD/YYYY
                              property from the borrower.


                                      D-1-1

LIST_PRICE                    The price at which an REO property is marketed.                2      No commas(,) or dollar signs ($)
LIST_DATE                     The date an REO property is listed at a particular price.             MM/DD/YYYY
OFFER_AMT                     The dollar value of an offer for an REO property.              2      No commas(,) or dollar signs ($)
OFFER_DATE_TIME               The date an offer is received by DA Admin or by the                   MM/DD/YYYY
                              Servicer.
REO_CLOSING_DATE              The date the REO sale of the property is scheduled to                 MM/DD/YYYY
                              close.
REO_ACTUAL_CLOSING_DATE       Actual Date Of REO Sale                                               MM/DD/YYYY
OCCUPANT_CODE                 Classification of how the property is occupied.
PROP_CONDITION_CODE           A code that indicates the condition of the property.
PROP_INSPECTION_DATE          The date a  property inspection is performed.                         MM/DD/YYYY
APPRAISAL_DATE                The date the appraisal was done.                                      MM/DD/YYYY
CURR_PROP_VAL                 The current "as is" value of the property based on             2
                              brokers price opinion or appraisal.
REPAIRED_PROP_VAL             The amount the property would be worth if repairs are          2
                              completed pursuant to a broker's price opinion or
                              appraisal.

If applicable:
DELINQ_STATUS_CODE            FNMA Code Describing Status of Loan
DELINQ_REASON_CODE            The circumstances which caused a borrower to stop paying
                              on a loan. Code indicates the reason why the loan is in
                              default for this cycle.
MI_CLAIM_FILED_DATE           Date Mortgage Insurance Claim Was Filed With Mortgage                 MM/DD/YYYY
                              Insurance Company.
MI_CLAIM_AMT                  Amount of Mortgage Insurance Claim Filed                              No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE            Date Mortgage Insurance Company Disbursed Claim Payment               MM/DD/YYYY
MI_CLAIM_AMT_PAID             Amount Mortgage Insurance Company Paid On Claim                2      No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE         Date Claim Was Filed With Pool Insurance Company                      MM/DD/YYYY
POOL_CLAIM_AMT                Amount of Claim Filed With Pool Insurance Company              2      No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE          Date Claim Was Settled and The Check Was Issued By The                MM/DD/YYYY
                              Pool Insurer
POOL_CLAIM_AMT_PAID           Amount Paid On Claim By Pool Insurance Company                 2      No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE    Date FHA Part A Claim Was Filed With HUD                             MM/DD/YYYY
FHA_PART_A_CLAIM_AMT          Amount of FHA Part A Claim Filed                               2      No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE    Date HUD Disbursed Part A Claim Payment                               MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT     Amount HUD Paid on Part A Claim                                2      No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE   Date FHA Part B Claim Was Filed With HUD                              MM/DD/YYYY
FHA_PART_B_CLAIM_AMT          Amount of FHA Part B Claim Filed                               2      No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE    Date HUD Disbursed Part B Claim Payment                               MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT     Amount HUD Paid on Part B Claim                                2      No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE           Date VA Claim Was Filed With the Veterans Admin                       MM/DD/YYYY
VA_CLAIM_PAID_DATE            Date Veterans Admin. Disbursed VA Claim Payment                       MM/DD/YYYY


                                      D-1-2

VA_CLAIM_PAID_AMT             Amount Veterans Admin. Paid on VA Claim                        2      No commas(,) or dollar signs ($)

EXHIBIT 2: STANDARD FILE CODES - DELINQUENCY REPORTING

The LOSS MIT TYPE field should show the approved Loss Mitigation Code as follows:

     -    ASUM- Approved Assumption

     -    BAP- Borrower Assistance Program

     -    CO- Charge Off

     -    DIL- Deed-in-Lieu

     -    FFA- Formal Forbearance Agreement

     -    MOD- Loan Modification

     -    PRE- Pre-Sale

     -    SS- Short Sale

     -    MISC- Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The OCCUPANT CODE field should show the current status of the property code as follows:

     -    Mortgagor

     -    Tenant

     -    Unknown

     -    Vacant

The PROPERTY CONDITION field should show the last reported condition of the property as follows:

     -    Damaged

     -    Excellent

     -    Fair

     -    Gone

     -    Good

     -    Poor

     -    Special Hazard

     -    Unknown


                                      D-1-3

The FNMA DELINQUENT REASON CODE field should show the Reason for Delinquency as follows:

DELINQUENCY CODE   DELINQUENCY DESCRIPTION
----------------   -----------------------
001                FNMA-Death of principal mortgagor
002                FNMA-Illness of principal mortgagor
003                FNMA-Illness of mortgagor's family member
004                FNMA-Death of mortgagor's family member
005                FNMA-Marital difficulties
006                FNMA-Curtailment of income
007                FNMA-Excessive Obligation
008                FNMA-Abandonment of property
009                FNMA-Distant employee transfer
011                FNMA-Property problem
012                FNMA-Inability to sell property
013                FNMA-Inability to rent property
014                FNMA-Military Service
015                FNMA-Other
016                FNMA-Unemployment
017                FNMA-Business failure
019                FNMA-Casualty loss
022                FNMA-Energy environment costs
023                FNMA-Servicing problems
026                FNMA-Payment adjustment
027                FNMA-Payment dispute
029                FNMA-Transfer of ownership pending
030                FNMA-Fraud
031                FNMA-Unable to contact borrower
INC                FNMA-Incarceration


                                      D-1-4

The FNMA DELINQUENT STATUS CODE field should show the Status of Default as follows:

STATUS CODE   STATUS DESCRIPTION
-----------   ------------------
     09       Forbearance
     17       Pre-foreclosure Sale Closing Plan Accepted
     24       Government Seizure
     26       Refinance
     27       Assumption
     28       Modification
     29       Charge-Off
     30       Third Party Sale
     31       Probate
     32       Military Indulgence
     43       Foreclosure Started
     44       Deed-in-Lieu Started
     49       Assignment Completed
     61       Second Lien Considerations
     62       Veteran's Affairs-No Bid
     63       Veteran's Affairs-Refund
     64       Veteran's Affairs-Buydown
     65       Chapter 7 Bankruptcy
     66       Chapter 11 Bankruptcy
     67       Chapter 13 Bankruptcy


                                      D-1-5

                                   EXHIBIT D-2

                STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

EXHIBIT : CALCULATION OF REALIZED LOSS/GAIN FORM 332- INSTRUCTION SHEET

NOTE: DO NOT NET OR COMBINE ITEMS. SHOW ALL EXPENSES INDIVIDUALLY AND ALL CREDITS AS SEPARATE LINE ITEMS. CLAIM PACKAGES ARE DUE ON THE REMITTANCE REPORT DATE. LATE SUBMISSIONS MAY RESULT IN CLAIMS NOT BEING PASSED UNTIL THE FOLLOWING MONTH. THE SERVICER IS RESPONSIBLE TO REMIT ALL FUNDS PENDING LOSS APPROVAL AND /OR RESOLUTION OF ANY DISPUTED ITEMS.

      The numbers on the 332 form correspond with the numbers listed below.

LIQUIDATION AND ACQUISITION EXPENSES:

1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12. Complete as applicable. Required documentation:

     - For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

     - For escrow advances - complete payment history (to calculate advances from last positive escrow balance forward)

     - Other expenses - copies of corporate advance history showing all payments

     -    REO repairs >$1500 require explanation

     -    REO repairs >$3000 require evidence of at least 2 bids.

     - Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate

     -    Unusual or extraordinary items may require further documentation.


                                      D-2-1

13.  The total of lines 1 through 12.

CREDITS:

14-21. Complete as applicable. Required documentation:

     - Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

     -    Copy of EOB for any MI or gov't guarantee

     -    All other credits need to be clearly defined on the 332 form

22.  The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

TOTAL REALIZED LOSS (OR AMOUNT OF ANY GAIN)

23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).


                                      D-2-2

EXHIBIT 3A: CALCULATION OF REALIZED LOSS/GAIN FORM 332

Prepared by: __________________                           Date: ________________
Phone: ________________________              Email Address: ____________________

Servicer Loan No.   Servicer Name       Servicer Address
_________________   _________________   _________________

WELLS FARGO BANK, N.A. LOAN NO. _____________________________

Borrower's Name: __________________________________________________________
Property Address: _________________________________________________________

LIQUIDATION TYPE: REO SALE   3RD PARTY SALE   SHORT SALE   CHARGE OFF

WAS THIS LOAN GRANTED A BANKRUPTCY DEFICIENCY OR CRAMDOWN   YES   NO
If "Yes", provide deficiency or cramdown amount _______________________________

LIQUIDATION AND ACQUISITION EXPENSES:
(1) Actual Unpaid Principal Balance of Mortgage Loan        $___________   (1)
(2) Interest accrued at Net Rate                             ___________   (2)
(3) Accrued Servicing Fees                                   ___________   (3)
(4) Attorney's Fees                                          ___________   (4)
(5) Taxes (see page 2)                                       ___________   (5)
(6) Property Maintenance                                     ___________   (6)
(7) MI/Hazard Insurance Premiums (see page 2)                ___________   (7)
(8) Utility Expenses                                         ___________   (8)
(9) Appraisal/BPO                                            ___________   (9)
(10) Property Inspections                                    ___________   (10)
(11) FC Costs/Other Legal Expenses                           ___________   (11)
(12) Other (itemize)                                         ___________   (12)
     Cash for Keys________________________                   ___________   (12)
     HOA/Condo Fees_______________________                   ___________   (12)
     _____________________________________                   ___________   (12)

TOTAL EXPENSES                                              $___________   (13)
CREDITS:
(14) Escrow Balance                                         $___________   (14)
(15) HIP Refund                                              ___________   (15)
(16) Rental Receipts                                         ___________   (16)
(17) Hazard Loss Proceeds                                    ___________   (17)
(18) Primary Mortgage Insurance / Gov't Insurance            ___________   (18a)
HUD Part A
                                                             ___________   (18b)
HUD Part B


                                      D-2-3

(19) Pool Insurance Proceeds                                 ___________   (19)
(20) Proceeds from Sale of Acquired Property                 ___________   (20)
(21) Other (itemize)                                         ___________   (21)
_________________________________________                    ___________   (21)

TOTAL CREDITS                                               $___________   (22)
TOTAL REALIZED LOSS (OR AMOUNT OF GAIN)                     $___________   (23)


                                      D-2-4

ESCROW DISBURSEMENT DETAIL

   TYPE                   PERIOD OF                 BASE
(TAX /INS.)   DATE PAID    COVERAGE   TOTAL PAID   AMOUNT   PENALTIES   INTEREST
-----------   ---------   ---------   ----------   ------   ---------   --------


                                      D-2-5

                                    EXHIBIT E

                   MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT F

                                   [RESERVED]

                                    EXHIBIT G

                     FORM OF RULE 144A TRANSFER CERTIFICATE

Re: Merrill Lynch Mortgage Investors Trust Series MLMI 2006-F1
    Mortgage Pass-Through Certificates

     Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2006 (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as Depositor, National City Mortgage Co., as Servicer and Originator, and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

     This letter relates to $__________ initial Certificate Balance of Class Certificates which are held in the form of Definitive Certificates registered in the name of (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

     In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer," which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Underwriters and the Depositor.

                                        ----------------------------------------
                                        [Name of Transferor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       ------------------------------

                                    EXHIBIT H

                         FORM OF PURCHASER'S LETTER FOR
                        INSTITUTIONAL ACCREDITED INVESTOR

                                Date ___________

Dear Sirs:

     In connection with our proposed purchase of $______________ principal amount of Merrill Lynch Mortgage Investors Trust Series MLMI 2006-F1 Mortgage Pass-Through Certificates (the "Privately Offered Certificates") of Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), we confirm that:

     (1) We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor we will do so only (A) to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of April 1, 2006 (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as Depositor, National City Mortgage Co., as Servicer and Wells Fargo Bank, N.A., as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

     (2) We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

     (3) We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

     (4) We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

     (5) We have received such information as we deem necessary in order to make our investment decision.

     (6) If we are acquiring ERISA-Restricted Certificates, we are not a Plan and we are not acquiring the ERISA-Restricted Certificates for, on behalf of or with any assets of any such Plan except in accordance with Section 3.03(d) of the Pooling and Servicing Agreement.

     Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        ----------------------------------------
                                        [Purchaser]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT I

                        FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK    )
                     ) ss.:

COUNTY OF NEW YORK   )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is the ______________________ of ______________ (the
"Investor"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

     2. With respect to the transfer of an ERISA Restricted Certificate, the Investor (A) is not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan or arrangement subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring the ERISA Restricted Certificate for, on behalf of or with any assets of any such Plan, (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the ERISA Restricted Certificate with assets contained in an "insurance company general account," as defined in Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the case of a Definitive Certificate, shall deliver herewith an Opinion of Counsel satisfactory to the Trustee and the Depositor, and upon which the Trustee and the Depositor shall be entitled to rely, to the effect that the acquisition and holding of such ERISA Restricted Certificate will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Servicer or the Depositor.

     3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of April 1, 2006 (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as Depositor, National City Mortgage Co., as Servicer and Wells Fargo Bank, N.A., as Trustee, no transfer of the ERISA Restricted Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________ 20___.

                                        ----------------------------------------
                                        [Investor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


ATTEST:


------------------------------------

STATE OF    )
            ) ss.:
COUNTY OF   )

     Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

     Subscribed and sworn before me this _____ day of _________ 20___.

                                        ----------------------------------------
                                        NOTARY PUBLIC

                                        My commission expires the
                                        _____ day of __________, 20___.

                                    EXHIBIT J

                        FORM OF LETTER OF REPRESENTATIONS
                        WITH THE DEPOSITORY TRUST COMPANY

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT K

                          FORM OF INITIAL CERTIFICATION
           MERRILL LYNCH MORTGAGE INVESTORS TRUST SERIES MLMI 2006-F1

                                ___________, 2006

To: Merrill Lynch Mortgage Investors, Inc.
    250 Vesey Street
    4 World Financial Center, 10th Floor
    New York, New York 10080

    National City Mortgage Co.
    3232 Newmark Drive
    Miamisburg, Ohio 45342

    Merrill Lynch Mortgage Lending, Inc.
    250 Vesey Street
    4 World Financial Center, 10th Floor
    New York, New York 10080

     Reference is made to the Pooling and Servicing Agreement among Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), National City Mortgage Co. (the "Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee"), dated as of April 1, 2006 (the "Agreement"), pursuant to which the Depositor has delivered to the Trustee, with respect to each Mortgage Loan set forth on Schedule A hereto (the "Mortgage Loan Schedule"), the documents set forth in
Section 2.01 of the Agreement.

     With respect to each Mortgage Loan listed on the Mortgage Loan Schedule and except as otherwise noted on the Schedule of Exceptions set forth on Schedule B hereto, the Trustee confirms that (1) the Trustee has received all of the documents required to be delivered to the Trustee pursuant to Section 2.01 of the Agreement, (2) the Trustee has reviewed each Trustee's Mortgage File in accordance with Section 2.02(a) of the Agreement, and the documents contained in each Trustee's Mortgage File conform to the requirements set forth in such
Section 2.02(a), and (3) the Trustee has physical possession of the documents in each Trustee's Mortgage File. The Trustee has not independently verified the validity, enforceability, sufficiency, recordability, due authorization or genuineness or any document in any Trustee's Mortgage File or any related Mortgage Loan, nor the collectibility, insurability, effectiveness or suitability of any related Mortgage Loan.

     All terms used herein and not otherwise defined herein shall have the respective meaning ascribed to such term in the Agreement.

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT L

                           FORM OF FINAL CERTIFICATION
           MERRILL LYNCH MORTGAGE INVESTORS TRUST SERIES MLMI 2006-F1

                               _____________, 2006

To: Merrill Lynch Mortgage Investors, Inc.
    250 Vesey Street
    4 World Financial Center, 10th Floor
    New York, New York 10080

    National City Mortgage Co.
    3232 Newmark Drive
    Miamisburg, Ohio 45342

    Merrill Lynch Mortgage Lending, Inc.
    250 Vesey Street
    4 World Financial Center, 10th Floor
    New York, New York 10080

     Reference is made to the Pooling and Servicing Agreement among Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), National City Mortgage Co. (the "Servicer") and Wells Fargo Bank, N.A., as Trustee (the "Trustee"), dated as of April 1, 2006 (the "Agreement"), pursuant to which the Depositor has delivered to the Trustee, with respect to each Mortgage Loan set forth on Schedule A hereto (the "Mortgage Loan Schedule"), the documents set forth in
Section 2.01 of the Agreement.

     With respect to each Mortgage Loan listed on the Mortgage Loan Schedule and except as otherwise noted on the Schedule of Exceptions set forth on Schedule B hereto, the Trustee confirms that (1) the Trustee has received all of the documents required to be delivered to it pursuant to Section 2.01 of the Agreement, (2) the Trustee has reviewed each Trustee's Mortgage File in accordance with Section 2.01 of the Agreement, and the documents contained in each Trustee's Mortgage File conform to the requirements set forth in such
Section 2.01; provided, however, that notwithstanding anything to the contrary contained herein the Trustee shall not be required to confirm the information contained in item (viii) of the Mortgage Loan Schedule with respect to any Mortgage Loan, and (3) the Trustee has physical possession of the documents in each Trustee's Mortgage File. The Trustee has not independently verified the validity, enforceability, sufficiency, recordability, due authorization or genuineness or any document in any Trustee's Mortgage File or any related Mortgage Loan, nor the collectibility, insurability, effectiveness or suitability of any related Mortgage Loan.

     All terms used herein and not otherwise defined herein shall have the respective meaning ascribed to such term in the Agreement.

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT M

                           LIST OF SERVICING OFFICERS

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT N

                               REQUEST FOR RELEASE

To:  Wells Fargo Bank, N.A.
     1015 10th Avenue S.E.
     Minneapolis, Minnesota 55414
     (Attention: Merrill Lynch Mortgage Investors Trust Series MLMI 2006-F1)

     Re: Pooling and Servicing Agreement, dated as of April 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as Depositor, National City Mortgage Co., as Servicer and Wells Fargo Bank, N.A., as Trustee

     In connection with the administration of the pool of Mortgage Loans held by you as Trustee for the benefit of Certificateholders, we request the release of the (Trustee's Mortgage File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

File/document to be sent to:

    [Company ___________________]
    [Address ___________________]
    [Attn: _____________________]
    [Telephone Number __________]

Mortgagor's Name, Address & Zip Code: ___________________

Mortgage Loan Number: ___________________________

Reason for Requesting Documents (check one)

______ 1. Mortgage Loan Paid in Full
          ([Sponsor/Depositor] [Servicer] hereby certifies that all amounts received in connection therewith have been credited to the Collection Account or the Certificate Account, as applicable.)

______ 2. Mortgage Loan in Foreclosure

______ 3. Mortgage Loan Repurchased or Substituted For
          ([Sponsor/Depositor] [Servicer] hereby certifies that any applicable repurchase price or substitution shortfall amount has been credited to the Collection Account or the Certificate Account, as applicable.)

______ 4. Mortgage Loan Liquidated
          ([Sponsor/Depositor] [Servicer] hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account or the Certificate Account, as applicable.)

______ 5. Other (explain) ________________________
          If box 1, 2 or 3 above is checked, and if all or part of the Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above-specified Mortgage Loan.

          If box 4 or 5 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                        [SPONSOR/DEPOSITOR]
                                        [SERVICER]


                                        By:
                                            ------------------------------------
                                        Date:
                                              ----------------------------------

Documents returned to Trustee:

------------------------------------,
as Trustee


By:
    ---------------------------------
Date:
      -------------------------------

                                    EXHIBIT O

                                   [RESERVED]

                                    EXHIBIT P

                                   [RESERVED]

                                    EXHIBIT Q

                      FORM OF TRUSTEE BACK-UP CERTIFICATION

Re: The [__] agreement dated as of [_______l, 200[_] (the "Agreement"), among [IDENTIFY PARTIES]

          I, ____________________________, the _______________________ of [NAME
     OF COMPANY] (the "Company"), certify to [the Depositor] and their officers, with the knowledge and intent that they will rely upon this certification, that:

          I have reviewed the annual compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and
     Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ], or any portion thereof, that were delivered by the Company to the [Depositor] pursuant to the Agreement (collectively, the "Company Servicing Information");

          Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

          Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor];

          I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

          The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                        Date:
                                              ----------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT R

                    FORM OF OFFICER'S CERTIFICATE OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re:  Merrill Lynch Mortgage Investors Trust Series MLMI 2006-F1

     The undersigned, the [____________] of National City Mortgage Co. (the "Servicer") certifies to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

          (1) I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and I have reviewed, or persons under my supervision have reviewed, the servicer compliance statement of the Servicer and the compliance statements of each Sub-Servicer, if any, engaged by the Servicer provided to the Depositor and the Trustee for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") and reports on assessment of compliance with servicing criteria for asset-backed securities of the Servicer and of each Sub-Servicer [or Subcontractor], if any, engaged or utilized by the Servicer provided to the Depositor and the Trustee for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each a "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

          (2) Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

          (3) Based on my knowledge, the Servicing Information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

          (4) I am responsible for reviewing the activities performed by the Servicer under the Agreement and based on my knowledge and the compliance review conducted in preparing each Compliance Statement of the Servicer and, if applicable, reviewing each Compliance Statement of each Sub-Servicer, if any, engaged by the Servicer, and except as disclosed in such Compliance Statement[(s)], the Servicer [(directly and through its Sub-Servicers, if any)] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

          (5) Each Servicing Assessment of the Servicer and of each Sub-Servicer [or Subcontractor], if any, engaged or utilized by the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

Date:                                   National City Mortgage Co., as Servicer
      -------------------------------

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT S-1

                        FORM OF ASSESSMENT OF COMPLIANCE

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust
           Series 2006-F1

     Re: Pooling and Servicing Agreement (the "Agreement"), dated as of April 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, National City Mortgage Co., as servicer and responsible party, and Wells Fargo Bank, N.A., as trustee, relating to Merrill Lynch Mortgage Investors Trust, Series MLMI 2006-F1 (the "Issuing Entity")

     For the calendar year ending December 31, [2006] or portion thereof, [National City Mortgage Co., as Servicer] [Wells Fargo Bank, N.A., as Trustee] for the Issuing Entity has complied in all material respects with the Relevant Servicing Criteria in Exhibit S-2 of the Agreement.

     All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Agreement.

Date:
      -------------------------------

                                        [NATIONAL CITY MORTGAGE CO.][WELLS FARGO
                                        BANK, N.A.]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

ACKNOWLEDGED AND AGREED:

[WELLS FARGO BANK, N.A.][NATIONAL CITY MORTGAGE CO.]


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                      S-1-1

MERRILL LYNCH MORTGAGE INVESTORS, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                      S-1-2

                                   EXHIBIT S-2

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS UNLESS OTHERWISE NOTED)

DEFINITIONS
PRIMARY SERVICER - transaction party having borrower contact
TRUSTEE - fiduciary of the transaction

WHERE THERE ARE MULTIPLE CHECKS FOR CRITERIA THE ATTESTING PARTY WILL IDENTIFY IN ITS MANAGEMENT ASSERTION THAT SUCH PARTY IS ATTESTING ONLY TO THE PORTION OF THE DISTRIBUTION CHAIN IT IS RESPONSIBLE FOR IN THE RELATED TRANSACTION AGREEMENTS.

                                                                              NATIONAL CITY
                                                                                MORTGAGE     WELLS FARGO
REG AB REFERENCE                      SERVICING CRITERIA                     CO. (SERVICER)    (TRUSTEE)    ADDITIONAL INFORMATION
----------------                      ------------------                     --------------  -----------    ----------------------
                  GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)     Policies and procedures are instituted to monitor any             X             X
                  performance or other triggers and events of default in
                  accordance with the transaction agreements.

1122(d)(1)(ii)    If any material servicing activities are outsourced to            X             X
                  third parties, policies and procedures are instituted to
                  monitor the third party's performance and compliance with
                  such servicing activities.

1122(d)(1)(iii)   Any requirements in the transaction agreements to                N/A           N/A
                  maintain a back-up servicer for the Pool Assets are
                  maintained.

1122(d)(1)(iv)    A fidelity bond and errors and omissions policy is in             X
                  effect on the party participating in the servicing
                  function throughout the reporting period in the amount of
                  coverage required by and otherwise in accordance with the
                  terms of the transaction agreements.

                  CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)     Payments on pool assets are deposited into the                    X             X
                  appropriate custodial bank accounts and related bank
                  clearing accounts no more than two business days
                  following receipt, or such other number of days specified
                  in the transaction agreements.

1122(d)(2)(ii)    Disbursements made via wire transfer on behalf of an              X             X       Servicer disburses funds
                  obligor or to an investor are made only by authorized                                   to trustee. Trustee
                  personnel.                                                                              disburses funds to
                                                                                                          certificateholders.

1122(d)(2)(iii)   Advances of funds or guarantees regarding collections,            X
                  cash flows or distributions, and any interest or other
                  fees charged for such advances, are made, reviewed and
                  approved as specified in the transaction agreements.

1122(d)(2)(iv)    The related accounts for the transaction, such as cash            X             X
                  reserve accounts or accounts established as a form of
                  over collateralization, are separately maintained (e.g.,
                  with respect to commingling of cash) as set forth in the
                  transaction agreements.


                                      S-2-1

                                                                              NATIONAL CITY
                                                                                MORTGAGE     WELLS FARGO
REG AB REFERENCE                      SERVICING CRITERIA                     CO. (SERVICER)    (TRUSTEE)    ADDITIONAL INFORMATION
----------------  ---------------------------------------------------------  --------------  -----------  --------------------------
1122(d)(2)(v)     Each custodial account is maintained at a federally               X             X
                  insured depository institution as set forth in the
                  transaction agreements. For purposes of this criterion,
                  "federally insured depository institution" with respect
                  to a foreign financial institution means a foreign
                  financial institution that meets the requirements of Rule
                  13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)    Unissued checks are safeguarded so as to prevent                  X             X
                  unauthorized access.

1122(d)(2)(vii)   Reconciliations are prepared on a monthly basis for all           X             X
                  asset-backed securities related bank accounts, including
                  custodial accounts and related bank clearing accounts.
                  These reconciliations are (A) mathematically accurate;
                  (B) prepared within 30 calendar days after the bank
                  statement cutoff date, or such other number of days
                  specified in the transaction agreements; (C) reviewed and
                  approved by someone other than the person who prepared
                  the reconciliation; and (D) contain explanations for
                  reconciling items.  These reconciling items are resolved
                  within 90 calendar days of their original identification,
                  or such other number of days specified in the transaction
                  agreements.

                  INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)     Reports to investors, including those to be filed with            X             X
                  the Commission, are maintained in accordance with the
                  transaction agreements and applicable Commission
                  requirements. Specifically, such reports (A) are prepared
                  in accordance with timeframes and other terms set forth
                  in the transaction agreements; (B) provide information
                  calculated in accordance with the terms specified in the
                  transaction agreements; (C) are filed with the Commission
                  as required by its rules and regulations; and (D) agree
                  with investors' or the trustee's records as to the total
                  unpaid principal balance and number of Pool Assets
                  serviced by the Servicer.

1122(d)(3)(ii)    Amounts due to investors are allocated and remitted in            X             X       Servicer remits cash and
                  accordance with timeframes, distribution priority and                                   loan level data to
                  other terms set forth in the transaction agreements.                                    trustees based on
                                                                                                          timelines established in
                                                                                                          the Pooling and Servicing
                                                                                                          Agreement. The trustee is
                                                                                                          responsible for the
                                                                                                          allocation of funds to
                                                                                                          certificateholders using
                                                                                                          the appropriate
                                                                                                          distribution priority as
                                                                                                          established by the Pooling
                                                                                                          and Servicing Agreement.

1122(d)(3)(iii)   Disbursements made to an investor are posted within two           X             X       Trustee disburses funds to
                  business days to the Servicer's investor records, or such                               certificateholders.
                  other number of days specified in the transaction
                  agreements.

1122(d)(3)(iv)    Amounts remitted to investors per the investor reports            X             X       Servicer remits funds and
                  agree with cancelled checks, or other form of payment, or                               provides certain investor
                  custodial bank statements.                                                              reports to trustees within
                                                                                                          guidelines and timeframes
                                                                                                          established in the Pooling
                                                                                                          and Servicing Agreement.
                                                                                                          Trustee disburses funds to
                                                                                                          certificateholders.

                  POOL ASSET ADMINISTRATION

1122(d)(4)(i)     Collateral or security on pool assets is maintained as            X             X
                  required by the transaction agreements or related pool
                  asset documents.


                                      S-2-2

                                                                                  NATIONAL
                                                                               CITY MORTGAGE    WELLS FARGO
REG AB REFERENCE                       SERVICING CRITERIA                      CO. (SERVICER)    (TRUSTEE)    ADDITIONAL INFORMATION
----------------                       ------------------                      --------------   -----------   ----------------------
1122(d)(4)(ii)     Pool assets and related documents are safeguarded as               X              X
                   required by the transaction agreements

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset
                   pool are made, reviewed and approved in accordance with
                   any conditions or requirements in the transaction                  X
                   agreements.

1122(d)(4)(iv)     Payments on pool assets, including any payoffs, made in
                   accordance with the related pool asset documents are
                   posted to the Servicer's obligor records maintained no
                   more than two business days after receipt, or such other
                   number of days specified in the transaction agreements,            X
                   and allocated to principal, interest or other items
                   (e.g., escrow) in accordance with the related pool asset
                   documents.

1122(d)(4)(v)      The Servicer's records regarding the pool assets agree
                   with the Servicer's records with respect to an obligor's           X
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an
                   obligor's pool assets (e.g., loan modifications or
                   re-agings) are made, reviewed and approved by authorized           X
                   personnel in accordance with the transaction agreements
                   and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance
                   plans, modifications and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as applicable) are
                   initiated, conducted and concluded in accordance with the          X
                   timeframes or other requirements established by the
                   transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained
                   during the period a pool asset is delinquent in
                   accordance with the transaction agreements. Such records
                   are maintained on at least a monthly basis, or such other
                   period specified in the transaction agreements, and                X
                   describe the entity's activities in monitoring delinquent
                   pool assets including, for example, phone calls, letters
                   and payment rescheduling plans in cases where delinquency
                   is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for pool
                   assets with variable rates are computed based on the               X
                   related pool asset documents.

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as
                   escrow accounts): (A) such funds are analyzed, in
                   accordance with the obligor's pool asset documents, on at
                   least an annual basis, or such other period specified in
                   the transaction agreements; (B) interest on such funds is
                   paid, or credited, to obligors in accordance with                  X
                   applicable pool asset documents and state laws; and (C)
                   such funds are returned to the obligor within 30 calendar
                   days of full repayment of the related pool assets, or
                   such other number of days specified in the transaction
                   agreements.


                                      S-2-3

                                                                                  NATIONAL
                                                                               CITY MORTGAGE    WELLS FARGO
REG AB REFERENCE                       SERVICING CRITERIA                      CO. (SERVICER)    (TRUSTEE)    ADDITIONAL INFORMATION
----------------                       ------------------                      --------------   -----------   ----------------------
1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or
                   insurance payments) are made on or before the related
                   penalty or expiration dates, as indicated on the
                   appropriate bills or notices for such payments, provided
                   that such support has been received by the servicer at             X
                   least 30 calendar days prior to these dates, or such
                   other number of days specified in the transaction
                   agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment
                   to be made on behalf of an obligor are paid from the
                   Servicer's funds and not charged to the obligor, unless            X
                   the late payment was due to the obligor's error or
                   omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted
                   within two business days to the obligor's records
                   maintained by the servicer, or such other number of days           X
                   specified in the transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are
                   recognized and recorded in accordance with the                     X              X
                   transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in
                   Item 1114(a)(1) through (3) or Item 1115 of Regulation
                   AB, is maintained as set forth in the transaction
                   agreements.


                                      S-2-4

                                    EXHIBIT T

                      FORM OF SARBANES-OXLEY CERTIFICATION

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re:  Merrill Lynch Mortgage Investors Trust Series MLMI 2006-F1

     I, [identify the certifying individual], certify that:

          1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [identify the issuing entity] (the "Exchange Act periodic reports");

          2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

          3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

          4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under
Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s); and]

          5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

     [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of sub-servicer, co-servicer, depositor or trustee].]

Date:
      -------------------


                                        ----------------------------------------
                                        [Signature]
                                        [Title]
                                                --------------------------------

                                    EXHIBIT U

                       ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO 410-715-2380 AND VIA EMAIL TO
CTS.SEC.NOTIFICATIONS@WELLSFARGO.COM AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, N.A., as Trustee
Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust Services-  [DEAL NAME]--SEC REPORT PROCESSING

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

     In accordance with Section [__] of the Pooling and Servicing Agreement, dated as of April 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as Depositor, National City Mortgage Co., as Servicer and Originator, and Wells Fargo Bank, N.A., as Trustee, the undersigned, as [_________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

     Description of Additional Form [10-D][10-K][8-K] Disclosure:

     List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

     Any inquiries related to this notification should be directed to [__________], phone number: [_________________]; email address:
[______________].

                                        [NAME OF PARTY],
                                        as [role]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT V

              FORM OF OFFICER'S CERTIFICATE OF [SERVICER] [TRUSTEE]

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust
           Series MLMI 2006-F1

Re: Pooling and Servicing Agreement (the "Agreement"), dated as of April 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, National City Mortgage Co., as servicer and responsible party, and Wells Fargo Bank, N.A., as trustee, relating to Merrill Lynch Mortgage Investors Trust Series MLMI 2006-F1

I, [identify name of certifying individual], [title of certifying individual] of [National City Mortgage Co. (the "Servicer")] [Wells Fargo Bank, N.A. (the "Trustee")], hereby certify that:

          (1) A review of the activities of the [Servicer] [Trustee] during the preceding calendar year, or portion thereof, and of the performance of the [Servicer] [Trustee] under the Agreement has been made under my supervision; and

          (2) To the best of my knowledge, based on such review, the [Servicer] [Trustee] has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof [, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].

Date:
      ----------------------

                                        [National City Mortgage Co.,
                                        as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ------------------------------- ]


                                        [Wells Fargo Bank, N.A.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ------------------------------- ]

                                   EXHIBIT W

                        FORM 8-K DISCLOSURE INFORMATION

                   ITEM ON FORM 8-K                         PARTY RESPONSIBLE
-----------------------------------------------------   ------------------------
     ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE              All parties
                      AGREEMENT

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

   ITEM 1.02 - TERMINATION OF A MATERIAL DEFINITIVE            All parties
                      AGREEMENT

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

        ITEM 1.03 - BANKRUPTCY OR RECEIVERSHIP                  Depositor

Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:

-    Sponsor                                                Depositor/Sponsor

-    Depositor                                                  Depositor

-    Servicer                                                   Servicer

-    Affiliated Servicer                                        Servicer

-    Other  Servicer  servicing  20% or more of the             Servicer
     pool assets at the time of the report

-    Other material servicers                                   Servicer

-    Trustee                                                     Trustee

-    Significant Obligor                                        Depositor

-    Credit Enhancer (10% or more)                              Depositor

-    Derivative Counterparty                                    Depositor

-    Custodian                                                  Custodian

                         FORM 8-K DISCLOSURE INFORMATION

                ITEM ON FORM 8-K                        PARTY RESPONSIBLE
                ----------------                        -----------------
 ITEM 2.04 - TRIGGERING EVENTS THAT ACCELERATE OR           Depositor
  INCREASE A DIRECT FINANCIAL OBLIGATION OR AN               Servicer
OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT            Trustee

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the Certificateholders.

  ITEM 3.03 - MATERIAL MODIFICATION TO RIGHTS OF             Trustee
                SECURITY HOLDERS                            Depositor

Disclosure is required of any material
modification to documents defining the rights of Certificateholders, including the Pooling and
Servicing Agreement.

      ITEM 5.03 - AMENDMENTS OF ARTICLES OF                 Depositor
 INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR

Disclosure is required of any amendment "to the governing documents of the issuing entity".

 ITEM 6.01 - ABS INFORMATIONAL AND COMPUTATIONAL            Depositor
                    MATERIAL

    ITEM 6.02 - CHANGE OF SERVICER OR TRUSTEE       Servicer/Trustee/Depositor

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Reg AB disclosure about any new servicer or              Servicer/Depositor
master servicer is also required.

Reg AB disclosure about any new Trustee is also              Trustee
required.

   ITEM 6.03 - CHANGE IN CREDIT ENHANCEMENT OR          Depositor/Trustee
                EXTERNAL SUPPORT

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

Reg AB disclosure about any new enhancement                 Depositor

                         FORM 8-K DISCLOSURE INFORMATION

                ITEM ON FORM 8-K                        PARTY RESPONSIBLE
                ----------------                        -----------------
provider is also required.

      ITEM 6.04 - FAILURE TO MAKE A REQUIRED                 Trustee
                  DISTRIBUTION

  ITEM 6.05 - SECURITIES ACT UPDATING DISCLOSURE            Depositor

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

If there are any new servicers or originators                Depositor
required to be disclosed under Regulation AB as a
result of the foregoing, provide the information
called for in Items 1108 and 1110 respectively.

          ITEM 7.01 - REG FD DISCLOSURE                    All parties

             ITEM 8.01 - OTHER EVENTS                       Depositor

Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to
Certificateholders.

  ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS       Responsible party for
                                                     reporting/disclosing the
                                                      financial statement or
                                                             exhibit

                                    EXHIBIT X

                         ADDITIONAL FORM 10-D DISCLOSURE

                                ITEM ON FORM 10-D                                       PARTY RESPONSIBLE
                                -----------------                                       -----------------
ITEM 1: DISTRIBUTION AND POOL PERFORMANCE INFORMATION

Information included in the [Monthly Statement]                                             Servicer
                                                                                             Trustee

Any information required by 1121 which is NOT included on the [Monthly
Statement] Depositor

ITEM 2: LEGAL PROCEEDINGS

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

-    Issuing Entity (Trust Fund)                                                   Trustee/Servicer/Depositor

-    Sponsor (Seller)                                                                       Depositor

-    Depositor                                                                              Depositor

-    Trustee                                                                                 Trustee

-    Servicer                                                                               Servicer

-    Custodian                                                                              Custodian

-    1110(b) Originator                                                                     Depositor

-    Any 1108(a)(2) Servicer (other than the Servicer or Trustee)                           Servicer

-    Any other party contemplated by 1100(d)(1)                                             Depositor

ITEM 3: SALE OF SECURITIES AND USE OF PROCEEDS                                              Depositor

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

ITEM 4: DEFAULTS UPON SENIOR SECURITIES                                                      Trustee

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

ITEM 5: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS                                  Trustee

                         ADDITIONAL FORM 10-D DISCLOSURE

                                ITEM ON FORM 10-D                                       PARTY RESPONSIBLE
                                -----------------                                       -----------------
Information from Item 4 of Part II of Form 10-Q

ITEM 6: SIGNIFICANT OBLIGORS OF POOL ASSETS                                                 Depositor

Item 1112(b) - Significant Obligor Financial Information*

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

ITEM 7: SIGNIFICANT ENHANCEMENT PROVIDER INFORMATION

Item 1114(b)(2) - Credit Enhancement Provider Financial Information*

-    Determining applicable disclosure threshold                                            Depositor

-    Requesting required financial information (including any required                      Depositor
     accountants' consent to the use thereof) or effecting incorporation by reference

Item 1115(b) - Derivative Counterparty Financial Information*

-    Determining current maximum probable exposure                                          Depositor

-    Determining current significance percentage                                            Depositor

-    Requesting required financial information (including any required                      Depositor
     accountants' consent to the use thereof) or effecting incorporation by reference

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

ITEM 8: OTHER INFORMATION

Disclose any information required to be reported on Form 8-K during the period      Any party responsible for
covered by the Form 10-D but not reported                                            the applicable Form 8-K
                                                                                         Disclosure item

ITEM 9: EXHIBITS

Monthly Statement to Certificateholders                                                      Trustee

Exhibits required by Item 601 of Regulation S-K, such as material agreements                Depositor

                                    EXHIBIT Y

                         ADDITIONAL FORM 10-K DISCLOSURE

                                ITEM ON FORM 10-K                                                  PARTY RESPONSIBLE
                                -----------------                                                  -----------------
                       ITEM 1B: UNRESOLVED STAFF COMMENTS                                              Depositor

                           ITEM 9B: OTHER INFORMATION                                Any party responsible for disclosure items on
Disclose any information required to be reported on Form 8-K during the fourth                         Form 8-K
quarter covered by the Form 10-K but not reported

                ITEM 15: EXHIBITS, FINANCIAL STATEMENT SCHEDULES                                        Trustee
                                                                                                       Depositor

            REG AB ITEM 1112(B): SIGNIFICANT OBLIGORS OF POOL ASSETS

Significant Obligor Financial Information*                                                             Depositor

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

    REG AB ITEM 1114(B)(2): CREDIT ENHANCEMENT PROVIDER FINANCIAL INFORMATION

-    Determining applicable disclosure threshold                                                       Depositor

-    Requesting required financial information (including any required                                 Depositor
     accountants' consent to the use thereof) or effecting incorporation by reference

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

       REG AB ITEM 1115(B): DERIVATIVE COUNTERPARTY FINANCIAL INFORMATION

-    Determining current maximum probable exposure                                                     Depositor

-    Determining current significance percentage                                                       Depositor

-    Requesting required financial information (including any required                                 Depositor
     accountants' consent to the use thereof) or effecting incorporation by reference

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

                       REG AB ITEM 1117: LEGAL PROCEEDINGS

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including

                         ADDITIONAL FORM 10-K DISCLOSURE

                                ITEM ON FORM 10-K                                                  PARTY RESPONSIBLE
                                -----------------                                                  -----------------
any proceeding known to be contemplated by governmental authorities:

-    Issuing Entity (Trust Fund)                                                               Trustee/Servicer/Depositor

-    Sponsor (Seller)                                                                                  Depositor

-    Depositor                                                                                         Depositor

-    Trustee                                                                                            Trustee

-    Servicer                                                                                           Servicer

-    Custodian                                                                                         Custodian

-    1110(b) Originator                                                                                Depositor

-    Any 1108(a)(2) Servicer (other than the Servicer or Trustee)                                      Servicer

-    Any other party contemplated by 1100(d)(1)                                                        Depositor

                REG AB ITEM 1119: AFFILIATIONS AND RELATIONSHIPS

Whether (a) the Sponsor, Depositor or Issuing Entity is an affiliate of the                       Depositor as to (a)
following parties, and (b) to the extent known and material, any of the                            Sponsor as to (a)
following parties are affiliated with one another:

-    Servicer                                                                                           Servicer

-    Trustee                                                                                            Trustee

-    Any other 1108(a)(3) servicer                                                                      Servicer

-    Any 1110 Originator                                                                           Depositor/Sponsor

-    Any 1112(b) Significant Obligor                                                               Depositor/Sponsor


-    Any 1114 Credit Enhancement Provider                                                          Depositor/Sponsor

-    Any 1115 Derivate Counterparty Provider                                                       Depositor/Sponsor

-    Any other 1101(d)(1) material party                                                           Depositor/Sponsor

Whether there are any "outside the ordinary course business arrangements" other                   Depositor as to (a)
than would be obtained in an arm's length transaction between (a) the Sponsor,                     Sponsor as to (a)
Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder's understanding of the Certificates:

-    Servicer                                                                                           Servicer

-    Trustee                                                                                            Trustee

-    Any other 1108(a)(3) servicer                                                                      Servicer

-    Any 1110 Originator                                                                           Depositor/Sponsor

-    Any 1112(b) Significant Obligor                                                               Depositor/Sponsor

-    Any 1114 Credit Enhancement Provider                                                          Depositor/Sponsor

-    Any 1115 Derivate Counterparty Provider                                                       Depositor/Sponsor

-    Any other 1101(d)(1) material party                                                           Depositor/Sponsor

Whether there are any specific relationships

                         ADDITIONAL FORM 10-K DISCLOSURE

                                ITEM ON FORM 10-K                                                  PARTY RESPONSIBLE
                                -----------------                                                  -----------------
involving the transaction or the pool assets between (a) the Sponsor (Seller),                     Depositor as to (a)
Depositor or Issuing Entity on the one hand, and (b) any of the following                       Sponsor/Seller as to (a)
parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:

-    Servicer                                                                                           Servicer

-    Trustee                                                                                            Trustee

-    Any other 1108(a)(3) servicer                                                                      Servicer

-    Any 1110 Originator                                                                           Depositor/Sponsor

-    Any 1112(b) Significant Obligor                                                               Depositor/Sponsor

-    Any 1114 Credit Enhancement Provider                                                         Depositor/Sponsor

-    Any 1115 Derivate Counterparty Provider                                                       Depositor/Sponsor

-    Any other 1101(d)(1) material party                                                           Depositor/Sponsor

                                   SCHEDULE A

                             MORTGAGE LOAN SCHEDULE

                      On file at the offices of Dechert LLP
                                   Cira Centre
                                2929 Arch Street
                             Philadelphia, PA 19104
                                 (215) 994-4000
                          Attention: Steven J. Molitor


                                  Schedule A-1

                                   SCHEDULE B

       REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL MORTGAGE LOANS

     For purposes of this Schedule B only, the following defined terms shall apply (other capitalized terms shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement):

     Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

     Adjustment Date: With respect to any Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the Mortgagee Note.

     ALTA: The American Land Title Association or any successor thereto.

     Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

     Approved Flood Policy Insurer: An insurer that meets the guidelines of the Federal Insurance Administration.

     Approved Tax Service Contract Provider: Any of the following providers:
First American, TransAmerica, Lereta or Fidelity

     Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

     Balloon Loan: A Mortgage Loan identified on the Mortgage Loan Schedule as a balloon mortgage loan.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of Ohio are authorized or obligated by law or executive order to be closed.

     Cash-Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.


                                  Schedule B-1

     Closing Date: The date or dates set forth on the related Trade Confirmation on which the Purchaser from time to time shall purchase and the Originator from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule.

     Combined LTV or CLTV: With respect to any Mortgage Loan, the ratio of the Stated Principal Balance of the Mortgage Loan and any other mortgage loan which is secured by a lien on the related Mortgage Property as of the related Cut-off Date (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

     Convertible Mortgage Loan: Any Mortgage Loan purchased pursuant to this Agreement as to which the related Mortgage Note permits the Mortgagor to convert the Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

     Custodian: The Custodian under a custodial agreement, or its successor in interest or assigns or any successor to the Custodian under a custodial agreement as provided therein.

     Cut-off Date: The date set forth on the related Trade Confirmation.

     Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month of such Due Date.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

     Fannie Mae: Fannie Mae (formerly known as the Federal National Mortgage Association), or any successor thereto.

     Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

     Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

     Freddie Mac: Freddie Mac (formerly known as The Federal Home Loan Mortgage Corporation), or any successor thereto.

     HUD: The United States Department of Housing and Urban Development or any successor thereto.

     Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the Stated Principal Balance of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to


                                  Schedule B-2
finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

     LPMI Loan: A Mortgage Loan with a LPMI Policy.

     LPMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Servicer of the related Mortgage Loan from payments of interest made by the Mortgagor (or by the Purchaser) in an amount as is set forth in the related Trade Confirmation and the related Mortgage Loan Schedule.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

     MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

     Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

     Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Interest Rate: The annual rate of interest borne on a Mortgage
Note.

     Mortgage Loan: Each first lien, residential loan, which is the subject of this Agreement, originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

     Mortgage Loan Documents: The documents listed in Exhibit C hereto.

     Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Originator on a Closing Date.

     Mortgage Loan Schedule: With respect to each Mortgage Loan Package, a schedule of Mortgage Loans annexed to the related Assignment and Conveyance and annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Originator's Mortgage Loan identifying number; (2) the Mortgagor's and Co-Mortgagor's name; (3) the street address


                                  Schedule B-3
of the Mortgaged Property including the city, state, county, and the zip code;
(4) the lot, block, and section numbers of the Mortgaged Property; (5) a code indicating whether the loan was originated through a correspondent, retail, or wholesale channel; (6) the broker identification number; (7) a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a townhouse or a unit in a high-rise or low-rise condominium project; (8) the year in which the Mortgaged Property was built; (9) the number of units for all Mortgaged Properties; (10) the number of bedrooms and rents by unit; (11) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (12) a code indicating the lien status of the Mortgage Loan; (13) the Loan-to-Value Ratio at origination; (14) the Combined LTV at origination, if applicable; (15) the Appraised Value and purchase price, if applicable, of the Mortgaged Property; (16) the Mortgage Interest Rate at the time of origination; (17) the Mortgage Interest Rate as of the related Cut-off Date; (18) the application date of the Mortgage Loan; (19) the Mortgage Loan approval/commitment date; (20) the origination date of the Mortgage Loan; (21) the first payment date of the Mortgage Loan; (22) the stated maturity date of the Mortgage Loan; (23) the amount of the Monthly Payment as of the related Cut-off Date; (24) the amount of the Monthly Payment at the time of origination; (25) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date, such Due Date; (26) the next actual Due Date of the Mortgage Loan; (27) a twelve month history for the Mortgage Loan and the number of times thirty, sixty, and ninety days delinquent in the past twelve months; (28) a code indicating the payment status of the Mortgage Loan (i.e. bankruptcy, foreclosure, REO); (29) a twelve month history for the prior Mortgage Loan and the number of times thirty, sixty, and ninety days delinquent in the past twelve months; (30) the original principal amount of the Mortgage Loan; (31) the original principal amount of any senior Mortgage Loans; (32) the actual principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal actually collected on or before the related Cut-off Date;
(33) the scheduled principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date; after deduction of payments of principal due on or before the related Cut-off Date, whether or not collected, if applicable; (34) the Mortgage Loan purpose type (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (35) the product type (i.e., 2/28, 15 years, 30 year fixed, 15/30 balloon); (36) the occupancy status of the Mortgaged Property at the time of origination; (37) the Mortgagor's and Co-Mortgagor's FICO score; (38) a code indicating the mortgage insurance provider (PMI or LPMI) and percent of coverage, if applicable; (39) the mortgage insurance certificate number; a code indicating the method of payment for mortgage insurance premiums and cost (LPMI), if applicable; (40) the loan documentation type (i.e., full, alternative, reduced); (41) the back-end debt to income ratio; (42) number of Mortgagors; (43) Mortgagor Social Security Number;
(44) co-Mortgagor Social Security Number; (45) Mortgagor date of birth; (46) co-Mortgagor date of birth; (47) Mortgagor gender; (48) co-Mortgagor gender;
(49) Mortgagor race; (50) co-Mortgagor race; (51) combined annual income; (52) a code indicating first time buyer; (53) the monthly Servicing Fee, if provided;
(54) the tax service contract provider; (55) the flood insurance certification contract provider; (56) the monthly tax and insurance payment; (57) the escrow balance as of the Cut-Off Date; (58) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge; (59) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan; (60) the first Adjustment Date and the Adjustment Date frequency; (61) the Gross Margin;
(62) the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;
(63) the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;
(64) the Initial Rate Cap and Periodic Rate Cap; (65) the first Adjustment Date immediately following origination and the related Cut-off Date; (66) the Index;
(67) a code indicating the type of Adjustable Rate Mortgage Loan (i.e. 3/1, 5/1/7/1, etc); (68) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, the


                                  Schedule B-4
corresponding MIN; (69) the Lifetime Rate Cap; and (70) a code indicating whether the Mortgage Loan is a Buydown Mortgage Loan;. With respect to the Mortgage Loans in each Mortgage Loan Package in the aggregate, the related Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

     Mortgaged Property: The real property, improved by a residential dwelling, securing repayment of the debt evidenced by a Mortgage Note.

     Mortgagor: The obligor on a Mortgage Note.

     PMI: PMI Mortgage Insurance Co., or any successor thereto.

     PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

     Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a principal prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Purchaser: Merrill Lynch Bank, USA or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

     Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     Servicing File: With respect to each Mortgage Loan, the file retained by the Originator, consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in Exhibit C the originals of which are delivered to the Custodian.

     Subservicer: Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement.

     Trade Confirmation: With respect to any Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Purchaser and the Originator (including any exhibits, schedules and attachments thereto) setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date. A Trade Confirmation may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.


                                  Schedule B-5

     Underwriting Guidelines: The underwriting guidelines of the Originator with respect to [jumbo prime] mortgage loans.

     As to each Mortgage Loan, the Originator hereby represents and warrants that as of the Closing Date:

     1. Mortgage Loans as Described. The Mortgage Loan is in compliance with all requirements set forth in the related Trade Confirmation. The characteristics of the related Mortgage Loan Package as set forth in the related Trade Confirmation are complete, true and correct. The information set forth in the related Mortgage Loan Schedule and the tape delivered to the Purchaser is complete, true and correct;

     2. Payments Current. All payments required to be made up to the Closing Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under such Mortgage Loan been 30 or more days delinquent at any time since origination. The first Monthly Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

     3. No Outstanding Charges. There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, ground rents, leasehold payments, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

     4. Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

     5. No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no


                                  Schedule B-6

Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

     6. Hazard Insurance. All buildings or other improvements upon the Mortgaged Property are insured by an insurer acceptable to Freddie Mac and Fannie Mae against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect. All individual insurance policies contain a standard mortgagee clause naming the Originator and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Originator has not engaged in, and has no knowledge of the Mortgagor, any Subservicer or any prior originator or subservicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, unlawful commission, unlawful kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Originator;

     7. Compliance with Applicable Law. Any and all requirements of any federal, state or local law (subject to any applicable preemption of such laws by applicable federal law) including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, disclosure laws or all predatory and abusive lending laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws, and the Originator shall maintain in its possession, available for the inspection of the Purchaser or its designee, and shall deliver to the Purchaser or its designee, upon two Business Days' request, evidence of compliance with such requirements;

     8. No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Originator has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Originator waived any default resulting from any action or inaction by the Mortgagor;

     9. Location and Type of Mortgaged Property. Except as otherwise disclosed in the Prospectus, the Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence


                                  Schedule B-7
erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium project or planned unit development shall conform with the Originator's Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;

     10. Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

          (a) the lien of current real property taxes and assessments not yet due and payable;

          (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

          (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

     Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Originator has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

     11. Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No error, negligence, fraud or similar occurrence was committed by any person, including without limitation, the Mortgagor, any appraiser, any builder or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. The Originator has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

     12. Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to


                                  Schedule B-8
disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

     13. Ownership. The Originator is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Originator has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement. In the event that the Originator retains record title, the Originator shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

     14. Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) (a) organized under the laws of such state, (b) qualified to do business in such state, (c) federal savings and loan associations or national banks having principal offices in such state, or (d) not doing business in such state;

     15. LTV, PMI Policy. At origination, no Mortgage Loan had a LTV greater than 95% and no Mortgage Loan had a CLTV greater than 100% (or such other percentages as stated in the related Trade Confirmation). The original LTV of the Mortgage Loan either was not more than 80% (or such other percentage as stated in the related Trade Confirmation), or (i) the excess over 75% is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to (A) 80% (or such other percentage as stated in the related Trade Confirmation) or (B) that amount for which Fannie Mae no longer requires such insurance to be maintained, or (ii) is subject to an LPMI Policy, which will stay in effect for the life of the Mortgage Loan. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith; provided, that, with respect to LPMI Loans, the related Servicer is obligated thereunder to maintain the LPMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

     16. Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses
(a), (b) and (c) of paragraph (10) of this Schedule B. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance


                                  Schedule B-9
policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Originator is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Originator, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Originator;

     17. No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Originator nor its predecessors have waived any default, breach, violation or event of acceleration;

     18. No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

     19. Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

     20. Origination: Payment Terms. Such Mortgage Loan was originated by the Originator, a credit union, a savings and loan association, a savings bank, a commercial bank, a mortgage banking company or a similar banking institution which is supervised and examined by a federal or state credit union or banking authority, or is a mortgagee approved by HUD.

     Except as otherwise discussed in the Prospectus, principal payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate calculated and payable in arrears. With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which (i) in the case of a Fixed Rate Mortgage Loan are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, (ii) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and (iii) in the case of a Balloon Loan, are based on a fifteen (15) or thirty
(30) year amortization schedule, as set forth in the related Mortgage Note, and a final Monthly Payment substantially greater than the preceding Monthly Payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Mortgage Interest Rate. The Index for each Adjustable Rate Mortgage Loan is as defined in the Mortgage Loan Schedule. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a Convertible Mortgage Loan;


                                  Schedule B-10

     21. Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding during the term of the applicable Mortgage Loan and the Mortgagor has not filed for protection under applicable bankruptcy laws. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

     22. No "Buydowns". No Mortgage Loan contains provisions pursuant to which Monthly Payments are (i) paid or partially paid with funds deposited in any separate account established by the Originator, the Mortgagor, or anyone on behalf of the Mortgagor, (ii) paid by any source other than the Mortgagor or
(iii) contains any other similar provisions which may constitute a "buy-down" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

     23. Compliance with Disclosure Requirements. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

     24. No Construction or Rehabilitation Loans. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

     25. Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Originator's Underwriting Guidelines in effect at the time the Mortgage Loan was originated. The Mortgage Loan is in conformity with the standards of Freddie Mac or Fannie Mae under one of their respective home mortgage purchase programs (except that the principal balance of certain Mortgage Loans may have exceeded the limits of Fannie Mae and Freddie
Mac) and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

     26. Occupancy of the Mortgaged Property. As of the Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Except as otherwise stated on the Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;


                                  Schedule B-11

     27. No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (10) above;

     28. Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

     29. Acceptable Investment. The Originator has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

     30. Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Originator have been delivered to the Custodian. The Originator is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to the Custodian;

     31. Condominiums/Planned Unit Developments. If the dwelling on the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae and Freddie Mac eligibility requirements.

     32. Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

     33. Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagor thereunder;

     34. Consolidation of Future Advances. Any principal advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

     35. Downpayment. The source of the down payment with respect to each Mortgage Loan has been fully verified by the Originator;

     36. Mortgaged Property Undamaged. There is no proceeding pending or, to the best of the Originator's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;


                                  Schedule B-12

     37. Collection Practices; Escrow Deposits. The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. The Mortgage Loan has been serviced by the Originator and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Originator and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Originator have been capitalized under the Mortgage or the Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Originator for any work on a Mortgaged Property which has not been completed;

     38. Appraisal. The Mortgage File contains an appraisal of the related Mortgage Property which satisfied the standards of Fannie Mae and Freddie Mac and was made and signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Originator (i) who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof and who met the minimum qualifications of Fannie Mae and Freddie Mac, and (ii) whose compensation is not affected by the approval or disapproval of the Mortgage Loan. The appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

     39. Servicemembers Civil Relief Act. The Mortgagor has not notified the Originator, and the Originator has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

     40. Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of the Originator's knowledge, there is no pending action or proceeding directly involving any Mortgaged Property of which the Originator is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Originator's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

     41. Insurance. The Originator has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Originator or any designee of the Originator or any corporation in which the Originator or any officer, director, or employee had a financial interest at the time of placement of such insurance;


                                  Schedule B-13

     42. Regarding the Mortgagor. The Mortgagor is one or more natural persons. No Mortgagor is the obligor on more than two Mortgage Notes;

     43. Compliance with Texas Law Requirements. Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a "Texas Refinance Loan") has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code. With respect to each Texas Refinance Loan that is a Cash-Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge. The Originator does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

     44. Interest Rate Calculation. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

     45. Qualified Mortgage. Each Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulation
Section 1.860G-2(a)(1);

     46. Predatory Lending Regulations; High Cost Loans. No Mortgage Loan is (a) subject to, covered by or in violation of the provisions of the Homeownership and Equity Protection Act of 1994, as amended, (b) a "high cost", "covered", "abusive", "predatory", "home loan", "Oklahoma Section 10" or "high risk" mortgage loan (or a similarly designated loan using different terminology) under any federal, state or local law, including without limitation, the provisions of the Georgia Fair Lending Act, New York Banking Law, Section 6-1, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361, the Arkansas Home Loan Protection Act, effective as of June 14, 2003, Kentucky State Statute KRS 360.100, effective as of June 25, 2003, the New Jersey Home Ownership Security Act of 2002 (the "NJ Act"), the New Mexico Home Loan Protection Act (N.M. Stat. Ann. Sections 58-21A-1 et seq.), the Illinois High-Risk Home Loan Act (815 Ill. Comp. Stat. 137/1 et seq.), the Oklahoma Home Ownership and Equity Protection Act, Nevada Assembly Bill No. 284, effective as of Oct. 1, 2003, the Minnesota Residential Mortgage Originator and Servicer Licensing Act (MN Stat.
Section 58.137), the South Carolina High-Cost and Consumer Home Loans Act, effective January 1, 2004, or any other statute or regulation providing assignee liability to holders of such mortgage loans, or (c) subject to or in violation of any such or comparable federal, state or local statutes or regulations. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

     47. Simple Interest Mortgage Loans. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

     48. Single Premium Credit Life Insurance. None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies;

     49. Tax Service Contract. The Originator has obtained a life of loan, transferable real estate Tax Service Contract on each Mortgage Loan with an Approved Tax Servicer Contract Provider and such contract is assignable without penalty, premium or cost to the Purchaser;


                                  Schedule B-14

     50. Flood Certification Contract. The Originator has obtained a life of loan, transferable flood certification contract with an Approved Flood Policy Insurer acceptable to Purchaser in its sole discretion for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

     51. FICO Scores. Each Mortgage Loan has a non-zero FICO score and a minimum FICO score of 620;

     52. Debt-to-Income Ratio. Each Mortgagor has a debt-to-income ratio of less than or equal to 54%;

     53. Prepayment Penalty. With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the Originator, and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth in the related Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment fee, such prepayment fee is at least equal to the lesser of (a) the maximum amount permitted under applicable law and (b) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

     54. Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Originator, or is in the process of being recorded;

     55. Leaseholds. (c) No mortgaged property is secured by a leasehold, cooperative or manufactured housing. No Mortgage Loans are agricultural loans.

     56. Payment in Full. No Mortgage Loan will be paid in full on or prior to the Closing Date;

     57. MERS Assignments. With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the related Mortgage Loan Schedule. The related assignment of Mortgage to MERS has been duly and properly recorded;

     58. MERS Notice of Liens. With respect to each MERS Mortgage Loan, the Originator has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

     59. Fair Credit Reporting Act. The Originator and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; and the Originator will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Originator to the Purchaser, that Originator has full right and authority and is not precluded by law or contract from


                                  Schedule B-15
furnishing such information to the Purchaser and the Purchaser, as agent is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage subject to Purchaser's and the subsequent or prospective purchaser's adherence to applicable federal and state credit reporting and privacy laws and regulations, including, but not limited to the Fair Credit Reporting Act and the Gramm-Leach-Bliley Act. The Originator shall hold the Purchaser harmless from any and all direct damages, losses, costs and expenses (including attorney's fees actually incurred) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages unless such damage, loss, cost and expense arises out of Purchaser's (or subsequent or prospective purchaser's) non-compliance with applicable federal or state credit reporting and privacy laws and regulations;

     60. Extension of Credit. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor's ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of FNMA's Selling Guide;

     61. Prepayment Charge. With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a Principal Prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a Mortgage Interest Rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Originator shall not impose such Prepayment Charge in any instance when the Mortgage debt is accelerated as the result of the Mortgagor's default in making the Monthly Payments;

     62. Patriot Act. The Originator is in compliance with all applicable anti-money laundering laws and regulations, including the relevant provisions of the Bank Secrecy Act as amended by the USA Patriot Act of 2001 and its implementing regulations, and related government rules and regulations (collectively, the "Patriot Act); the Originator has established an anti-money laundering compliance program and with respect to the Patriot Act has (i) developed internal policies, procedures and controls reasonably designed to prevent it from being used for money laundering or the financing of terrorist activities, (ii) designated a compliance officer, (iii) implemented an ongoing employee training program and (iv) developed an independent audit function to test the compliance program;

     63. Higher Cost Loans. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the related Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Originator or any affiliate of the Originator. If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Originator, the Originator referred the Mortgagor's application to such affiliate for underwriting consideration;


                                  Schedule B-16

     64. Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

     65. Finance Charges. All points, fees and charges, including finance charges (whether or not financed, assessed, collected or to be collected), in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no related Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with FNMA's anti-predatory lending requirements as set forth in the FNMA Selling Guide; and

     66. Arbitration. No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.


                                  Schedule B-17

                                   SCHEDULE C

                           Planned Principal Balances

           125% ~ 325%              125% ~ 325%              125% ~ 325%             125% ~ 325%             125% ~ 325%
           PSA I-A3 AND             PSA I-A3 AND            PSA I-A3 AND            PSA I-A3 AND            PSA I-A3 AND
             I-A8 PAC                 I-A8 PAC                I-A8 PAC                I-A8 PAC                I-A8 PAC
  DATE       BALANCE       DATE       BALANCE       DATE      BALANCE       DATE      BALANCE       DATE      BALANCE
  ----    -------------  --------  -------------  --------  ------------  --------  ------------  --------  ------------
04/25/06  45,265,000.00  04/25/12  16,107,188.31  04/25/18  3,297,495.02  04/25/24   698,108.28   04/25/30   110,309.84

05/25/06  45,149,715.99  05/25/12  15,751,156.15  05/25/18  3,230,211.74  05/25/24   682,319.81   05/25/30   107,024.64

06/25/06  45,017,166.52  06/25/12  15,397,684.56  06/25/18  3,164,237.81  06/25/24   666,855.66   06/25/30   103,814.74

07/25/06  44,867,428.70  07/25/12  15,046,756.67  07/25/18  3,099,548.45  07/25/24   651,709.49   07/25/30   100,678.58

08/25/06  44,700,554.51  08/25/12  14,698,355.72  08/25/18  3,036,119.34  08/25/24   636,875.08   08/25/30    97,614.63

09/25/06  44,516,606.93  09/25/12  14,352,465.07  09/25/18  2,973,926.63  09/25/24   622,346.33   09/25/30    94,621.40

10/25/06  44,315,659.99  10/25/12  14,009,068.18  10/25/18  2,912,946.88  10/25/24   608,117.27   10/25/30    91,697.41

11/25/06  44,097,798.67  11/25/12  13,668,148.63  11/25/18  2,853,157.12  11/25/24   594,182.02   11/25/30    88,841.24

12/25/06  43,863,118.90  12/25/12  13,329,690.09  12/25/18  2,794,534.79  12/25/24   580,534.84   12/25/30    86,051.47

01/25/07  43,611,727.48  01/25/13  12,993,676.34  01/25/19  2,737,057.76  01/25/25   567,170.06   01/25/31    83,326.71

02/25/07  43,343,742.05  02/25/13  12,660,091.29  02/25/19  2,680,704.29  02/25/25   554,082.15   02/25/31    80,665.62

03/25/07  43,059,290.96  03/25/13  12,328,918.93  03/25/19  2,625,453.08  03/25/25   541,265.68   03/25/31    78,066.86

04/25/07  42,758,513.23  04/25/13  12,002,014.67  04/25/19  2,571,283.20  04/25/25   528,715.31   04/25/31    75,529.13

05/25/07  42,441,558.42  05/25/13  11,713,154.56  05/25/19  2,518,174.11  05/25/25   516,425.81   05/25/31    73,051.15

06/25/07  42,108,586.52  06/25/13  11,430,489.59  06/25/19  2,466,105.67  06/25/25   504,392.05   06/25/31    70,631.67

07/25/07  41,759,767.85  07/25/13  11,153,896.13  07/25/19  2,415,058.10  07/25/25   492,609.01   07/25/31    68,269.47

08/25/07  41,395,282.88  08/25/13  10,883,252.94  08/25/19  2,365,012.00  08/25/25   481,071.73   08/25/31    65,963.34

09/25/07  41,015,322.13  09/25/13  10,618,441.07  09/25/19  2,315,948.31  09/25/25   469,779.09   09/25/31    63,712.11

10/25/07  40,620,085.98  10/25/13  10,359,343.86  10/25/19  2,267,848.36  10/25/25   458,722.52   10/25/31    61,514.61

11/25/07  40,209,784.52  11/25/13  10,105,846.87  11/25/19  2,220,693.79  11/25/25   447,897.35   11/25/31    59,369.71

12/25/07  39,784,637.36  12/25/13   9,857,837.88  12/25/19  2,174,466.62  12/25/25   437,299.02   12/25/31    57,276.31

01/25/08  39,344,873.45  01/25/14   9,615,206.80  01/25/20  2,129,149.19  01/25/26   426,923.05   01/25/32    55,233.31

02/25/08  38,890,730.86  02/25/14   9,377,845.65  02/25/20  2,084,724.14  02/25/26   416,765.05   02/25/32    53,239.66

03/25/08  38,422,467.25  03/25/14   9,145,648.53  03/25/20  2,041,174.49  03/25/26   406,820.69   03/25/32    51,294.30

04/25/08  37,940,338.08  04/25/14   8,918,511.57  04/25/20  1,998,483.54  04/25/26   397,085.76   04/25/32    49,396.21

05/25/08  37,444,607.23  05/25/14   8,722,000.88  05/25/20  1,956,634.90  05/25/26   387,556.10   05/25/32    47,544.38


                                  Schedule C-1

            125% ~ 325%             125% ~ 325%             125% ~ 325%             125% ~ 325%             125% ~ 325%
           PSA I-A3 AND            PSA I-A3 AND            PSA I-A3 AND            PSA I-A3 AND            PSA I-A3 AND
             I-A8 PAC                I-A8 PAC                I-A8 PAC                I-A8 PAC                I-A8 PAC
  DATE       BALANCE       DATE      BALANCE       DATE      BALANCE       DATE      BALANCE       DATE      BALANCE
  ----    -------------  --------  ------------  --------  ------------  --------  ------------  --------  ------------
06/25/08  36,935,546.85  06/25/14  8,529,599.82  06/25/20  1,915,612.51  06/25/26   378,227.64   06/25/32    45,737.83

07/25/08  36,413,879.63  07/25/14  8,341,225.78  07/25/20  1,875,400.59  07/25/26   369,096.40   07/25/32    43,975.60

08/25/08  35,883,710.35  08/25/14  8,156,797.78  08/25/20  1,835,983.66  08/25/26   360,158.46   08/25/32    42,256.74

09/25/08  35,357,080.68  09/25/14  7,976,236.40  09/25/20  1,797,346.54  09/25/26   351,409.97   09/25/32    40,580.32

10/25/08  34,833,967.74  10/25/14  7,799,463.81  10/25/20  1,759,474.32  10/25/26   342,847.18   10/25/32    38,945.44

11/25/08  34,314,348.81  11/25/14  7,626,403.66  11/25/20  1,722,352.37  11/25/26   334,466.39   11/25/32    37,351.20

12/25/08  33,798,201.33  12/25/14  7,456,981.11  12/25/20  1,685,966.35  12/25/26   326,263.97   12/25/32    35,796.74

01/25/09  33,285,502.85  01/25/15  7,291,122.79  01/25/21  1,650,302.16  01/25/27   318,236.37   01/25/33    34,281.20

02/25/09  32,776,231.11  02/25/15  7,128,756.76  02/25/21  1,615,346.00  02/25/27   310,380.11   02/25/33    32,803.74

03/25/09  32,270,363.96  03/25/15  6,969,812.48  03/25/21  1,581,084.29  03/25/27   302,691.77   03/25/33    31,363.53

04/25/09  31,767,879.41  04/25/15  6,814,220.81  04/25/21  1,547,503.74  04/25/27   295,167.99   04/25/33    29,959.79

05/25/09  31,268,755.61  05/25/15  6,682,117.00  05/25/21  1,514,591.29  05/25/27   287,805.49   05/25/33    28,591.71

06/25/09  30,772,970.86  06/25/15  6,552,507.12  06/25/21  1,482,334.11  06/25/27   280,601.04   06/25/33    27,258.53

07/25/09  30,280,503.60  07/25/15  6,425,344.88  07/25/21  1,450,719.65  07/25/27   273,551.47   07/25/33    25,959.48

08/25/09  29,791,332.40  08/25/15  6,300,584.82  08/25/21  1,419,735.56  08/25/27   266,653.70   08/25/33    24,693.83

09/25/09  29,305,435.97  09/25/15  6,178,182.35  09/25/21  1,389,369.74  09/25/27   259,904.66   09/25/33    23,460.86

10/25/09  28,822,793.17  10/25/15  6,058,093.65  10/25/21  1,359,610.32  10/25/27   253,301.39   10/25/33    22,259.84

11/25/09  28,343,383.00  11/25/15  5,940,275.76  11/25/21  1,330,445.62  11/25/27   246,840.94   11/25/33    21,090.08

12/25/09  27,867,184.58  12/25/15  5,824,686.45  12/25/21  1,301,864.23  12/25/27   240,520.46   12/25/33    19,950.89

01/25/10  27,394,177.18  01/25/16  5,711,284.32  01/25/22  1,273,854.92  01/25/28   234,337.13   01/25/34    18,841.62

02/25/10  26,924,340.20  02/25/16  5,599,875.07  02/25/22  1,246,406.68  02/25/28   228,288.18   02/25/34    17,761.59

03/25/10  26,457,653.17  03/25/16  5,488,118.37  03/25/22  1,219,508.70  03/25/28   222,370.92   03/25/34    16,710.18

04/25/10  25,994,095.77  04/25/16  5,378,508.68  04/25/22  1,193,150.39  04/25/28   216,582.68   04/25/34    15,686.74

05/25/10  25,533,647.80  05/25/16  5,271,005.70  05/25/22  1,167,321.34  05/25/28   210,920.87   05/25/34    14,690.66

06/25/10  25,076,289.18  06/25/16  5,165,569.89  06/25/22  1,142,011.34  06/25/28   205,382.92   06/25/34    13,721.34

07/25/10  24,621,999.99  07/25/16  5,062,162.40  07/25/22  1,117,210.40  07/25/28   199,966.34   07/25/34    12,778.18

08/25/10  24,170,760.42  08/25/16  4,960,745.14  08/25/22  1,092,908.67  08/25/28   194,668.67   08/25/34    11,860.60

09/25/10  23,722,550.78  09/25/16  4,861,280.71  09/25/22  1,069,096.52  09/25/28   189,487.50   09/25/34    10,968.05

10/25/10  23,277,351.55  10/25/16  4,763,732.39  10/25/22  1,045,764.49  10/25/28   184,420.47   10/25/34    10,099.94

11/25/10  22,835,143.28  11/25/16  4,668,064.16  11/25/22  1,022,903.30  11/25/28   179,465.27   11/25/34    9,255.75


                                  Schedule C-2

           125% ~ 325%              125% ~ 325%             125% ~ 325%             125% ~ 325%             125% ~ 325%
           PSA I-A3 AND            PSA I-A3 AND            PSA I-A3 AND            PSA I-A3 AND            PSA I-A3 AND
             I-A8 PAC                I-A8 PAC                I-A8 PAC                I-A8 PAC                I-A8 PAC
  DATE       BALANCE       DATE      BALANCE       DATE      BALANCE       DATE      BALANCE       DATE      BALANCE
  ----    -------------  --------  ------------  --------  ------------  --------  ------------  --------  ------------
12/25/10  22,395,906.70  12/25/16  4,574,240.65  12/25/22  1,000,503.85  12/25/28   174,619.63   12/25/34    8,434.94

01/25/11  21,959,622.63  01/25/17  4,482,227.15  01/25/23    978,557.20  01/25/29   169,881.32   01/25/35    7,636.99

02/25/11  21,526,272.03  02/25/17  4,391,989.60  02/25/23    957,054.59  02/25/29   165,248.15   02/25/35    6,861.37

03/25/11  21,095,835.99  03/25/17  4,303,494.57  03/25/23    935,987.41  03/25/29   160,717.99   03/25/35    6,107.60

04/25/11  20,668,295.70  04/25/17  4,216,709.23  04/25/23    915,347.23  04/25/29   156,288.74   04/25/35    5,375.17

05/25/11  20,273,029.13  05/25/17  4,131,601.39  05/25/23    895,125.76  05/25/29   151,958.33   05/25/35    4,663.61

06/25/11  19,880,581.77  06/25/17  4,048,139.44  06/25/23    875,314.90  06/25/29   147,724.76   06/25/35    3,972.44

07/25/11  19,490,935.27  07/25/17  3,966,292.35  07/25/23    855,906.66  07/25/29   143,586.04   07/25/35    3,301.21

08/25/11  19,104,071.43  08/25/17  3,886,029.67  08/25/23    836,893.24  08/25/29   139,540.23   08/25/35    2,649.45

09/25/11  18,719,972.13  09/25/17  3,807,321.52  09/25/23    818,266.95  09/25/29   135,585.42   09/25/35    2,016.73

10/25/11  18,338,619.38  10/25/17  3,730,138.57  10/25/23    800,020.27  10/25/29   131,719.77   10/25/35    1,402.61

11/25/11  17,959,995.34  11/25/17  3,654,452.04  11/25/23    782,145.83  11/25/29   127,941.42   11/25/35      806.66

12/25/11  17,584,082.23  12/25/17  3,580,233.68  12/25/23    764,636.37  12/25/29   124,248.60   12/25/35      228.47

01/25/12  17,210,862.44  01/25/18  3,507,455.75  01/25/24    747,484.80  01/25/30   120,639.54

02/25/12  16,840,318.44  02/25/18  3,436,091.05  02/25/24    730,684.13  02/25/30   117,112.52

03/25/12  16,472,432.82  03/25/18  3,366,112.88  03/25/24    714,227.53  03/25/30   113,671.93


                                  Schedule C-3

                                   SCHEDULE D

                           TARGETED PRINCIPAL BALANCE

              1A4 TAC                    1A4 TAC
DATE          BALANCE        DATE        BALANCE
----       -------------   --------   ------------
04/25/06   20,027,000.00   05/25/11   3,903,017.37
05/25/06   19,943,669.28   06/25/11   3,769,137.92
06/25/06   19,870,108.13   07/25/11   3,640,431.87
07/25/06   19,779,481.79   08/25/11   3,516,805.31
08/25/06   19,671,870.84   09/25/11   3,398,165.84
09/25/06   19,547,388.60   10/25/11   3,284,422.40
10/25/06   19,406,181.15   11/25/11   3,175,485.31
11/25/06   19,248,427.30   12/25/11   3,071,266.31
12/25/06   19,074,338.44   01/25/12   2,971,678.40
01/25/07   18,884,158.29   02/25/12   2,876,635.96
02/25/07   18,678,162.61   03/25/12   2,786,054.67
03/25/07   18,456,658.84   04/25/12   2,699,851.45
04/25/07   18,219,985.57   05/25/12   2,624,763.44
05/25/07   17,968,512.06   06/25/12   2,553,774.41
06/25/07   17,702,637.54   07/25/12   2,486,806.07
07/25/07   17,422,790.56   08/25/12   2,423,781.34
08/25/07   17,129,428.18   09/25/12   2,364,624.32
09/25/07   16,823,035.08   10/25/12   2,309,260.26
10/25/07   16,504,122.67   11/25/12   2,257,615.61
11/25/07   16,173,228.01   12/25/12   2,209,617.93
12/25/07   15,830,912.83   01/25/13   2,165,195.91
01/25/08   15,477,762.25   02/25/13   2,124,279.34
02/25/08   15,114,383.69   03/25/13   2,086,799.12
03/25/08   14,741,415.79   04/25/13   2,050,815.89
04/25/08   14,359,505.87   05/25/13   2,006,752.75
05/25/08   13,969,319.54   06/25/13   1,961,690.84
06/25/08   13,571,539.16   07/25/13   1,915,677.60
07/25/08   13,167,284.08   08/25/13   1,868,759.14
08/25/08   12,760,879.99   09/25/13   1,820,980.34
09/25/08   12,364,053.43   10/25/13   1,772,384.86
10/25/08   11,976,647.17   11/25/13   1,723,015.14
11/25/08   11,598,506.27   12/25/13   1,672,912.45
12/25/08   11,229,478.04   01/25/14   1,622,116.92
01/25/09   10,869,412.10   02/25/14   1,570,667.56
02/25/09   10,518,160.20   03/25/14   1,518,602.29
03/25/09   10,175,576.35   04/25/14   1,465,957.94
04/25/09    9,841,516.65   05/25/14   1,408,128.30
05/25/09    9,515,839.36   06/25/14   1,350,070.12
06/25/09    9,198,404.79   07/25/14   1,291,808.98
07/25/09    8,889,075.35   08/25/14   1,233,369.65
08/25/09    8,587,715.45   09/25/14   1,174,776.15
09/25/09    8,294,191.54   10/25/14   1,116,051.70
10/25/09    8,008,372.01   11/25/14   1,057,218.81
11/25/09    7,730,127.20   12/25/14     998,299.28
12/25/09    7,459,329.39   01/25/15     939,314.17
01/25/10    7,195,852.75   02/25/15     880,283.88
02/25/10    6,939,573.30   03/25/15     821,228.14
03/25/10    6,690,368.91   04/25/15     762,166.02
04/25/10    6,448,119.27   05/25/15     700,474.48
05/25/10    6,212,705.83   06/25/15     639,053.85
06/25/10    5,984,011.86   07/25/15     577,911.93
07/25/10    5,761,922.31   08/25/15     517,056.21
08/25/10    5,546,323.86   09/25/15     456,493.84
09/25/10    5,337,104.92   10/25/15     396,231.72
10/25/10    5,134,155.49   11/25/15     336,276.37


                                  Schedule D-1

11/25/10    4,937,367.28   12/25/15     276,634.10
12/25/10    4,746,633.59   01/25/16     217,310.90
01/25/11    4,561,849.32   02/25/16     158,159.03
02/25/11    4,382,910.95   03/25/16      96,881.29
03/25/11    4,209,716.48   04/25/16      35,971.94
04/25/11    4,042,165.50                        --


                                  Schedule D-2